EXECUTION VERSION DATED 16 DECEMBER 2011 (1) PAG INTERNATIONAL LIMITED (as Parent) (2) SYTNER GROUP LIMITED (as Company and Original Borrower) (3) THE COMPANIES LISTED IN PART 1 OF SCHEDULE 1 OF THIS AGREEMENT (as Original Guarantors) (4) NATIONAL WESTMINSTER BANK PLC AND BMW FINANCIAL SERVICES (GB) LIMITED (as Mandated Lead Arranger) (5) THE FINANCIAL INSTITUTIONS LISTED IN PART 2 AND PART 3 OF SCHEDULE 1 OF THIS AGREEMENT (as Original Lenders) (6) NATIONAL WESTMINSTER BANK PLC (as Agent) (7) NATIONAL WESTMINSTER BANK PLC (as Security Agent) £200,000,000 REVOLVING FACILITY AGREEMENT AS AMENDED AND RESTATED ON 19 DECEMBER 2014, 2 APRIL 2015, 12 DECEMBER 2018 AND 31 JANUARY 2023 CONTENTS Clause Page 1 DEFINITIONS AND INTERPRETATION 1 2 THE FACILITY 46 3 PURPOSE 53 4 CONDITIONS OF UTILISATION 53 5 UTILISATION - LOANS 55 6 ANCILLARY FACILITIES 56 7 REPAYMENT 62 8 ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION 65 9 MANDATORY PREPAYMENT 66 10 RESTRICTIONS 67 11 INTEREST 69 12 INTEREST PERIODS 70 13 CHANGES TO THE CALCULATION OF INTEREST 70 14 FEES 72 15 TAX GROSS UP AND INDEMNITIES 73 16 INCREASED COSTS 82 17 OTHER INDEMNITIES 85 18 MITIGATION BY THE LENDERS 87 19 COSTS AND EXPENSES 88 20 GUARANTEE AND INDEMNITY 90 21 REPRESENTATIONS 94 22 INFORMATION UNDERTAKINGS 102 23 FINANCIAL COVENANTS 107 24 GENERAL UNDERTAKINGS 110 25 EVENTS OF DEFAULT 121 26 CHANGES TO THE LENDERS 127 27 RESTRICTION ON DEBT PURCHASE TRANSACTIONS 132 28 CHANGES TO THE OBLIGORS 133 29 ROLE OF THE AGENT, THE ARRANGER AND OTHERS 137 30 CONDUCT OF BUSINESS BY THE FINANCE PARTIES 147 31 SHARING AMONG THE FINANCE PARTIES 148 32 PAYMENT MECHANICS 150 33 SET-OFF 154 34 NOTICES 154 35 CALCULATIONS AND CERTIFICATES 156 36 PARTIAL INVALIDITY 157 37 REMEDIES AND WAIVERS 157 38 AMENDMENTS AND WAIVERS 157 39 CONFIDENTIALITY 164 40 CONFIDENTIALITY OF FUNDING RATES 168 41 CONTRACTUAL RECOGNITION OF BAIL-IN 170 42 COUNTERPARTS 170 43 GOVERNING LAW 171 44 ENFORCEMENT 171 SCHEDULE 1 - THE ORIGINAL PARTIES 171 PART 1 - THE ORIGINAL OBLIGORS 172 PART 2 - THE ORIGINAL LENDERS - OTHER THAN UK NON-BANK LENDERS 173 PART 3 - THE ORIGINAL LENDERS - UK NON-BANK LENDERS 174 SCHEDULE 2 - CONDITIONS PRECEDENT 175 PART 1 - CONDITIONS PRECEDENT TO SIGNING OF THE AGREEMENT 176 PART 2 - CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR 178 SCHEDULE 3 – UTILISATION REQUEST 180 SCHEDULE 4 - FORM OF TRANSFER CERTIFICATE 182 SCHEDULE 5 - FORM OF ASSIGNMENT AGREEMENT 185 SCHEDULE 6 - FORM OF ACCESSION DEED 189 SCHEDULE 7 - FORM OF RESIGNATION LETTER 192 SCHEDULE 8 - FORM OF COMPLIANCE CERTIFICATE 193 SCHEDULE 9 - TIMETABLE 196 Schedule 10 - AGREED SECURITY PRINCIPLES 197 SCHEDULE 11 - FORM OF INCREASE CONFIRMATION 198 Schedule 12 - FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE 202 PART 1 - FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION 202 PART 2 - FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION/NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH SPONSOR AFFILIATE 202 Schedule 13 - FRANCHISES 204 SCHEDULE 14 - FORM OF NEW COMMITMENTS NOTICE 206 SCHEDULE 15 - LENDER ACCESSION LETTER 207 Schedule 16 – REFERENCE RATE TERMS 210 Schedule 17 – DAILY NON-CUMULATIVE COMPOUNDED RFR RATE 213 Schedule 18 – CUMULATIVE COMPOUNDED RFR RATE 215 Schedule 19– EXTENSION NOTICE 216

136763735.4\71376 1 THIS AGREEMENT is made on 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015, 12 December 2018 and 31 January 2023 BETWEEN:- (1) PAG INTERNATIONAL LIMITED (previously known as UAG UK Holdings Limited, the "Parent"); (2) SYTNER GROUP LIMITED (the "Company"); (3) THE COMPANIES listed in Part 1 of Schedule 1 (The Original Parties) as original borrowers (the "Original Borrowers"); (4) THE SUBSIDIARIES of the Company listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Parent and the Company, the "Original Guarantors"); (5) NATIONAL WESTMINSTER BANK PLC AND BMW FINANCIAL SERVICES (GB) LIMITED as mandated lead arrangers (whether acting individually or together) (the "Arranger"); (6) THE FINANCIAL INSTITUTIONS listed in Part 2 and Part 3 of Schedule 1 (The Original Parties) as lenders (the "Original Lenders"); (7) NATIONAL WESTMINSTER BANK PLC as agent of the other Finance Parties (the "Agent"); and (8) NATIONAL WESTMINSTER BANK PLC as security trustee for the Secured Parties (the "Security Agent"). IT IS AGREED as follows:- SECTION 1 INTERPRETATION 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement:- "2012 Amendment Deed" means the amendment deed dated 10 January 2012 amending this Agreement “2023 Debentures” means each of:- (a) the English law governed debenture granted by the Obligors incorporated in England and Wales dated on or about the Fourth Amendment and Restatement Date granted in favour of the Security Agent and (b) the Northern Irish law governed debenture granted by the Northern Irish Obligors dated on or about the Fourth Amendment and Restatement Date granted in favour of the Security Agent "Acceptable Bank" means:- 136763735.4\71376 2 (a) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency or (b) a Lender or (c) any other bank or financial institution approved by the Agent "Accession Deed" means a document substantially in the form set out in Schedule 6 (Form of Accession Deed) "Accounting Principles" means generally accepted accounting principles in the United Kingdom, including IFRS "Accounting Reference Date" means 31 December "Additional Business Day" means any day specified as such in the Reference Rate Terms "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors) "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors) "Additional Obligor" means an Additional Borrower or an Additional Guarantor "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to any member of the NatWest Group, the term "Affiliate" shall not include (i) the UK government or any member or instrumentality thereof, including His Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including His Majesty's Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings. For the purposes of this definition, “NatWest Group” means NatWest Group plc and its subsidiaries and subsidiary undertakings "Agent's Spot Rate of Exchange" means: (a) the Agent's spot rate of exchange; or (b) (if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), 136763735.4\71376 3 for the purchase of the relevant currency with Sterling in the London foreign exchange market at or about 11:00 a.m. on a particular day "Agreed Security Principles" means the principles set out in Schedule 10 (Agreed Security Principles) "Ancillary Commencement Date" means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Facility "Ancillary Commitment" means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 6 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility "Ancillary Document" means each document relating to or evidencing the terms of an Ancillary Facility "Ancillary Facility" means any ancillary facility made available by an Ancillary Lender in accordance with Clause 6 (Ancillary Facilities) "Ancillary Lender" means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 6 (Ancillary Facilities) "Ancillary Outstandings" means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) of the following amounts outstanding under that Ancillary Facility:- (a) the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance) (b) the face amount of each guarantee, bond and letter of credit under that Ancillary Facility and (c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document "Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms "Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee 136763735.4\71376 4 "Audit Laws" means the Statutory Auditors and Third Country Auditors Regulations 2016, the Statutory Auditors and Third Country Auditors Regulations 2017 and the EU Regulation (537/2014) on specific requirements regarding statutory audit of public- interest entities as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended) "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration "Availability Period" means the period from and including the date of this Agreement to and including the date falling one week prior to the Termination Date "Available Commitment" means, in relation to the Facility, a Lender's Commitment minus (subject as set out below):- (a) the amount of its participation in any outstanding Utilisations and the amount of the aggregate of its (and its Affiliate's) Ancillary Commitments and (b) in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made under the Facility on or before the proposed Utilisation Date and the amount of its (and its Affiliate's) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date For the purposes of calculating that Lender's Available Commitment in relation to any proposed Utilisation the following amounts shall not be deducted from that Lender's Commitment:- (i) that Lender's participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date and (ii) that Lender's (and its Affiliate's) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date "Available Credit Balance" means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility "Available Facility" means the aggregate for the time being of each Lender's Available Commitment “Bail-In Action” means the exercise of any Write-down and Conversion Powers “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements,

136763735.4\71376 5 Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time (b) in relation to the United Kingdom, the UK Bail-In Legislation and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation "Base Year" means the Financial Year prior to the Financial Year in which the payment of a dividend is to be made in accordance with limb (a) of the definition of “Permitted Distribution” "Bilateral Lender" means National Westminster Bank Plc "BMW Cardiff Property" means the property known as 285 Penath Road, Cardiff, CF11 8TT "BMW Cardiff Term Facility" means the term facility agreement dated 20 December 2019 entered into between Sytner Limited as borrower and BMW Financial Services (GB) Limited as lender "BMW Sheffield Property" means the property known as Sytner Sheffield BMW & MINI Centre, 445 Brightside Lane, Sheffield S9 2RR which is registered with title absolute at the Land Registry with title number SYK397343 "BMW Sheffield Term Facility" means the term facility agreement dated 19 December 2017 and entered into between Sytner Limited as borrower and BMW Financial Services (GB) Limited as lender "Borrower" means the Original Borrowers or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to Clause 6.9 (Affiliates of Borrowers) "Borrowings" has the meaning given to that term in Clause 23.1 (Financial definitions) "Break Costs" means any amount specified as such in the Reference Rate Terms "Budget" means:- (a) in relation to the period beginning on 1 January 2018 and ending on 31 December 2018, the budget delivered by the Company to the Lenders prior to the date of this Agreement (b) in relation to the period beginning on 1 January 2023 and ending on 31 December 2023, the base case 136763735.4\71376 6 model entitled “UK Forecast 2022 – 2026 09-01- 2023.xlsx” delivered by the Company to the Lenders prior to the Fourth Amendment and Restatement Date and (c) in relation to any other period, any budget delivered by the Company to the Agent in respect of that period pursuant to Clause 22.4 (Budget) "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and (in relation to: (a) any date for payment or purchase of an amount relating to a Loan or Unpaid Sum or (b) the determination of the first day or the last day of an Interest Period for a Loan or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum "Capital Expenditure" has the meaning given to that term in Clause 23.1 (Financial definitions) "Cash" means, at any time, cash denominated in Sterling in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone (or together with other Obligors) beneficially entitled and for so long as:- (a) that cash is repayable within 30 days after the relevant date of calculation (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition (c) there is no Security over that cash except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements and (d) the cash is freely and immediately available to be applied in repayment or prepayment of the Facility "Cash Equivalent Investments" means at any time:- (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any 136763735.4\71376 7 member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security (c) commercial paper not convertible or exchangeable to any other security:- (i) for which a recognised trading market exists (ii) issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State (iii) which matures within one year after the relevant date of calculation and (iv) which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating (d) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent) (e) any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited and (ii) which invest substantially all their assets in securities of the types described in sub-clauses (a) to (d) above, to the extent that investment can be turned into cash on not more than 30 days' notice or (f) any other debt security approved by the Majority Lenders, in each case, denominated in Sterling and to which any Obligor is alone (or together with other Obligors beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents) "Cashflow" has the meaning given to that term in Clause 23.1 (Financial definitions) "Central Bank Rate" has the meaning given to that term in the Reference Rate Terms “Central Bank Rate Adjustment" has the meaning given to that term in the Reference Rate Terms 136763735.4\71376 8 "Change of Control" means PAG ceases to control directly or indirectly the Company and/or any person or group of persons acting in concert gains direct or indirect control of the Company. For the purposes of this definition:- (a) "control" of the Company means:- (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:- (A) cast, or control the casting of, 51% or more of the maximum number of votes that might be cast at a general meeting of the Company or (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Company or (C) give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply and/or (ii) the holding beneficially of 51% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (b) "acting in concert" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain or consolidate control of the Company "Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security "Closing Date" means the date on which the Agent confirms to the Company in writing that all of the conditions precedent in Part 1 of Schedule 2 have been satisfied or waived "Code" means the US Internal Revenue Code of 1986 "Commitment" means:- (a) in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part 2 or Part 3 of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) and

136763735.4\71376 9 (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) to the extent:- (i) not cancelled, reduced or transferred by it under this Agreement and (ii) not deemed to be zero pursuant to Clause 27.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) "Company's Auditors" means any firm appointed by the Company to act as its statutory auditors "Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) "Compounded Reference Rate" means, in relation to any RFR Banking Day during the Interest Period of a Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day "Compounding Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:- (a) is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders) (b) specifies a calculation methodology for that rate and (c) has been made available to the Company and each Finance Party "Confidential Information" means all information relating to the Parent, the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:- (a) the Parent or any member of the Group or any of its advisers or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Parent or any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that:- 136763735.4\71376 10 (1) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidentiality) or (2) is identified in writing at the time of delivery as non-confidential by the Parent or any member of the Group or any of its advisers or (3) is known by that Finance Party before the date the information is disclosed to it in accordance with sub-clauses (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Parent or the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality and (ii) any Funding Rate "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent "Contribution Notice" means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 "CTA" means the Corporation Tax Act 2009 "Cumulative Compounded RFR Rate" means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 18 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement "Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 17 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement "Daily Rate" means the rate specified as such in the Reference Rate Terms "DB Schemes" means:- (a) the Ryland Group Pension Scheme established by an interim deed dated 29 January 1974 (b) the William Jacks PLC Retirement Benefits Scheme established by interim trust deed dated 1 November 1953 and 136763735.4\71376 11 (c) the industry-wide MIP Plan "Debt Purchase Transaction" means, in relation to a person, a transaction where such person:- (a) purchases by way of assignment or transfer (b) enters into any sub-participation in respect of or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of any Commitment or amount outstanding under this Agreement "Default" means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default "Defaulting Lender" means any Lender (other than a Lender which is a Sponsor Affiliate):- (a) which has failed to make its participation in a Loan available (or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation) or which has failed to provide cash collateral (b) which has otherwise rescinded or repudiated a Finance Document or (c) with respect to which an Insolvency Event has occurred and is continuing unless, in the case of paragraph (a) above:- (i) its failure to pay is caused by:- (A) administrative or technical error or (B) a Disruption Event and payment is made within 3 Business Days of its due date or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent "Designated Gross Amount" means the amount notified by the Parent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft 136763735.4\71376 12 "Designated Net Amount" means the amount notified by the Parent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft "Disposal" means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) "Disruption Event" means either or both of:- (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:- (i) from performing its payment obligations under the Finance Documents or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted "Dormant Subsidiary" means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of £15,000 or more or its equivalent in other currencies "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway "Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:- (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground) (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers) and (c) land (including, without limitation, land under water)

136763735.4\71376 13 "Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law "Environmental Law" means any applicable law or regulation which relates to:- (a) the pollution or protection of the Environment (b) the conditions of the workplace or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste "Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group "EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time "Event of Default" means any event or circumstance specified as such in Clause 25 (Events of Default) "Existing Security Documents" means those security documents granted prior to the Fourth Amendment and Restatement Date “Extension Notice” means a notice substantially in the form set out in Schedule 19 (Extension Notice) "Facility" means the revolving credit facility made available under this Agreement as described in Clause 2.1.1 "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any 136763735.4\71376 14 governmental or taxation authority in any other jurisdiction "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014 or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction "Fee Letter" means:- (a) any letter or letters dated on or about the date of this Agreement between the Agent and the Company or the Security Agent and the Company setting out any of the fees referred to in Clause 14 (Fees) (b) any agreement setting out fees payable to a Finance Party referred to in Clause 2.2.8, Clause 2.4 (Accordion Facility), Clause 14.5 (Interest, commission and fees on Ancillary Facilities) or Clause 14.6 (Extension fee) of this Agreement or under any other Finance Document (c) any letter or letters dated on or about the Third Amendment and Restatement Date setting out any of the fees payable in connection with the Third Amendment and Restatement Agreement (d) the fee letter in respect of the agency fee, the fee letter in respect of the security agency fee and any other letter or letters in each case dated on or about the Fourth Amendment and Restatement Date setting out any of the fees payable in connection with the Fourth Amendment and Restatement Agreement and/or this Agreement and (e) any other agreement setting out the fees payable to a Finance Party under the Finance Documents "Finance Document" means this Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request, the Vehicle Financier Deeds of Priority, the 2012 Amendment Deed, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Fourth Amendment and Restatement Agreement, any 136763735.4\71376 15 Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as a "Finance Document" by the Agent and the Company provided that where the term "Finance Document" is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:- (a) the definition of "Default" (b) the definition of "Material Adverse Effect" (c) sub-clause (a) of the definition of "Permitted Transaction" (d) the definition of "Transaction Security Document" (e) Clause 1.2.1(d) (f) Clause 20 (Guarantee and Indemnity) and (g) Clause 25 (Events of Default) (other than Clause 25.13 (Repudiation and rescission of agreements) and Clause 25.18 (Acceleration)) "Finance Party" means the Agent, the Arranger, the Security Agent, a Lender, a Hedge Counterparty or any Ancillary Lender provided that where the term "Finance Party" is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:- (a) the definition of "Secured Parties" (b) Clause 1.2.1(a) (c) sub-clause (c) of the definition of Material Adverse Effect (d) Clause 20 (Guarantee and Indemnity) (e) Clause 24.31 (Further assurance) and (f) Clause 30 (Conduct of business by the Finance Parties) "Financial Event of Default" means an Event of Default arising under any of Clauses 25.1 (Non payment), 25.2 (Other obligations) (to the extent that such Event of Default arises as a breach of Clause 23 (Financial covenants) or Clause 22 (Information Undertakings) (in relation to the delivery of Annual Financial Statements, Quarterly Financial Statements, Monthly Financial Statements and/or Compliance Certificates)), 25.5 (Cross-default), 25.6 (Insolvency), 25.7 (Insolvency proceedings) and 25.8 (Creditor's process) "Financial Indebtedness" means any indebtedness for or in respect of:- 136763735.4\71376 16 (a) moneys borrowed and debit balances at banks or other financial institutions (b) any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent) (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (d) the amount of any liability in respect of Finance Leases (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non- recourse basis and meet any requirement for de- recognition under the Accounting Principles) (f) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account) (g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other sub-clauses of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme (h) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles) (i) any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply (j) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles and (k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in sub-clauses (a) to (j) above "Financial Quarter" has the meaning given to that term in Clause 23.1 (Financial definitions)

136763735.4\71376 17 "Financial Support Direction" means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004 "Financial Year" has the meaning given to that term in Clause 23.1 (Financial definitions) "First Amendment and Restatement Agreement" means the agreement amending and restating this Agreement entered into between Parties on the First Amendment and Restatement Date "First Amendment and Restatement Date" means 19 December 2014 "Fourth Amendment and Restatement Agreement" means the agreement amending and restating this Agreement entered into between, amongst others, the Parties on the Fourth Amendment and Restatement Date "Fourth Amendment and Restatement Date" means 31 January 2023 "Franchises" means the franchises, vehicle distribution agreements and dealerships listed in Schedule 13 (Franchises) "Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to Clause 13.3 (Cost of funds) "German Group" means PAE GmbH and each of its Subsidiaries from time to time "Gross Outstandings" means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words "(net of any Available Credit Balance)" in paragraph (a) of the definition of "Ancillary Outstandings" were deleted "Group" means the Company and each of its Subsidiaries for the time being "Group Structure Chart" means the group structure chart in the agreed form "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors) "Hedge Counterparty" means any person which has become a Party as a Hedge Counterparty in accordance with Clause 26.8 (Accession of Hedge Counterparties) and which in each case is or has become a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement "Hedging Agreement" means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by an Obligor and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks in relation to the Facility which, at the time that that master agreement, confirmation, schedule or other agreement (as the case may be) is entered into are permitted to be entered into pursuant to the terms of this Agreement "Holding Company" means, in relation to any person, any other person in respect of which it is a Subsidiary 136763735.4\71376 18 "IFRS" means UK-adopted international accounting standards within the meaning of section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements "Impaired Agent" means the Agent at any time when:- (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment (b) the Agent otherwise rescinds or repudiates a Finance Document (c) (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender" or (d) an Insolvency Event has occurred and is continuing with respect to the Agent unless, in the case of paragraph (a) above:- (i) its failure to pay is caused by:- (A) administrative or technical error or (B) a Disruption Event and payment is made within 3 Business Days of its due date or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question "Increase Confirmation" means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation) "Increase Lender" has the meaning given to that term in Clause 2.2 (Increase) "Insolvency Event" in relation to an entity means that the entity:- (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger) (b) becomes insolvent (c) has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger) (d) seeks or becomes subject to the appointment of an administrator, liquidator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (e) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or 136763735.4\71376 19 substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter (f) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (e) above or (g) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts "Intellectual Property" means:- (a) any material patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered and (b) the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist) "Intercreditor Agreement" means the intercreditor agreement dated the same date as this Agreement and originally made between, among others, the Parent, the Company, the other Obligors, The Royal Bank of Scotland plc as original Security Agent (as replaced by Natwest Markets Plc and then replaced by National Westminster Bank Plc on the Fourth Amendment and Restatement Date), The Royal Bank of Scotland plc as original agent (as replaced by National Westminster Bank Plc on the Fourth Amendment and Restatement Date), the Lenders, the Arranger, the Ancillary Lenders, the Hedge Counterparties and the Bilateral Lender as amended and restated on 10 January 2012 "Interest Payment" means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 11.4.1 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.3 (Default interest) "ITA" means the Income Tax Act 2007 "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity "Legal Opinion" means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 28 (Changes to the Obligors) 136763735.4\71376 20 "Legal Reservations" means:- (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim (c) the principle that in certain circumstances Security granted by way of fixed charge may be characterised as a floating charge or that Security purported to be constituted by way of an assignment may be recharacterised as a charge (d) the principle that any additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void (e) the principle that an English court or a court of Northern Ireland may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant (f) similar principles, rights and defences under the laws of any Relevant Jurisdiction and (g) any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions "Lender" means:- (a) any Original Lender and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase), Clause 2.4 (Accordion Facility) or Clause 26 (Changes to the Lenders) which in each case has not ceased to be a Lender in accordance with the terms of this Agreement "Lender Accession Letter" means a letter delivered by a New Commitments Lender in accordance with Clause 2.4 (Accordion Facility) substantially in the form set out in Schedule 15 (Lender Accession Letter) "Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984 "LMA" means the Loan Market Association

136763735.4\71376 21 "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan "Lookback Period" means the number of days specified as such in the Reference Rate Terms "Majority Lenders" means:- (a) subject to paragraph (b) below, a Lender or Lenders whose Commitments aggregate more than 662/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3 per cent of the Total Commitments immediately prior to that reduction) (b) for the purposes of Clause 25.18 (Acceleration) where an Event of Default has occurred and is continuing under any of Clauses 25.1 (Non-payment), 25.2 (Financial covenants and other obligations) (where such Event of Default arises from a breach of Clause 23 (Financial covenants)), 25.5 (Cross default), 25.6 (Insolvency), 25.7 (Insolvency proceedings), 25.8 (Creditors' process), a Lender or Lenders whose Commitments aggregate 50 per cent or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 50 per cent or more of the Total Commitments immediately prior to that reduction) "Margin" means in relation to any Loan or any Unpaid Sum, 1.10 per cent per annum with effect from and including the Fourth Amendment and Restatement Date, but if:- (a) (in respect of a reduction in the Margin only) no Event of Default has occurred and is continuing and (b) the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the most recently completed Relevant Period is within a range set out below, then the Margin for each Loan will be the percentage per annum set out below in the column opposite that range:- Consolidated Net Borrowings: Consolidated EBITDA Margin % pa Greater than 2.5:1 2.10 Greater than 2.0:1 but less than or equal to 2.5:1 1.70 Greater than 1.5:1 but less than or equal to 2.0:1 1.50 Greater than 1.0:1 but less than or equal to 1.5:1 1.30 Less than or equal to 1.0:1 1.10 However:- 136763735.4\71376 22 (i) any increase or decrease in the Margin for a Loan shall take effect on the date (the "reset date") which is three Business Days following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 22.2 (Provision and contents of Compliance Certificate) (ii) if, following receipt by the Agent of the annual audited financial statements of the Group and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for a reduced Margin, then the provisions of Clause 11.1.1 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised ratio of Consolidated Net Borrowings to Consolidated EBITDA calculated using the figures in that Compliance Certificate (iii) while an Event of Default is continuing, the Margin for each Loan shall be the highest percentage per annum set out above and (iv) for the purpose of determining the Margin, Consolidated Net Borrowings, Consolidated EBITDA and Relevant Period shall be determined in accordance with Clause 23.1 (Financial definitions) "Market Disruption Rate" means the rate (if any) specified as such in the Reference Rate Terms "Material Adverse Effect" means a material adverse effect on:- (a) the business or financial condition of the Group taken as a whole or (b) the ability of an Obligor to perform its obligations under the Finance Documents or (c) the validity or enforceability of any Finance Document "Material Company" means, at any time:- (a) an Obligor or (b) a wholly-owned member of the Group that holds shares in an Obligor or (c) a Subsidiary of the Company which has earnings before interest, tax, depreciation and amortisation calculated on the same basis as Consolidated EBITDA (as defined in Clause 23.1 (Financial definitions) (but on an unconsolidated basis)) representing 10 per cent. or more of Consolidated EBITDA (as defined in Clause 23.1 (Financial definitions)) or has gross assets, net assets or turnover (excluding intra-group items) representing 10 per cent. or more of the gross assets, net assets or turnover of the Group, calculated on a consolidated basis. Compliance with the condition set out in sub-clause (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited 136763735.4\71376 23 financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by two directors of the Company as representing an accurate reflection of the revised Consolidated EBITDA (as defined in Clause 23.1 (Financial definitions)), gross assets, net assets or turnover of the Group). A report by the Company's Auditors that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties "Material Franchising Agreement" means a franchising agreement entered into by any member of the Group:- (a) where the profits attributable to, or generated under such franchising agreement are equal to or greater than 20 per cent. of the aggregate profits of the Group; or (b) where the turnover attributable to or generated under such franchising agreement is equal to or greater than 20 per cent. of the aggregate turnover of the Group “MBFS Properties” means the following properties known as: (a) Papercraft Works, Edgware Road, London registered with title number MX459136 (b) 26 Carlisle Road, London, NW9 OHL registered with title number NGL894183 (c) 1089 Finchley Road, London, NW11 OPU registered with title number AGL119548 (d) 3 Langston Road, Loughton, IG10 3SD registered with title number EX792106 (e) Land lying to the north of Langston Road, Loughton registered with title number EX935060 (f) Springvale Works, Great West Road, Brentford registered with title number AGL17698 (g) Mercedes Benz (UK) Ltd, Great West Road, Brentford, TW8 9AH registered with title number MX236846 and (h) 306-312 Lower High Street, Watford, WD17 2JG registered with title number HD319927 “MBFS Term Facility” means the term facility agreement dated 8 September 2022 and entered into between Cruickshank Motors Limited as borrower and Mercedes-Benz Financial Services UK Limited as lender "Month" means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding 136763735.4\71376 24 day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms "Multi-account Overdraft" means an Ancillary Facility which is an overdraft facility comprising more than one account "Net Outstandings" means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft "New Commitments" means, in relation to any Lender, the amount stated to be the New Commitments of that Lender in a New Commitments Notice "New Lender" has the meaning given to that term in Clause 26 (Changes to the Lenders) "Northern Bank Agreement" means the £2,000,000 facility agreement dated 17 August 2007 as amended on 25 August 2011 made between Danske Bank (previously Northern Bank Limited) and Agnew Leasing Ltd "Northern Irish Obligors" means the companies listed in Schedule 1 Part 1 which are incorporated under the laws of Northern Ireland "Notifiable Debt Purchase Transaction" has the meaning given to that term in Clause 27.2.2 "Obligor" means a Borrower or a Guarantor "Obligors' Agent" means the Company appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3.2 (Obligors' Agent) "Original Financial Statements" means:- (a) in relation to each Original Obligor its audited financial statements for its Financial Year ended 31 December 2010 (b) in relation to any other Obligor, its audited financial statements delivered to the Agent as required by Clause 28 (Changes to the Obligors) "Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be) "Original Obligor" means an Original Borrower or an Original Guarantor “Original Termination Date” means the date falling on the fourth anniversary of the Fourth Amendment and Restatement Date "PAE GmbH" means Penske Automotive Europe GmbH (a company incorporated in Germany) "PAG" Penske Automotive Group Inc

136763735.4\71376 25 "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union "Party" means a party to this Agreement "Pensions Regulator" means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 "Permitted Acquisition" means:- (a) the acquisition of the entire issued share capital of each of Agnew Retail Limited, Road-field Motors Limited and Agnew Autoexchange Limited (b) acquisitions or investments of motor retail operations made in the ordinary course of trade (c) an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal (d) an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable (e) an acquisition for cash consideration, of (A) all of the issued share capital of a limited liability company or (B) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, but only if:- (i) no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition (ii) the acquired company, business or undertaking is incorporated or established, and carries on its principal business in, the United Kingdom (iii) the earnings before interest, tax, depreciation and amortisation (calculated on a pro forma basis on the same basis as EBITDA in Clause 23.1 (Financial definitions) of the acquired company, business or undertaking were positive in the most recently completed financial year of that acquired company, business or undertaking and (iv) the cash consideration (including associated costs and expenses) for the acquisition (the "Total Purchase Price") does not exceed in aggregate £40,000,000 or its equivalent (f) an acquisition made with the prior written consent of the Agent (acting on the instructions of the Lenders) Any acquisition will only be permitted under sub-clauses (e) and (f) if the Company has delivered to the Agent not later than 5 Business Days before legally committing to make such acquisition a certificate signed by two directors of the Company 136763735.4\71376 26 to which is attached a copy of the latest audited accounts (or if not available, management accounts) of the target company or business "Permitted Disposal" means any sale, lease, licence, transfer or other disposal which, except in the case of sub-clause (b) is on arm's length terms:- (a) of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity (b) of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), but if:- (i) the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor (ii) the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset and (iii) the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company (c) of assets (other than shares, businesses, Real Property/Intellectual Property) in exchange for other assets (excluding cash) comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash) (d) of obsolete or redundant vehicles, plant and equipment for cash (e) of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments (f) constituted by a licence of intellectual property rights permitted by Clause 24.26 (Intellectual Property) (g) to a Joint Venture, to the extent permitted by Clause 24.10 (Joint ventures) (h) arising as a result of any Permitted Security (i) arising as a result of a Permitted Sale and Leaseback Transaction (j) of any of the Franchises (k) of assets where the proceeds of the Disposal are used within 12 months of that Disposal for the purchase of assets to replace the asset which is the subject of that Disposal with assets of a similar type and quality (l) of assets which are not expressed in the Transaction Security Documents to be subject to a fixed charge for cash where (A) the higher of the book value and net consideration receivable in respect of any individual 136763735.4\71376 27 asset the subject of the Disposal does not exceed £30,000,000 and (B) where the higher of the book value and net consideration receivable (when aggregated with the higher of the book value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding sub- clauses does not exceed £50,000,000 (or its equivalent) in any Financial Year of the Company and (m) made with the prior written consent of the Agent (acting on the instructions of the Lenders) such consent not to be unreasonably withheld or delayed "Permitted Distribution" means:- (a) the payment of a dividend by the Company to the Parent provided that: (i) the amount of such dividend (the "Total Dividend Amount") when aggregated with the aggregate amount of all PAG Loans (as defined in limb (h) of the definition of "Permitted Loan") made in that Financial Year of the Company shall not exceed 50 per cent of the consolidated profit of the Group on ordinary activities before taxation in the Base Year (as evidenced by the unaudited consolidated accounts of the Company for the Base Year delivered to the Agent in accordance with Clause 22.1.3 (Financial statements)) plus any Permitted Dividend Carry Forward Amount from the Base Year, and no dividend shall be paid prior to receipt by the Agent of those financial statements (ii) no Financial Event of Default is outstanding at the time such payment is made nor will occur as a result of such payment and (iii) such dividend must be paid within the 12 month period following the end of the Base Year (b) the payment of a dividend to the Company or any of its wholly-owned Subsidiaries (c) the payment of a dividend by the Company to the Parent of up to a maximum amount of £18,800,000 on or after the First Amendment and Restatement Date provided that this dividend is for the purpose of clearing an inter-company balance and there is no cash movement to the Parent in connection with this dividend after the First Amendment and Restatement Date and (d) the payment of a dividend by the Company with the prior written consent of the Agent (acting on the instructions of all Lenders) such consent not be unreasonably withheld or delayed unless an Event of Default is continuing "Permitted Dividend Carry Forward Amount" has the meaning given to that term in Clause 1.6 136763735.4\71376 28 "Permitted Financial Indebtedness" means Financial Indebtedness:- (a) arising under the Finance Documents (b) arising under any Stocking Facility (c) NOT USED (d) to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility (e) arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes (f) arising under a Permitted Loan or a Permitted Guarantee (g) as permitted by Clause 24.30 (Treasury Transactions) (h) of any person acquired by a member of the Group after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six months following the date of acquisition (i) under Finance Leases of, or hire purchase agreements relating to, motor vehicles (j) existing at the date of this Agreement (k) which is subordinated to the Facility on terms satisfactory to the Agent (acting reasonably) (l) incurred with the prior written consent of the Agent (acting on the instructions of the Lenders) (m) arising under the Ulster Bank Agreement provided that the Financial Indebtedness arising under such agreement will only be permitted if it is less than or equal to £2,500,000 (n) arising under a Short Term Loan (o) arising under the BMW Sheffield Term Facility up to a maximum principal amount of £19,080,000 in respect of the mortgage of the BMW Sheffield Property (p) arising under the BMW Cardiff Term Facility up to a maximum principal amount of £15,000,000 in respect of the mortgage of the BMW Cardiff Property (q) arising under the MBFS Term Facility up to a maximum principal amount of £57,200,000

136763735.4\71376 29 (r) arising under any commercial mortgage facility (other than under the BMW Sheffield Term Facility, the BMW Cardiff Term Facility and the MBFS Term Facility) secured solely against Real Property owned by the Group as at the Fourth Amendment and Restatement Date up to a maximum aggregate principal amount of £20,000,000 (s) arising under any commercial mortgage facility (other than under the BMW Sheffield Term Facility, the BMW Cardiff Term Facility and the MBFS Term Facility) secured solely against Real Property acquired by the Group after the Fourth Amendment and Restatement Date up to a maximum aggregate principal amount of £60,000,000 (t) arising under the Northern Bank Agreement provided that the Financial Indebtedness arising under such agreement will only be permitted if it is less than or equal to the amount of the facility in place on the date of the 2012 Amendment Deed and (u) not otherwise permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed £25,000,000 (or its equivalent) in aggregate for the Group at any time "Permitted Guarantee" means:- (a) the endorsement of negotiable instruments in the ordinary course of trade (b) any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade (c) any guarantee of a Joint Venture to the extent permitted by Clause 24.10 (Joint ventures) (d) any guarantee permitted under Clause 24.19 (Financial Indebtedness) (e) any guarantee given in respect of the netting or set-off arrangements permitted pursuant to sub-clause (b) of the definition of Permitted Security (f) any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations (g) any guarantee given by a member of the Group which is an Obligor in respect of the obligations or liabilities of another member of the Group which is an Obligor 136763735.4\71376 30 (h) any guarantee given by a member of the Group which is not an Obligor in respect of the obligations or liabilities of another member of the Group (i) any guarantee given with the prior written consent of the Agent (acting on the instructions of the Lenders) (j) any guarantees granted by the Parent and any other members of the Group in favour of the Bilateral Lender (k) the guarantee granted by each member of the Group party to the Ulster Bank Agreement in favour of National Westminster Bank Plc trading as Ulster Bank Limited (previously known as Ulster Bank Limited) in respect of the Ulster Bank Agreement (l) the guarantees granted by the Company in relation to the obligations of Agnew Autoexchange Limited, Isaac Agnew (Holdings) Limited, Isaac Agnew Limited, I A P C B Limited and Isaac Agnew (Mallusk) Limited to Volkswagen Financial Services (UK) Limited and Volkswagen Bank GmbH (m) the guarantee dated 10 January 2012 granted by each of Isaac Agnew Limited, Agnew Autoexchange Limited, Stanley Motor Works (1932) Limited, Isaac Agnew (Mallusk) Limited, Bavarian Garages (N.I.) Limited, I A P C B Limited, Isaac Agnew (Holdings) Limited, Trade Parts Specialist (N.I.) Ltd, Agnew Leasing Ltd, Agnew Commercials Limited, Agnew Retail Limited, GAP Software Solutions Ltd and Agnew Trade Centre Limited in favour of Northern Bank Limited and (n) any guarantees granted in addition to those permitted under paragraphs (a) to (l) above provided that the maximum aggregate liability (whether present or future, actual or contingent) of all members of the Group under all such guarantees does not exceed £12,000,000 at any time "Permitted Joint Venture" means any investment in any Joint Venture where:- (a) the Joint Venture is incorporated, or established, and carries on its principal business, in the United Kingdom (b) the Joint Venture is engaged in a business substantially the same as that carried on by the Group or is related to the motor trade and (c) in any Financial Year of the Company, the aggregate (the "Joint Venture Investment") of:- (i) all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group; (ii) the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture and 136763735.4\71376 31 (iii) the market value of any assets transferred by any member of the Group to any such Joint Venture, when aggregated with the Total Purchase Price in respect of Permitted Acquisitions in that Financial Year permitted pursuant to sub-clause (e) of the definition of Permitted Acquisition does not exceed £50,000,000 (or its equivalent in other currencies) "Permitted Loan" means:- (a) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities (b) Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under sub-clause (f) of that definition) (c) a loan made to a Joint Venture to the extent permitted under Clause 24.10 (Joint ventures) (d) a loan made by a member of the Group which is an Obligor to another member of the Group which is an Obligor or made by a member of the Group which is not an Obligor to another member of the Group (e) any loan made by any member of the Group to a member of the German Group so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed £9,500,000 (or its equivalent) at any time (f) the subscription for vendor loan notes in connection with a Permitted Disposal (g) a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed £600,000 (or its equivalent) at any time (h) a loan made by the Company to any Subsidiary of PAG which is not a member of the Group (each a “PAG Loan”), provided that the maximum aggregate amount of all such loans made in any Financial Year of the Company when aggregated with the Total Dividend Amount (as defined in the definition of "Permitted Distribution") in respect of Permitted Distributions paid or made in that Financial Year of the Company shall not exceed 50 per cent of the consolidated profit of the Group on ordinary activities before taxation in the Base Year (as evidenced by the unaudited cumulative consolidated accounts of the Company for the Base Year delivered to the Agent in accordance with Clause 22.1.3 (Financial statements)) plus any Permitted Loan Carry Forward Amount, and no loan permitted pursuant 136763735.4\71376 32 to this paragraph (h) shall be paid prior to receipt by the Agent of those financial statements and (i) any loan (other than a loan made by a member of the Group to another member of the Group) so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed £5,000,000 (or its equivalent) at any time, so long as in the case of:- (j) sub-clause (d) above the creditor of such Financial Indebtedness shall (if it is an Obligor) grant security over its rights in respect of such Financial Indebtedness in favour of the Secured Parties on terms acceptable to the Agent (acting on the instructions of the Majority Lenders) and (k) sub-clause (f) above to the extent required by the Intercreditor Agreement, the creditor and (if the debtor is a member of the Group) the debtor of such Financial Indebtedness are or become party to the Intercreditor Agreement as an Intra-Group Lender and a Debtor (as defined, in each case, in the Intercreditor Agreement) respectively "Permitted Loan Carry Forward Amount" has the meaning given to that term in Clause 1.7 "Permitted Sale and Leaseback Transaction" means: (a) the sale and leaseback of any Real Property acquired by the Group after the Fourth Amendment and Restatement Date provided that the net consideration received by the Group for all sale and leaseback transactions does not exceed £60,000,000 in aggregate at any time and (b) any sale and leaseback transactions of any other asset of a member of the Group provided that the net consideration received by the relevant member of the Group does not exceed: (A) £30,000,000 in respect of any single such sale and leaseback transaction and (B) £50,000,000 in aggregate in respect of all such sale and leaseback transactions in any Financial Year of the Company "Permitted Security" means:- (a) any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group (b) any netting or set-off arrangement entered into by any member of the Group with National Westminster Bank plc in the ordinary course of its banking arrangements

136763735.4\71376 33 for the purpose of netting debit and credit balances of members of the Group (including a Multi-account Overdraft) but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors except, in the case of (i) and (ii) above, to the extent such netting, set-off or Security relates to, or is granted in support of, a loan permitted pursuant to sub-clause (e) of the definition of "Permitted Loan" (c) any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement (d) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Closing Date if:- (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group and (iii) the Security or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset (e) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Closing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:- (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that company (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company and (iii) the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group (f) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's 136763735.4\71376 34 standard or usual terms and not arising as a result of any default or omission by any member of the Group (g) any Quasi-Security arising as a result of a disposal which is a Permitted Disposal (h) any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to sub-clause (i) of the definition of "Permitted Financial Indebtedness" (i) any Security arising pursuant to, or in connection with, a Stocking Facility (j) any Security arising pursuant to the Existing Security Documents (k) any Security or Quasi-Security arising under any agreement entered into by a member of the Group in the ordinary course of its trading activities to sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any member of the Group (l) any Security granted in favour of the Bilateral Lender (m) any Security notified to the Lenders in writing prior to the date of this Agreement and the Fourth Amendment and Restatement Date except to the extent the principal amount secured by that Security exceeds the amount stated in that notification (n) the Security executed by the target companies described in paragraph (a) of the definition of "Permitted Acquisition" and their subsidiaries in favour of National Westminster Bank Plc (o) the legal charge dated 22 December 2017 granted by Sytner Limited to BMW Financial Services (UK) Limited over the BMW Sheffield Property as security for (inter alia) the BMW Sheffield Term Facility (p) the legal charge dated 20 December 2019 granted by Sytner Limited to BMW Financial Services (UK) Limited over the BMW Cardiff Property as security for (inter alia) the BMW Cardiff Term Facility (q) the legal charge granted by Cruickshank Motors Limited to Mercedes-Benz Financial Services UK Limited over the MBFS Properties as security for (inter alia) the MBFS Term Facility (r) fixed charges granted by Cruickshank Motors Limited to Mercedes-Benz Financial Services UK Limited over the construction contracts set out in that document as security for (inter alia) the MBFS Term Facility (s) any fixed charges granted over solely over Real Property in connection with any commercial mortgage 136763735.4\71376 35 facility permitted under limbs (r) and (s) of the definition of “Permitted Financial Indebtedness” or (t) any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under sub-clauses (a) to (o) above) does not exceed £12,000,000 (or its equivalent in other currencies) "Permitted Treasury Transaction" means (a) the hedging transactions documented by the Hedging Agreements; (b) spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes (c) any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than four years and not for speculative purposes or (d) a Treasury Transaction on commercial terms acceptable to the Lenders entered into by a member of the Group with a person other than a Finance Party which does not benefit from Security granted by any member of the Group "Permitted Transaction" means:- (a) any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents (b) the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group or (c) transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms "Properties" means any Real Property acquired by an Obligor after the date of this Agreement. A reference to a "Property" is a reference to any of the Properties "Qualifying Lender" has the meaning given to that term in Clause 15 (Tax gross-up and indemnities) 136763735.4\71376 36 "Quarter Date" means the last day of a Financial Quarter "Quasi-Security" has the meaning given to that term in Clause 24.13 (Negative pledge) "Real Property" means:- (a) any freehold, leasehold or immovable property and (b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property "Reference Rate Supplement" means a document which:- (a) is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders) (b) specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms and (c) has been made available to the Company and each Finance Party "Reference Rate Terms" means the terms set out in Schedule 16 (Reference Rate Terms) or in any Reference Rate Supplement "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund "Relevant Jurisdiction" means, in relation to an Obligor:- (a) its Original Jurisdiction (b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated (c) any jurisdiction where it conducts its business and (d) the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it "Relevant Market" means the market specified as such in the Reference Rate Terms "Relevant Period" has the meaning given to that term in Clause 23.1 (Financial definitions) "Repayment Date" means the last day of an Interest Period for a Loan

136763735.4\71376 37 "Repeating Representations" means each of the representations set out in Clause 21.2 (Status) to Clause 21.7 (Governing law and enforcement), Clause 21.11 (No default), Clause 21.15 (Anti-corruption law), Clause 21.12.2, Clause 21.13 (Original Financial Statements), Clause 21.20 (Ranking) to Clause 21.22 (Legal and beneficial ownership), Clause 21.28 (Centre of main interests and establishments) and Clause 21.31 (Sanctions) "Reporting Day" means the day (if any) specified as such in the Reference Rate Terms "Reporting Time" means the relevant time (if any) specified as such in the Reference Rate Terms "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian "Resignation Letter" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter) “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers “Restricted Person” means a person that is (i) listed on, or owned or controlled by a person listed on any Sanctions List; (ii) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide Sanctions; or (iii) otherwise a target of Sanctions "RFR" means the rate specified as such in the Reference Rate Terms "RFR Banking Day" means any day specified as such in the Reference Rate Terms "Rollover Loan" means one or more Loans:- (a) made or to be made on the same day that a maturing Loan is due to be repaid or (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan (c) made or to be made to the same Borrower for the purpose of refinancing that maturing Loan “Sanctions” means any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State, and His Majesty’s Treasury (together “Sanctions Authorities”) “Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the Consolidated List of Financial Sanctions Targets issued by His Majesty’s Treasury, or any similar list issued or maintained or made public by any of the Sanctions Authorities 136763735.4\71376 38 "Second Amendment and Restatement Agreement" means the agreement amending and restating this Agreement entered into between Parties on the Second Amendment and Restatement Date "Second Amendment and Restatement Date" means 2 April 2015 "Secured Parties" means each Finance Party from time to time party to this Agreement, any Receiver or Delegate "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect "Short Term Loan" means a loan from PAG or any of its Subsidiaries (other than a member the Group) to any member of Group provided that: (a) each such loan is to be repaid within 45 days of being made to the relevant member(s) of the Group (subject to Clause 24.18.3); (b) a maximum of two such loans may be made available to the relevant member(s) of the Group in each calendar year; and (c) such a loan may not be made available unless a period of at least 90 days has elapsed since the previous loan was repaid by the relevant member(s) of the Group "Specified Time" means a time determined in accordance with Schedule 9 (Timetables) "Sponsor Affiliate" means PAG, each of its Affiliates, any trust of which PAG or any of its Affiliates is a trustee, any partnership of which PAG or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, PAG or any of its Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by PAG or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate "Stocking Facility" means any facility provided to a member of the Group for vehicle stock, used demonstrators and/or consignment stock "Subsidiary" means a subsidiary undertaking within the meaning of section 1159 of the Companies Act 2006 "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) 136763735.4\71376 39 "Termination Date" means: (a) the Original Termination Date or (b) the date to which the Facility is extended pursuant to Clause 7.2 (Extension of Termination Date) "Testing Date" means the date when the financial covenants contained in Clause 23.2 (Financial condition) are to be tested "Third Amendment and Restatement Agreement" means the agreement amending and restating this Agreement entered into between Parties on the Third Amendment and Restatement Date "Third Amendment and Restatement Date" means 12 December 2018 "Total Commitments" means the aggregate of the Commitments, being £200,000,000 at the Fourth Amendment and Restatement Date "Trade Instruments" means any performance bonds, or advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group "Transaction Security" means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents "Transaction Security Documents" means each of the documents listed as being a Transaction Security Document in paragraph 2.6 of Part 1 of Schedule 2 (Conditions Precedent), any document required to be delivered to the Agent under paragraph 13 of Part 2 of Schedule 2 (Conditions Precedent), the debenture dated 24 January 2012 entered into by the Northern Irish Obligors in favour of the Security Agent, the 2023 Debentures together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company "Transfer Date" means, in relation to an assignment or transfer, the later of:- (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate "Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price 136763735.4\71376 40 "UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings) "Ulster Bank Agreement" means the working capital facility agreement most recently entered into on 3 July 2014 (and renewed annually) documenting the terms of a working capital facility of up to £2,500,000 to be made available by National Westminster Bank Plc trading as Ulster Bank Limited (previously known as Ulster Bank Limited) to Agnew Retail Limited, Isaac Agnew (Holdings) Limited, Agnew Commercials Limited, Bavarian Garages (N.I.) Limited, GAP Software Solutions Ltd, Isaac Agnew (Mallusk) Limited, Stanley Motor Works (1932) Limited, Agnew Autoexchange Limited, Agnew Trade Centre Limited, Agnew Leasing Ltd, I A P C B Limited and Isaac Agnew Limited "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents "US" means the United States of America "US Tax Obligor" means:- (a) a Borrower which is resident for tax purposes in the US or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes "Utilisation" means a Loan "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made "Utilisation Request" means a notice substantially in the relevant form set out in Schedule 3 (Requests and Notices) "VAT" means: (a) any value added tax imposed by the Value Added Tax Act 1994 (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere

136763735.4\71376 41 "Vehicle Financier Deeds of Priority" means deeds of priority entered into between, among others, the Security Agent and each of the following financiers (in their respective capacities as providers of vehicle finance to certain members of the Group):- (a) BMW Financial Services (GB) Limited; (b) Volkswagen Financial Services (UK) Limited and Volkswagen Bank GmbH (trading as Volkswagen Bank United Kingdom Branch); (c) Mercedes-Benz Bank AG UK Branch; and (d) Mercedes-Benz Financial Services UK Limited (each, a "Vehicle Financier Deed of Priority") "Write-down and Conversion Powers" means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that 136763735.4\71376 42 Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that Bail-In Legislation 1.2 Construction 1.2.1 Unless a contrary indication appears, a reference in this Agreement to:- (a) the "Agent", the "Arranger", any "Finance Party", any "Hedge Counterparty", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", the "Bilateral Lender" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents; (b) a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent; (c) "assets" includes present and future properties, revenues and rights of every description; (d) a Lender's "cost of funds" in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan; (e) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (f) a "group of Lenders" includes all the Lenders; (g) "guarantee" means (other than in Clause 20 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (h) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (i) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality); (j) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law 136763735.4\71376 43 but if not having the force of law, being one which is customarily complied with in the relevant jurisdiction by persons or entities equivalent to the relevant person or entity in question) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (k) a provision of law is a reference to that provision as amended or re-enacted from time to time; (l) "date of this Agreement" means 16 December 2011; and (m) a time of day is a reference to London time. 1.2.2 Section, Clause and Schedule headings are for ease of reference only. 1.2.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. 1.2.4 A Borrower providing "cash cover" for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility) to an interest- bearing account and the following conditions being met:- (a) either: (i) the account is in the name of the Borrower and is with the Ancillary Lender for which that cash cover is to be provided and until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; or (ii) the account is in the name of Ancillary Lender for which that cash cover is to be provided; and (b) the Borrower has executed documentation in form and substance satisfactory to the Finance Party for which that cash cover is to be provided, creating a first ranking security interest, or other collateral arrangement, in respect of the amount of that cash cover. 1.2.5 A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived. 1.2.6 A Borrower "repaying" or "prepaying" an Ancillary Outstandings means:- (a) that Borrower providing cash cover in respect of the Ancillary Outstandings; (b) the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or (c) the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility, 136763735.4\71376 44 and the amount by which the Ancillary Outstandings are, repaid or prepaid under Clauses 1.2.6(a) and 1.2.6(b) above is the amount of the relevant cash cover, reduction or cancellation. 1.2.7 An amount borrowed includes any amount utilised under an Ancillary Facility. 1.2.8 A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (a) any replacement page of that information service which displays that rate; and (b) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company. 1.2.9 A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. 1.2.10 Any Reference Rate Supplement overrides anything in: (a) Schedule 16 (Reference Rate Terms); or (b) any earlier Reference Rate Supplement. 1.2.11 A Compounding Methodology Supplement relating to the Daily Non- Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (a) Schedule 17 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 18 (Cumulative Compounded RFR Rate), as the case may be; or (b) any earlier Compounding Methodology Supplement. 1.2.12 The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. 1.3 Currency symbols and definitions "£", "GBP" and "sterling" denote the lawful currency of the United Kingdom. 1.4 Third party rights 1.4.1 A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement. 1.4.2 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

136763735.4\71376 45 1.5 Provision of information by directors If any provision of a Finance Document requires a director or any member of the Group to provide any information, to certify any matter or to make any presentation, any such provision, certification or presentation shall, provided it is made in good faith, be made without personal liability on the part of such director (other than in the case of fraud or gross negligence). 1.6 Permitted Dividend Carry Forward Amount 1.6.1 Subject to Clauses 1.6.2 and 1.6.3, if in any Financial Year the aggregate amount of all dividends made by the Company to the Parent in that Financial Year is less than the maximum Total Dividend Amount (as defined in the definition of “Permitted Distribution”) permitted for that Financial Year in accordance with the terms of the definition of “Permitted Distribution” (the difference being referred to below as the "Unused Dividend Amount"), then the maximum Total Dividend Amount for the immediately following Financial Year (the "Carry Forward Year") shall (for the purpose of that Carry Forward Year only and subject to the other terms of the definition of “Permitted Distribution”) be increased by an amount (the "Permitted Dividend Carry Forward Amount") equal to the Unused Dividend Amount. 1.6.2 In any Carry Forward Year, the original aggregate permitted Total Dividend Amount for that Carry Forward Year shall be treated as having been incurred prior to any Permitted Dividend Carry Forward Amount carried forward into that Carry Forward Year and no amount carried forward into that Carry Forward Year may be carried forward into a subsequent Financial Year. 1.6.3 For the avoidance of doubt, the amount of any Permitted Dividend Carry Forward Amount shall be reduced by the amount of any Permitted Loan Carry Forward Amount utilised in accordance with Clause 1.7. 1.7 Permitted Loan Carry Forward Amount 1.7.1 Subject to Clauses 1.7.2 and 1.7.3, if in any Financial Year the aggregate amount of all PAG Loans (as defined in limb (h) of the definition of “Permitted Loan”) made by the Company in that Financial Year is less than the maximum aggregate amount of PAG Loans permitted for that Financial Year in accordance with the terms of limb (h) of the definition of “Permitted Loan” (the difference being referred to below as the "Unused Loan Amount"), then the maximum aggregate amount of all PAG Loans for the immediately following Financial Year (the "Carry Forward Year") shall (for the purpose of that Carry Forward Year only and subject to the other terms of limb (h) of the definition of “Permitted Loan”) be increased by an amount (the "Permitted Loan Carry Forward Amount") equal to the Unused Loan Amount. 1.7.2 In any Carry Forward Year, the original aggregate permitted amount of all PAG Loans for that Carry Forward Year shall be treated as having been incurred prior to any Permitted Loan Carry Forward Amount carried forward into that Carry Forward Year and no amount carried forward into that Carry Forward Year may be carried forward into a subsequent Financial Year. 1.7.3 For the avoidance of doubt, the amount of any Permitted Loan Carry Forward Amount shall be reduced by the amount of any Permitted Dividend Carry Forward Amount utilised in accordance with Clause 1.6. 136763735.4\71376 46 SECTION 2 THE FACILITY 2. THE FACILITY 2.1 The Facility 2.1.1 Subject to the terms of this Agreement, the Lenders make available a Sterling revolving credit facility in an aggregate amount equal to the Total Commitments. 2.1.2 The Facility will be available to the Borrowers. 2.1.3 Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Commitment available to any Borrower as an Ancillary Facility. 2.2 Increase 2.2.1 The Parent or the Company may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:- (a) the Available Commitments of a Defaulting Lender in accordance with Clause 8.5 (Right of cancellation in relation to a Defaulting Lender); or (b) the Commitments of a Lender in accordance with Clause 8.1 (Illegality), request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount in Sterling of up to the amount of the Available Commitments or Commitments so cancelled as follows:- (c) the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Parent or the Company (each of which shall not be a Sponsor Affiliate or a member of the Group) and which is acceptable to the Agent (acting reasonably) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments; (d) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; and (e) each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been 136763735.4\71376 47 an Original Lender in respect of that part of the increased Commitments which it is to assume; and (f) the Commitments of the other Lenders shall continue in full force and effect. 2.2.2 The Agent shall, subject to Clause 2.2.3 below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation. 2.2.3 The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. 2.2.4 An increase in the Commitments relating to the Facility will only be effective if the Increase Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement. 2.2.5 Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender. 2.2.6 The Parent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.2. 2.2.7 The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 26.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 26.5 (Procedure for transfer) and if the Increase Lender was a New Lender. 2.2.8 The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a letter between the Parent and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this Clause. 2.2.9 Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents. 2.2.10 Clause 26.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:- 136763735.4\71376 48 (a) an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase; (b) the "New Lender" were references to that "Increase Lender"; and (c) a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment". 2.3 Finance Parties' rights and obligations 2.3.1 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 2.3.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.3.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. 2.3.3 A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.4 Accordion Facility 2.4.1 At any time up to the date falling 12 months before the end of the Availability Period for the Facility, the Parent or the Company may give notice (a "Requested New Commitments Notice") to the Agent that it wishes to increase the Total Commitments. The Requested New Commitments Notice must specify the amount by which the Total Commitments are to be increased (the "Requested New Commitments"). 2.4.2 On receipt of any Requested New Commitments Notice, the Agent shall notify the relevant Lenders in accordance with Clauses 2.4.3 and 2.4.4 below. From the date of such notification, the Agent and any Lender shall have up to 10 Business Days to request such further information relating to the Group from the Company as they may reasonably require. The Company shall provide such further information, as reasonably requested, to the Agent or the requesting Lender within 10 Business Days of receiving such request ("Further Information"). 2.4.3 The opportunity to participate in the Requested New Commitments shall: (a) firstly, be offered to the Lenders on a pro-rata basis to their existing Commitments and each such Lender shall have:

136763735.4\71376 49 (i) 10 Business Days from the date on which the Requested New Commitments Notice is served on a Lender; or (ii) if later, five Business Days from the date on which the Lenders receive the Further Information from the Company, (the "Acceptance Period") to confirm to the Agent whether it wishes to provide all or any part of the Requested New Commitments and the amount of any proposed arrangement fee payable in respect of the Requested New Commitments it is prepared to make available (the "New Commitments Arrangement Fee") and any additional conditions precedent required by it (acting reasonably), including any additional Transaction Security (in form and substance satisfactory to the Finance Parties), ("Additional CPs") to be satisfied as a condition precedent to it providing the Requested New Commitments; (b) (i) in the event that one or more of the existing Lenders offers to make the Requested New Commitments available on the basis of proposed New Commitments Arrangement Fees which are lower than the proposed New Commitments Arrangement Fees offered by other existing Lenders, the Company shall offer to those Lenders who have proposed the higher New Commitments Arrangement Fee the opportunity to provide the Requested New Commitments at such lower New Commitments Arrangement Fee, and each such Lender shall have five Business Days to respond to such offer; and (ii) thereafter, the Company may elect to re-offer the Requested New Commitments bearing the higher proposed New Commitments Arrangement Fees to the existing Lenders (other than those who have proposed the higher New Commitments Arrangement Fee) on a pro-rata basis or as otherwise agreed between those Lenders and each such Lender shall have five Business Days to respond to such offer; and (c) in the event that any one or more Lenders notifies the Agent that it does not wish to provide all or any part of any Requested New Commitments (or a Lender has failed to notify the Agent within the Acceptance Period that it wishes to provide all or any part of the Requested New Commitments) (the "Declined New Commitments") the amount of such Declined New Commitments shall be offered to the Lenders who have agreed to provide all or any part of the Requested New Commitments on a pro-rata basis or as otherwise agreed between those Lenders; and if one or more Lenders (as the case may be) do not agree to provide the Requested New Commitments (or as the case may be, Declined New Commitments) offered to them (in full or in part) or if the Company has exercised its right of election under paragraph (b) above and there are existing Lenders who are unwilling to match the lowest proposed New Commitments Arrangement Fees (the aggregate of the amount of the Requested New Commitments not provided by one or more of the Lenders (as the case may be) and the amount of 136763735.4\71376 50 the Requested New Commitments in respect of which the proposed New Commitments Arrangement Fees exceed the lowest proposed New Commitments Arrangement Fees being a "New Commitments Shortfall"), then, in accordance with Clause 2.4.4 the Company may offer to other persons the opportunity to take up the Requested New Commitments in an amount equal to the New Commitments Shortfall. 2.4.4 If, following consultation with the Lenders in accordance with Clause 2.4.3, there is a New Commitments Shortfall, the Requested New Commitments or the New Commitments Shortfall (as appropriate) may be offered by the Company (in full or in part) (the "Offered New Commitments") to any bank, financial institution, trust, fund or other entity (which is not a member of, a nominee of, or an entity that is in any way affiliated to, the Group) that is not a Lender (a "New Commitments Lender") or to any existing Lender for a period not exceeding 10 Business Days from the last day of the process detailed at Clause 2.4.3. Any New Commitments Lender may provide the Offered New Commitments to the Company, provided that the arrangement fee to be applied by that existing Lender or New Commitments Lender to the Offered New Commitments shall not be higher than agreed by the existing Lenders with respect to the Requested New Commitments, except if the arrangement fee is higher, the Offered New Commitments will first be offered to the existing Lenders in accordance with Clause 2.4.3 (save that the 10 Business Day period shall be reduced to five Business Days). 2.4.5 Once the procedures outlined at clause 2.4.1 to 2.4.4 above have been followed, and either the Requested New Commitments have all been allocated or the Company has agreed that they will not all be so allocated, the Company may then serve a notice on the Agent identifying the agreed New Commitments and all details relating thereto in the form set out in Schedule 14 (the “New Commitments Notice”). 2.4.6 The Company shall not increase the Commitments pursuant to the provisions of this Clause 2.4 on more than 3 occasion(s). 2.4.7 A New Commitments Notice shall request New Commitments in aggregate of not less than £15,000,000. 2.4.8 No New Commitments may be proposed under this Clause 2.4 if the aggregate of all New Commitments would be greater than £100,000,000. 2.4.9 The assumption of the New Commitments on the date specified at paragraph 3 of the New Commitments Notice will only be effective if:- (a) the Repeating Representations to be made by each Obligor are true in all material respects on such date; (b) the Agent has received a New Commitments Notice duly executed by all parties thereto confirming that no Default has occurred and is continuing and no Default would occur on the Effective Date as a result of the assumption of the New Commitments and the New Commitments Lender or existing Lender providing New Commitments (as appropriate) confirming that it is satisfied (acting reasonably) that its Additional CPs have been satisfied; and (c) in relation to a New Commitments Lender:- (i) such New Commitments Lender has acceded to this Agreement as a Lender by delivering a duly completed and executed Lender Accession Letter to the Agent; and 136763735.4\71376 51 (ii) the Agent has performed all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the New Commitments by that New Commitments Lender, such date being the "Effective Date" and following the confirmation and completion of the actions in paragraphs (a), (b) and (c) above (including by executing the relevant documents) the Agent shall promptly notify the Company, any New Commitments Lender and the other Lenders that the Effective Date has occurred. 2.4.10 If the Effective Date has not occurred by the earlier of:- (a) the date falling 40 Business Days after the date of the Requested New Commitments Notice; or (b) the date falling 10 Business Days after a New Commitments Notice is delivered, then any offer by a Lender to provide the Requested New Commitments or New Commitments as appropriate shall lapse and no Lender shall be obliged to provide such Requested New Commitments or New Commitments as appropriate. For the avoidance of doubt, any such offer that lapses pursuant to this Clause 2.4.10 shall not be deemed as an increase of the Commitments for the purposes of the limit in Clause 2.4.5. 2.4.11 A New Commitments Notice is irrevocable and will not be regarded as having been duly completed unless it specifies:- (a) the date on which the New Commitments are to be assumed; and (b) the amount of the New Commitments allocated to each Lender and/or New Commitments Lender named in the New Commitments Notice, and has been executed on behalf of the Company, the Agent and each Lender and/or New Commitments Lender which is making available New Commitments. The Agent shall sign each New Commitment Notice presented to it which appears, on its face, to be in order. 2.4.12 Each New Commitments Lender shall comply with the provisions of Clause 26 (Changes to the Lenders) to the extent applicable. 2.4.13 Each of the Obligors and any New Commitments Lender shall assume the obligations towards one another and/or acquire rights against one another as the Obligors and the New Commitments Lender would have assumed and/or acquired had the New Commitments Lender been an Original Lender. 2.4.14 Each New Commitments Lender shall become a Party as a "Lender" and any New Commitments Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that New Commitments Lender and those Finance Parties would have assumed and/or acquired had the New Commitments Lender been an Original Lender. 2.4.15 Subject to Clause 2.4.10, by signing the Lender Accession Letter and / or the New Commitments Notice each such New Commitments Lender (or Lender as applicable) agrees to commit the New Commitments set out against its name in the New Commitments Notice on the Effective Date and on the Effective Date:- 136763735.4\71376 52 (a) in the case of an existing Lender providing a New Commitment, its Commitment shall be increased by the amount of the New Commitments which it has agreed to provide; and (b) in the case of a person providing a New Commitment which is not already a Lender, it shall become a Lender with a Commitment equal to the New Commitments which it has agreed to provide. 2.4.16 Each Party shall co-operate to ensure that, on and following the Effective Date, the proportion of the aggregate amount of all the Facility Loans which each Lender holds is the same as the proportion which the Commitment of each Lender at such time bears to the Total Commitments. 2.4.17 Upon the Effective Date, the terms of this Agreement (including, for the avoidance of doubt, the Margin but excluding the arrangement fees) shall apply to the New Commitments as if the New Commitments were Commitments at the date of this Agreement. 2.4.18 Each Lender agrees that it shall, within 10 Business Days of a request to do so, sign any amendment agreement required in respect of this Agreement in order to document any purely administrative amendment required solely to record the amount of any New Commitments and its terms provided in accordance with this Clause 2.4. Each Party shall use reasonable endeavours to ensure that any such amendment agreement is agreed and signed within the timeframes set out in this Clause 2.4. 2.4.19 The Company shall: (a) on each Effective Date, pay to the Agent (for its own account): (i) a fee of £3,500; and (ii) a fee in an amount equal to the fee which would be payable under Clause 26.3 (Assignment or transfer fee) in circumstances where any of the New Commitments are provided by a New Commitments Lender; and (b) promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.4. 2.4.20 The Agent shall notify all Parties of:- (a) the Effective Date; (b) the amount of the New Commitments being made available by each Lender; and (c) the identity of any New Commitments Lender. 2.5 Obligors' Agent 2.5.1 Each Obligor (other than the Company) by its execution of this Agreement or an Accession Deed irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:- (a) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance

136763735.4\71376 53 Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (b) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. 2.5.2 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. 3. PURPOSE 3.1 Each Borrower shall apply all amounts borrowed by it under the Facility and any utilisation of any Ancillary Facility towards the general corporate and working capital purposes of the Group (but not, in the case of any utilisation of any Ancillary Facility, towards prepayment of any Utilisation). 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Initial conditions precedent 4.1.1 The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received (or waived its requirement to receive) all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied. The documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent) were satisfied or waived on or around 16 December 2011. 4.1.2 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.1 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 136763735.4\71376 54 4.2 Further conditions precedent Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:- 4.2.1 in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and 4.2.2 in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 21 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true in all material respects. 4.3 Maximum number of Utilisations A Borrower (or the Company) may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Utilisations would be outstanding. 136763735.4\71376 55 SECTION 3 UTILISATION 5. UTILISATION - LOANS 5.1 Delivery of a Utilisation Request A Borrower (or the Company on its behalf) may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request for Loans 5.2.1 Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:- (a) the proposed Utilisation Date is a Business Day within the Availability Period; (b) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (c) the proposed Interest Period complies with Clause 11.4.1 (Interest Periods). 5.2.2 Only one Utilisation may be requested in each Utilisation Request. 5.3 Currency and amount 5.3.1 The currency specified in a Utilisation Request must be Sterling. 5.3.2 The amount of the proposed Utilisation must be an amount which is not more than the Available Facility and which is a minimum of £250,000 or, if less, the Available Facility. 5.4 Lenders' participation 5.4.1 If the conditions set out in this Agreement have been met, and subject to Clause 7.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. 5.4.2 Other than as set out in Clause 5.4.3 below, the amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. 5.4.3 If a Utilisation is made to repay Ancillary Outstandings, each Lender's participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Utilisations then outstanding as its Commitment bears to the Total Commitments. 5.4.4 The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 32.1 (Payments to the Agent), in each case by the Specified Time. 136763735.4\71376 56 5.5 Limitations on Utilisations 5.5.1 The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed £30,000,000. 5.5.2 The maximum aggregate amount of the Ancillary Commitments of all the Lenders made available by way of: (a) overdraft facility shall not at any time exceed £15,000,000; and (b) same-day access loan facility or other facility made available on a short term basis shall not at any time exceed £15,000,000. 5.6 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. 6. ANCILLARY FACILITIES 6.1 Type of Facility An Ancillary Facility may be by way of:- 6.1.1 an overdraft facility; 6.1.2 a same-day access loan facility; 6.1.3 a guarantee, bonding, documentary or stand-by letter of credit facility; or 6.1.4 any other facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender. 6.2 Availability 6.2.1 If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Commitment as an Ancillary Facility). For the avoidance of doubt, BMW Financial Services (GB) Limited shall not be an Ancillary Lender. On or around the Fourth Amendment and Restatement Date, National Westminster Bank Plc shall make available to the Company Ancillary Facilities by way of a same-day access loan facility and an overdraft, in each case on an un-committed basis provided that no Default has occurred or is continuing and that the other terms of this Agreement relating to the provision of Ancillary Facilities have been complied with in relation to those Ancillary Facilities. 6.2.2 An Ancillary Facility shall not be made available unless, (other than in relation to the same-day access loan facility and an overdraft referred to in Clause 6.2.1) not later than 5 Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:- (a) a notice in writing of the establishment of an Ancillary Facility and specifying:- (i) the proposed Borrower(s) (or Affiliates of a Borrower) which may use the Ancillary Facility;

136763735.4\71376 57 (ii) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility; (iii) the proposed type of Ancillary Facility to be provided; (iv) the proposed Ancillary Lender; (v) the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and (b) any other information which the Agent may reasonably request in connection with the Ancillary Facility. The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility. 6.2.3 Subject to compliance with Clause 6.2.2 above:- (a) the Lender concerned will become an Ancillary Lender; and (b) the Ancillary Facility will be available, with effect from the date agreed by the Company and the Ancillary Lender. 6.3 Terms of Ancillary Facilities 6.3.1 Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company. 6.3.2 Those terms:- (a) must be based upon normal commercial terms at that time (except as varied by this Agreement); (b) may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 6.9 (Affiliates of Borrowers)) to use the Ancillary Facility; (c) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (d) may not allow a Lender's Ancillary Commitment to exceed that Lender's Available Commitment (before taking into account the effect of the Ancillary Facility on that Available Commitment); and (e) must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero). 6.3.3 If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for: (a) Clause 35.3 (Day count convention and interest calculations) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; 136763735.4\71376 58 (b) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (c) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail. 6.3.4 Interest, commission and fees on Ancillary Facilities are dealt with in Clause 14.5 (Interest, commission and fees on Ancillary Facilities). 6.4 Repayment of Ancillary Facility 6.4.1 An Ancillary Facility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement. 6.4.2 If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Commitment shall be increased accordingly). 6.4.3 No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:- (a) required to reduce the Gross Outstandings of a Multi- account Overdraft to or towards an amount equal to its Net Outstandings; (b) the Total Commitments have been cancelled in full, or all outstanding Utilisations under the Facility have become due and payable in accordance with the terms of this Agreement; (c) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or (d) both: (i) the Available Commitments; and (ii) the notice of the demand given by the Ancillary Lender, (e) would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Utilisation. 6.4.4 If a Utilisation is made to repay Ancillary Outstandings in full, the relevant Commitment shall be reduced to zero. 6.5 Limitation on Ancillary Outstandings Each Borrower shall procure that:- 6.5.1 the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and 136763735.4\71376 59 6.5.2 in relation to a Multi-account Overdraft:- (a) the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and (b) the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft. 6.6 Adjustment for Ancillary Facilities upon acceleration In this Clause 6.6:- "Revolving Outstandings" means, in relation to a Lender, the aggregate of:- (a) its participation in each Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Facility); and (b) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and "Total Revolving Outstandings" means the aggregate of all Revolving Outstandings 6.6.1 If a notice is served under Clause 25.18 (Acceleration) (other than a notice declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall (subject to Clause 6.6.6 below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender's Commitment bears to the Total Commitments, each as at the date the notice is served under Clause 25.18 (Acceleration). 6.6.2 If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under Clause 6.6.1, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability. 6.6.3 Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 6.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings (less any accrued interest, fees and commission to which the 136763735.4\71376 60 transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 26.10 (Pro rata interest settlement)). 6.6.4 Prior to the application of the provisions of Clause 6.6.1, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft. 6.6.5 All calculations to be made pursuant to this Clause 6.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent's Spot Rate of Exchange. 6.6.6 This Clause 6.6 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in Sterling for the purpose of any Utilisation or in another currency which is acceptable to that Lender. 6.7 Information Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties. 6.8 Affiliates of Lenders as Ancillary Lenders 6.8.1 Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender's name in Part 2 or Part 3 of Schedule 1 (The Original Parties) and/or the amount of any Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Lender's Available Commitment with respect to the Facility, the Lender's Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates. 6.8.2 The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to Clause 6.2.2(a). 6.8.3 An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an Ancillary Lender and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a Party as an Ancillary Lender in accordance with clause 20.5.2 (Deeds of Accession) of the Intercreditor Agreement. 6.8.4 If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document. 6.8.5 Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

136763735.4\71376 61 6.9 Affiliates of Borrowers 6.9.1 Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility. 6.9.2 The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to Clause 6.2.2(a). 6.9.3 If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 28.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document. 6.9.4 Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate. 6.9.5 Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document. 6.10 Commitment amounts Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than:- 6.10.1 its Ancillary Commitment; or 6.10.2 the Ancillary Commitment of its Affiliate. 6.11 Amendments and Waivers - Ancillary Facilities No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 6). In such a case, Clause 38 (Amendments and waivers) will apply. 136763735.4\71376 62 SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 7. REPAYMENT 7.1 Repayment of Loans 7.1.1 Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period. 7.1.2 Without prejudice to each Borrower's obligation under Clause 7.1.1 above, if: (a) one or more Loans are to be made available to a Borrower:- (i) on the same day that a maturing Loan is due to be repaid by that Borrower; and (ii) in whole or in part for the purpose of refinancing the maturing Loan; and (b) the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loan to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall , unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:- (a) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:- (i) the relevant Borrower will only be required to make a payment under Clause 32.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and (ii) each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Loans; and (b) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:- (i) the relevant Borrower will not be required to make a payment under Clause 32.1 (Payments to the Agent); and (ii) each Lender will be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Loans available only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans 136763735.4\71376 63 shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan. 7.2 Extension of Termination Date 7.2.1 Subject to the provisions of this Clause 7.2, the Company may request an extension to the Termination Date by delivering to the Agent a duly completed and irrevocable extension request notice (an “Extension Request”). 7.2.2 An Extension Request must: (a) be made in writing; (b) request that the Termination Date be extended by a period of 12 months from the Original Termination Date; (c) specify the proposed arrangement fee payable to the Agent (for the account of the Lenders that agree to extend the Termination Date in respect of their Commitments (such Lenders being the “Participating Lenders”)); and (d) be delivered to the Agent not earlier than 60 days and not later than 30 days before the first anniversary of the Fourth Amendment and Restatement Date (the “Extension Period”). 7.2.3 A Lender may, in its absolute discretion, decide if it will be a Participating Lender and shall notify the Agent if it is or is not willing to be a Participating Lender by no later than 15 days before the first anniversary of the Fourth Amendment and Restatement Date (the “Extension Deadline”). 7.2.4 If any Lender fails to reply to the Extension Request on or before the Extension Deadline: (a) it will be deemed to have refused the Extension Request; and (b) the Termination Date in respect of its Commitments will not be extended. 7.2.5 Following receipt of confirmation by the Agent from each Lender whether or not it will be a Participating Lender or if Clause 7.2.4 applies: (a) firstly the Agent shall inform the Company as to which Lenders have agreed to the Extension Request and which Lenders have not agreed to the Extension Request; (b) secondly, if there are one or more Participating Lenders, the Company shall promptly serve an Extension Notice on the Agent; and (c) thirdly the Agent shall provide each Participating Lender with a copy of such Extension Notice. 7.2.6 Each Participating Lender shall counter-sign the Extension Notice confirming: (a) the amount of its outstanding Commitments; and 136763735.4\71376 64 (b) that it has agreed to a 12 month extension of the Termination Date in respect of its Commitments set out against its name in that Extension Notice. 7.2.7 If one or more (but not all) of the Lenders agree to the Extension Request meaning that more than one Termination Date is applicable to Commitments of the Lenders: (a) references to the "Termination Date" shall be construed as references to the "applicable Termination Date"; (b) if, but for this Clause 7.2, a Lender (a "Non-Extending Lender") would be obliged to participate in a Loan the term of which would end after the Termination Date applicable to it, it shall not be obliged to participate in that Loan and the participations in that Loan of each Lender which is not a Non-Extending Lender will be calculated ignoring the Available Commitments in the Facility of the Non-Extending Lender; and (c) the Borrowers shall ensure that all amounts (if any) in respect of such Non-Extending Lender's Commitment which are outstanding under the Finance Documents applicable to that Non- Extending Lender are paid or repaid in full on the Termination Date applicable to that Non-Extending Lender. 7.2.8 The Agent is authorised to disclose details in the Extension Notice and in relation to the extension of the Termination Date to the Lenders on request. 7.2.9 The Company shall pay the arrangement fee referred to in Clause 7.2.2(c) above on the Extension Date (as defined in the Extension Notice). 7.2.10 The Agent will only be obliged to confirm any extension of the Termination Date pursuant to this Clause 7.2 if, on the date of the Extension Notice and on the date of such confirmation of extension: (a) no Event of Default is continuing; and (b) the Repeating Representations to be made by each Obligor are true in all material respects (unless already qualified by materiality in which case true in all respects). 7.2.11 The Lenders hereby authorise and empower the Agent to execute any necessary amendments to the Finance Documents to ensure that the Commitments of the Participating Lenders are extended in accordance with this Clause 7.2. 7.2.12 Each Obligor confirms: (a) the authority of the Borrowers to request and implement the extension of the Commitments in accordance with the procedures and up to the periods permitted by this Agreement; and (b) that all its guarantee and indemnity obligations recorded in Clause 20 (Guarantee and indemnity) and/or in any Accession Deed or other Finance Document will extend to include the Commitments of the Participating Lenders that are extended for 12 months in accordance with this Clause 7.2, subject to any limits as specifically recorded in Clause 20 (Guarantee and indemnity).

136763735.4\71376 65 7.2.13 Nothing in this Clause 7.2 shall operate so as to extend the Termination Date for any Lender’s Commitment by more than 12 months. 8. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION 8.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:- 8.1.1 that Lender shall promptly notify the Agent upon becoming aware of that event; 8.1.2 upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and 8.1.3 each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 8.2 Voluntary cancellation The Company may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount and an integral multiple, of £250,000) of the Available Facility. Any cancellation under this Clause 8.2 shall reduce the Commitments of the Lenders rateably under the Facility. 8.3 Voluntary prepayment of Utilisations 8.3.1 Subject to Clause 8.3.2, a Borrower to which a Utilisation has been made may, if it or the Company gives the Agent not less than five RFR Banking Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the amount of the Utilisation by a minimum amount, and an integral multiple, of £250,000). 8.3.2 The aggregate amount of Loans that can be prepaid in whole or in part pursuant to Clause 8.3.1, other than to the extent such a prepayment occurs on the last day of an Interest Period, shall be limited to four in any 12 Month period 8.4 Right of cancellation and repayment in relation to a single Lender 8.4.1 If:- (a) any sum payable to any Lender by an Obligor is required to be increased under Clause 15.2.3; or (b) any Lender claims indemnification from the Company or an Obligor under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased costs), the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of 136763735.4\71376 66 cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations. 8.4.2 On receipt of a notice referred to in Clause 8.4.1 above in relation to a Lender, the Available Commitments of that Lender shall be immediately reduced to zero. 8.4.3 On the last day of each Interest Period which ends after the Company has given notice under Clause 8.4.1 above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents and that Lender's corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 8.5 Right of cancellation in relation to a Defaulting Lender 8.5.1 If any Lender becomes a Defaulting Lender, the Parent or the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 10 Business Days' notice of cancellation of each Available Commitment of that Lender. 8.5.2 On the notice referred to in Clause 8.5.1 above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero. 8.5.3 The Agent shall as soon as practicable after receipt of a notice referred to in Clause 8.5.1 above, notify all the Lenders. 9. MANDATORY PREPAYMENT 9.1 Exit 9.1.1 For the purpose of this Clause 9.1:- "FCA" means the Financial Conduct Authority acting in accordance with Part 6 of the Financial Services and Markets Act 2000 "Flotation" means:- (a) a successful application being made for the admission of any part of the share capital of any member of the Group (or Holding Company of any member of the Group) to the Official List maintained by the FCA and the admission of any part of the share capital of any member of the Group (or Holding Company of any member of the Group) to trading on the London Stock Exchange plc or (b) the grant of permission to deal in any part of the issued share capital of any member of the Group (or Holding Company of any member of the Group) on the Alternative Investment Market or the Main Board or the Growth Market of the ICAP Securities & Derivatives Exchange (ISDX) or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or 136763735.4\71376 67 market replacing the same or any other exchange or market in any country 9.1.2 Upon the occurrence of:- (a) any Flotation; or (b) a Change of Control; or (c) the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions, the Facility will be immediately cancelled and shall immediately cease to be available for further utilisation and all Loans and Ancillary Outstandings, accrued interest and other amounts under the Finance Documents, shall become immediately due and payable 10. RESTRICTIONS 10.1 Notices of Cancellation or Prepayment Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 8 (Illegality, voluntary prepayment and cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 10.2 Interest and other amounts Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. 10.3 Reborrowing of the Facility Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. 10.4 Prepayment in accordance with Agreement No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 10.5 No reinstatement of Commitments Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 10.6 Agent's receipt of Notices If the Agent receives a notice under Clause 8 (Illegality, voluntary prepayment and cancellation) it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate. 10.7 Effect of Repayment and Prepayment on Commitments If all or part of any Lender's participation in a Utilisation under the Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitments (equal to the 136763735.4\71376 68 amount of the participation which is repaid or prepaid) in respect of the Facility will be deemed to be cancelled on the date of repayment or prepayment. 10.8 Application of prepayments Any prepayment of a Loan (other than a prepayment pursuant to Clause 8.1 (Illegality) shall be applied pro rata to each Lender's participation in that Utilisation.

136763735.4\71376 69 SECTION 5 COSTS OF UTILISATION 11. INTEREST 11.1 Calculation of interest 11.1.1 The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) Compounded Reference Rate for that day. 11.1.2 If any day during an Interest Period for a Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 11.2 Payment of interest 11.2.1 The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period. 11.2.2 If the annual audited financial statements of the Group and related Compliance Certificate received by the Agent show that a higher Margin should have applied during a certain period, then the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period. 11.3 Default interest 11.3.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2.0 per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 11.3 shall be immediately payable by the Obligor on demand by the Agent. 11.3.2 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 11.4 Notification of rates of interest 11.4.1 The Agent shall promptly upon an Interest Payment being determinable notify: (a) the relevant Borrower of that Interest Payment; (b) each relevant Lender of the proportion of that Interest Payment which relates to that Lender's participation in the relevant Loan; and (c) the relevant Lenders and the relevant Borrower of: 136763735.4\71376 70 (i) each applicable rate of interest relating to the determination of that Interest Payment; and (ii) to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Loan. This Clause 11.1.2 shall not apply to any Interest Payment determined pursuant to Clause 13.3 (Cost of funds). 11.4.2 The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan. 11.4.3 The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Loan to which Clause 13.3 (Cost of funds) applies. 11.4.4 This Clause 11.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day. 12. INTEREST PERIODS 12.1 Selection of Interest Periods and Terms 12.1.1 A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan. 12.1.2 Subject to this Clause 11.4.1, a Borrower (or the Company) may select an Interest Period of any period specified in the Reference Rate Terms or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan). 12.1.3 An Interest Period for a Loan shall not extend beyond the Termination Date. 12.1.4 Each Interest Period for a Loan shall start on the Utilisation Date. 12.1.5 A Loan has one Interest Period only. 12.1.6 No Interest Period shall be longer than six Months. 12.2 Non-Business Days Any rules specified as "Business Day Conventions" in the Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum. 13. CHANGES TO THE CALCULATION OF INTEREST 13.1 Interest calculation if no RFR or Central Bank Rate If: 13.1.1 there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and 13.1.2 "Cost of funds will apply as a fallback" is specified in the Reference Rate Terms for that Loan, Clause 13.3 (Cost of funds) shall apply to that Loan for that Interest Period. 136763735.4\71376 71 13.2 Market disruption If: 13.2.1 a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and 13.2.2 before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 13.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 13.3 Cost of funds 13.3.1 If this Clause 13.3 applies to a Loan for an Interest Period Clause 11.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lender's share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:- (a) the Margin; (b) the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan. 13.3.2 If this Clause 13.3 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. 13.3.3 Any alternative basis agreed pursuant to Clause 13.3.2 above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties. 13.3.4 If this Clause 13.3 applies pursuant to Clause 13.2 (Market disruption) and: (a) a Lender's Funding Rate is less than the relevant Market Disruption Rate; or (b) a Lender does not notify a rate to the Agent by the relevant Reporting Time, that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of Clause 13.3.1 above, to be the Market Disruption Rate for that Loan. 13.3.5 If Clause 13.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Company. 13.4 Break Costs 13.4.1 If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) 136763735.4\71376 72 attributable to all or any part of that Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum. 13.4.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable. 14. FEES 14.1 Commitment fee 14.1.1 The Company shall pay to the Agent (for the account of each Lender) a fee in Sterling computed at the rate of 35 per cent of the applicable Margin per annum on that Lender's Available Commitment for the Availability Period. 14.1.2 The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. 14.2 Arrangement fee The Company shall pay to the Arrangers (for their own account) an arrangement fee in the amount and at the times agreed in a Fee Letter. 14.3 Agency fee The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 14.4 Security Agent fee The Company shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter. 14.5 Interest, commission and fees on Ancillary Facilities The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms (provided that, as at the Fourth Amendment and Restatement Date, the rate and time of payment of interest, commission, fees and any other remuneration in respect of the same-day access loan facility referred to in clause 6.2.1 shall be on terms no more onerous than the Facility as at the Fourth Amendment and Restatement Date). 14.6 Extension fee The Company shall pay to the Agent (for the account of the Participating Lenders (as defined in Clause 7.2 (Extension of Termination Date)) a fee in the amount and at the times agreed in a Fee Letter.

136763735.4\71376 73 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 15. TAX GROSS UP AND INDEMNITIES 15.1 Definitions In this Agreement:- "Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the Borrower, which: (a) where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Part 2 of Schedule 1 (The Original Parties) and (i) where the Borrower is an Original Borrower, is filed with HM Revenue & Customs; or (ii) where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or (b) where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender, and (i) where the Borrower is a Borrower as at the date that Treaty Lender becomes a party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or (iii) where the Borrower is not a Borrower as at the date that Treaty Lender becomes a party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document "Qualifying Lender" means:- (a) a Lender (other than a Lender within sub-clause (b) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:- (i) a Lender:- 136763735.4\71376 74 (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; (ii) a Lender which is:- (A) a company resident in the United Kingdom for United Kingdom tax purposes (B) a partnership each member of which is:- (1) a company so resident in the United Kingdom or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company or (iii) a Treaty Lender or (b) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:- 136763735.4\71376 75 (a) a company resident in the United Kingdom for United Kingdom tax purposes (b) a partnership each member of which is:- (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 15.2 (Tax gross-up) or a payment under Clause 15.3 (Tax indemnity) "Treaty Lender" means a Lender which:- (a) is treated as a resident of a Treaty State for the purposes of the Treaty and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest "UK Non-Bank Lender" means:- (a) a Lender listed in Part 3 of Schedule 1 (The Original Parties); and (b) a Lender which is not an Original Lender and which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party as a Lender Unless a contrary indication appears, in this Clause 15 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 136763735.4\71376 76 15.2 Tax gross-up 15.2.1 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. 15.2.2 The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor. 15.2.3 If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 15.2.4 A payment shall not be increased under Clause 15.2.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:- (a) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (b) the relevant Lender is a Qualifying Lender solely by virtue of sub-clause (a)(ii) of the definition of Qualifying Lender and:- (i) an officer of HM Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and (ii) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (c) the relevant Lender is a Qualifying Lender solely by virtue of sub-clause (a)(ii) of the definition of Qualifying Lender and:- (i) the relevant Lender has not given a Tax Confirmation to the Company; and (ii) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or (d) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that

136763735.4\71376 77 Lender complied with its obligations under Clauses 15.2.7 or 15.2.8 (as applicable) below. 15.2.5 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. 15.2.6 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 15.2.7 (a) Subject to Clause 15.2.7(b), a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. (b) (i) A Treaty Lender which is an Original Lender and holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and (ii) A Treaty Lender which is not an Original Lender and holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to Clause 15.2.7(a) above. 15.2.8 If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 15.2.7(b) above and: (a) that Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (b) the Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (i) the Borrower DTTP Filing has been rejected by HM Revenue & Customs; (ii) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or 136763735.4\71376 78 (iii) HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction. 15.2.9 If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 15.2.7(b) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees. 15.2.10 The Company shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender. 15.2.11 A UK Non-Bank Lender which is an Original Lender gives a Tax Confirmation to the Company by entering into this Agreement. 15.2.12 A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation. 15.3 Tax indemnity 15.3.1 The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. 15.3.2 Clause 15.3.1 above shall not apply:- (a) with respect to any Tax assessed on a Finance Party:- (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (b) to the extent a loss, liability or cost:- (i) is compensated for by an increased payment under Clause 15.2 (Tax gross-up); (ii) would have been compensated for by an increased payment under Clause 15.2 (Tax gross-up) but 136763735.4\71376 79 was not so compensated solely because one of the exclusions in Clause 15.2.4 applied; or (iii) relates to a FATCA Deduction required to be made by a Party. 15.3.3 A Protected Party making, or intending to make a claim under Clause 15.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company. 15.3.4 A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent. 15.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that:- 15.4.1 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and 15.4.2 that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 15.5 Lender Status Confirmation Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:- 15.5.1 not a Qualifying Lender; 15.5.2 a Qualifying Lender (other than a Treaty Lender); or 15.5.3 a Treaty Lender. If such a Lender fails to indicate its status in accordance with this Clause 15.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 15.5. 15.6 Stamp taxes The Company shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability each Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 15.7 VAT 15.7.1 All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for 136763735.4\71376 80 any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 15.7.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). 15.7.2 If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (a) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 15.7.2(a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (b) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. 15.7.3 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. 15.7.4 Any reference in this Clause 15.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994). 15.7.5 In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 15.8 FATCA Information 15.8.1 Subject to Clause 15.8.3 below, each Party shall, within ten Business Days of a reasonable request by another Party:

136763735.4\71376 81 (a) confirm to that other Party whether it is: (i) a FATCA Exempt Party; or (ii) not a FATCA Exempt Party; (b) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (c) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. 15.8.2 If a Party confirms to another Party pursuant to Clause 15.8.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. 15.8.3 Clause15.8.1 above shall not oblige any Finance Party to do anything, and Clause 15.8.1(c) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (a) any law or regulation; (b) any fiduciary duty; or (c) any duty of confidentiality. 15.8.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clauses 15.8.1(a) or 15.8.1(b) (including, for the avoidance of doubt, where Clause 15.8.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 15.8.5 If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:- (a) where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (b) where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; (c) the date a new US Tax Obligor accedes as a Borrower; or (d) where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:- (i) a withholding certificate on Form W-8, Form W- 9 or any other relevant form; or 136763735.4\71376 82 (ii) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. 15.8.6 The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 15.8.5 above to the relevant Borrower. 15.8.7 If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 15.8.5 above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower. 15.8.8 The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 15.8.5 or 15.8.7 above without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 15.8.5, 15.8.6 or 15.8.7 above. 15.9 FATCA Deduction 15.9.1 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. 15.9.2 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties. 16. INCREASED COSTS 16.1 Increased costs 16.1.1 Subject to Clause 16.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (b) compliance with any law or regulation made after the date of this Agreement; or (c) the implementation or application of or compliance with Basel III, CRD IV or CRD V or any other law or regulation which implements Basel III, CRD IV or CRD V (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). 136763735.4\71376 83 16.1.2 In this Agreement:- (a) "Basel III" means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated from time to time; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and/or (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; (b) CRD IV means: (i) EU CRD IV; and (ii) UK CRD IV; (c) CRD V means: (i) EU CRD V; and (ii) UK CRD V; (d) EU CRD IV means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as either of the same may be amended, supplemented or restated from time to time; (e) EU CRD V means: 136763735.4\71376 84 (i) Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 and Regulation (EU) No 648/2012; and (ii) Directive 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures, as either of the same may be amended, supplemented or restated from time to time; (f) "Increased Costs" means:- (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document; (g) “IP completion day” means 11.00pm UK time on 31 December 2020, as set out in the European Union (Withdrawal Agreement) Act 2020; (h) UK CRD IV means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; (ii) the law of the United Kingdom or any part of it, which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and (iii) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act, as any of the same may be amended, supplemented or restated from time to time with application to the UK;

136763735.4\71376 85 (i) UK CRD V means the parts of EU CRDV which form retained EU law (as defined in the Withdrawal Act), as amended by the Financial Holding Companies (Approval etc.) and Capital Requirements (Capital Buffers and Macro-prudential Measures) (Amendment) (EU Exit) Regulations 2020*, and any applicable laws, regulations, rules, guidance or other applicable implementing measures from time to time of the Financial Conduct Authority, Prudential Regulation Authority, or other relevant UK regulator (or their successor) relating to the capital requirements regime for banks in the UK; and (j) Withdrawal Act means the European Union (Withdrawal) Act 2018, as amended. 16.2 Increased cost claims 16.2.1 A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company. 16.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 16.3 Exceptions 16.3.1 Clause 16.1 (Increased Costs) does not apply to the extent any Increased Cost is:- (a) attributable to a Tax Deduction required by law to be made by an Obligor; (b) attributable to a FATCA Deduction required to be made by a Party; (c) compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 15.3.2 applied); or (d) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. 16.3.2 In this Clause 16.3 reference to a "Tax Deduction" has the same meaning given to the term in Clause 15.1 (Definitions). 17. OTHER INDEMNITIES 17.1 Currency indemnity 17.1.1 If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:- (a) making or filing a claim or proof against that Obligor; or (b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, 136763735.4\71376 86 that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. 17.1.2 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 17.2 Other indemnities 17.2.1 The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:- (a) the occurrence of any Event of Default; (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Utilisation requested by the Company or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (d) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company. 17.3 Indemnity to the Agent The Company shall promptly indemnify the Agent against: 17.3.1 any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:- (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and 17.3.2 any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to Payment Systems etc) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents. 136763735.4\71376 87 17.4 Indemnity to the Security Agent 17.4.1 Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:- (a) any failure by the Borrower to comply with its obligations under Clause 19 (Costs and expenses); (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (c) the taking, holding, protection or enforcement of the Transaction Security, (d) the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; (e) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or (f) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct). 17.4.2 Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 17.4 will not be prejudiced by any release or disposal under the Intercreditor Agreement taking into account the operation of the provisions of that agreement. 17.4.3 The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 17.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it. 18. MITIGATION BY THE LENDERS 18.1 Mitigation 18.1.1 Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 15 (Tax gross-up and indemnities) or Clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. 18.1.2 Clause 18.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents. 136763735.4\71376 88 18.2 Limitation of liability 18.2.1 The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation). 18.2.2 A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 19. COSTS AND EXPENSES 19.1 Transaction expenses The Company shall promptly on demand pay the Agent, the Arranger and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:- 19.1.1 this Agreement and any other documents referred to in this Agreement and the Transaction Security; and 19.1.2 any other Finance Documents executed after the date of this Agreement. 19.2 Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 32.10 (Change of currency), the Company shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement. 19.3 Security Agent's ongoing costs 19.3.1 Any amount payable to the Security Agent under Clause 17.4 (Indemnity to the Security Agent) and this Clause 19 shall include the properly incurred cost of utilising the Security Agent's management time or other reasonable and appropriate resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the Lenders, and is in addition to any other fee paid or payable to the Security Agent. 19.3.2 Without prejudice to Clause 19.3.1 above, in the event of: (a) a Default; (b) the Security Agent considering it necessary (acting reasonably); (c) the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Company agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or (d) the Security Agent and the Company agreeing that it is otherwise appropriate in the circumstances,

136763735.4\71376 89 the Company shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to Clause 19.3.3 below. 19.3.3 If the Security Agent and the Company fail to agree upon the nature of the duties or upon the additional remuneration referred to in Clause 19.3.2 above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement. 19.4 Enforcement and preservation costs The Company shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) properly incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights. 136763735.4\71376 90 SECTION 7 GUARANTEE 20. GUARANTEE AND INDEMNITY 20.1 Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally:- 20.1.1 guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents; 20.1.2 undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and 20.1.3 agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 20 if the amount claimed had been recoverable on the basis of a guarantee. 20.2 Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 20.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 20.4 Waiver of defences The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause 20, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:- 20.4.1 any time, waiver or consent granted to, or composition with, any Obligor or other person; 20.4.2 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; 20.4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or 136763735.4\71376 91 non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; 20.4.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; 20.4.5 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security; 20.4.6 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or 20.4.7 any insolvency or similar proceedings. 20.5 Guarantor Intent Without prejudice to the generality of Clause 20.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension, replacement or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 20.6 Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 20.7 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:- 20.7.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and 20.7.2 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 20. 20.8 Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by 136763735.4\71376 92 reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 20:- 20.8.1 to be indemnified by an Obligor; 20.8.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; 20.8.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; 20.8.4 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 20.1 (Guarantee and Indemnity); 20.8.5 to exercise any right of set-off against any Obligor; and/or 20.8.6 to claim or prove as a creditor of any Obligor in competition with any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics). 20.9 Release of Guarantors' right of contribution If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:- 20.9.1 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and 20.9.2 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 20.10 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 20.11 Guarantee Limitations This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under

136763735.4\71376 93 the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor. 136763735.4\71376 94 SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 21. REPRESENTATIONS 21.1 General Each Obligor makes the representations and warranties set out in this Clause 21 to each Finance Party. 21.2 Status 21.2.1 It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction. 21.2.2 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 21.3 Binding obligations Subject to the Legal Reservations:- 21.3.1 the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and 21.3.2 (without limiting the generality of Clause 21.3.1 above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective. 21.4 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security pursuant to the Agreed Security Principles do not and will not conflict with:- 21.4.1 any law or regulation applicable to it; 21.4.2 the constitutional documents of any member of the Group; or 21.4.3 (any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument which has or is reasonably likely to have a Material Adverse Effect. 21.5 Power and authority 21.5.1 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents. 21.5.2 No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party. 136763735.4\71376 95 21.6 Validity and admissibility in evidence 21.6.1 All Authorisations required:- (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (b) to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect except any Authorisation referred to in Clause 21.9 (No filing or stamp taxes), which Authorisations will be promptly obtained or effected after the date of this Agreement. 21.6.2 All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect. 21.7 Governing law and enforcement 21.7.1 Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions. 21.7.2 Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions. 21.8 Insolvency No:- 21.8.1 corporate action, legal proceeding or other procedure or step described in Clause 25.7.1; or 21.8.2 creditors' process described in Clause 25.8 (Creditors' process), is being taken or, to the knowledge of the Parent or the Company, is threatened in writing in relation to the Parent or a member of the Group; and none of the circumstances described in Clause 25.6 (Insolvency) applies to the Parent or a member of the Group. 21.9 No filing or stamp taxes Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration of particulars of the Transaction Security at Companies House in the UK under section 860 of the Companies Act 2006 and payment of associated fees, which registrations and filings will be made promptly after the date of the relevant Finance Document. 21.10 Deduction of Tax It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:- 136763735.4\71376 96 21.10.1 a Qualifying Lender:- (a) falling within paragraph (a)(i) of the definition of Qualifying Lender; or (b) except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of Qualifying Lender; or (c) falling within paragraph (b) of the definition of Qualifying Lender; or 21.10.2 a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488). 21.11 No default 21.11.1 No Event of Default and, on the date of this Agreement, no Default is continuing or will result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document. 21.11.2 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any Material Company or to which its (or any Material Company's) assets are subject, which in each case has or is reasonably likely to have a Material Adverse Effect. 21.12 No misleading information Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement:- 21.12.1 all material information provided to a Finance Party by or on behalf of the Parent or the Company in connection with this Agreement and the provision of the Facility and/or the Group on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and 21.12.2 all other written information provided by the Parent or any member of the Group (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect. 21.13 Original Financial Statements 21.13.1 Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Agent in writing to the contrary. However in the case of monthly and quarterly statements, normal year end adjustments were not made. 21.13.2 Its unaudited Original Financial Statements fairly represent its financial condition and results of operations (consolidated in the case of each of the target companies described in paragraph (a) of the definition of Permitted Acquisition) for the relevant month or financial quarter.

136763735.4\71376 97 21.13.3 Its audited Original Financial Statements fairly present its financial condition and its results of operations (consolidated in the case of each of the target companies described in paragraph (a) of the definition of Permitted Acquisition) during the relevant Financial Year. 21.13.4 There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent and/or the Company) since the date of the Original Financial Statements. 21.13.5 The Original Financial Statements of the Company (and each of the target companies described in paragraph (a) of the definition of Permitted Acquisition) do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group or the group of companies formed of the target companies described in paragraph (a) of the definition of Permitted Acquisition and each of their Subsidiaries (as applicable). 21.13.6 Its most recent financial statements delivered pursuant to Clause 22.1 (Financial Statements):- (a) have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and (b) fairly present its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate. 21.13.7 The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied. 21.13.8 Since the date of the most recent financial statements delivered pursuant to Clause 22.1 (Financial Statements) there has been no material adverse change in the business, assets or financial condition of the Group. 21.14 No proceedings pending or threatened 21.14.1 No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started and are ongoing or threatened in writing against it or any of its Subsidiaries. 21.14.2 No judgment or order of a court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries. 21.15 Anti-corruption law Each member of the Group has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 21.16 No breach of laws 21.16.1 It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. 136763735.4\71376 98 21.16.2 No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against the Parent or any member of the Group which have or are reasonably likely to have a Material Adverse Effect. 21.17 Environmental laws 21.17.1 The Parent and each member of the Group is in compliance with Clause 24.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. 21.17.2 No Environmental Claim has been commenced and is outstanding or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against the Parent or any member of the Group where that claim has or is reasonably likely, if adversely determined against the Parent or that member of the Group, to have a Material Adverse Effect. 21.18 Taxation 21.18.1 It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of £500,000 (or its equivalent in any other currency) or more unless such payment is being contested in good faith and is adequately reserved against in accordance with the Accounting Principles. 21.18.2 Save for claims being contested in good faith and which have been adequately reserved against (in accordance with the Accounting Principles) no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group of £250,000 (or its equivalent in any other currency) or more is reasonably likely to arise. 21.18.3 It is resident for Tax purposes only in its Original Jurisdiction. 21.19 Security and Financial Indebtedness 21.19.1 No Security or Quasi-Security exists over: (a) all or any of the present or future assets of any member of the Group; or (b) any of the shares owned by the Parent in the Company, other than as permitted by this Agreement. 21.19.2 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement. 21.20 Ranking Subject to the terms of the Vehicle Financier Deeds of Priority, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security other than Permitted Security. 136763735.4\71376 99 21.21 Good title to assets It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted in all material respects (save for certain motor vehicles and diagnostic equipment which are subject to retention of title provisions and which the relevant member of the Group has the appropriate Authorisations to use). 21.22 Legal and beneficial ownership It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security under the Transaction Security Documents. 21.23 Shares The shares of any member of the Group and of PAE GmbH which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group or of PAE GmbH (including any option or right of pre-emption or conversion). 21.24 Intellectual Property It and each of its Subsidiaries:- 21.24.1 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted; 21.24.2 does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect in each case where failure to do so would have or be reasonably likely to have a Material Adverse Effect; and 21.24.3 has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it. 21.25 Group Structure Chart 21.25.1 The Group Structure Chart delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects and shows the following information:- (a) the Parent and each member of the Group, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a member of the Group which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability; and (b) all minority interests in any member of the Group and any person in which the Parent or any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person. 136763735.4\71376 100 21.26 Obligors 21.26.1 Each Material Company is or will be an Obligor on the Closing Date and on the Fourth Amendment and Restatement Date. 21.26.2 The aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA (as defined in Clause 23 (Financial Covenants)) and the aggregate gross assets, the aggregate net assets and the aggregate turnover of the Guarantors (other than the Parent) on the Closing Date and on the Fourth Amendment and Restatement Date (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 90% of Consolidated EBITDA, as defined in Clause 23 (Financial Covenants) and the consolidated gross assets, net assets and turnover of the Group. 21.27 Accounting Reference Date The Accounting Reference Date of the Parent and each member of the Group is 31 December. 21.28 Centre of main interests and establishments For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the "Regulation"), each Obligor incorporated in a member state of the European Union has its centre of main interest (as that term is used in Article 3(1) of the Regulation) situated in England and Wales and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 21.29 Pensions Except for the DB Schemes:- 21.29.1 neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and 21.29.2 so far as the Company is aware (having made due and diligent enquiries), neither it nor any of its Subsidiaries is or has at any time been "connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer. 21.30 No adverse consequences 21.30.1 It is not necessary under the laws of its Relevant Jurisdictions:- (a) in order to enable any Finance Party to enforce its rights under any Finance Document; or (b) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions. 21.30.2 No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

136763735.4\71376 101 21.31 Sanctions 21.31.1 To the best of their knowledge and belief (having made all appropriate searches and investigations), none of the Obligors, any of their Subsidiaries, any director, officer, employee, agent or Affiliate of any Obligor or any of their Subsidiaries is a Restricted Person that is, or is owned or controlled by Restricted Persons, that are: (a) the subject of any Sanctions; or (b) located , organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria. 21.31.2 To the best of their knowledge and belief (having made all appropriate searches and investigations), no proceeds of any Loan are being, or have been, used in connection with any activities in violation of Sanctions. 21.31.3 This Clause 21.31 (Sanctions) shall not apply to the extent that such representations would conflict with: (a) in relation to any Obligor domiciled in an EU Member State, Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended); (b) in relation to any Obligor domiciled in the United Kingdom, Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended) and as further amended by the Protecting against the Effects of the Extraterritorial Application of Third Country Legislation (Amendment) (EU Exit) Regulations 2019; and (c) any similar applicable blocking or anti-boycott law or regulation in the United Kingdom. 21.32 Times when representations made 21.32.1 All the representations and warranties in this Clause 21 are made by each Original Obligor on the date of this Agreement. 21.32.2 All the representations and warranties in this Clause 21 are deemed to be made by each Obligor on the Closing Date. 21.32.3 The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in Clauses 21.13.1 to 21.13.5 will cease to be so made once subsequent financial statements have been delivered under this Agreement). 21.32.4 All the representations and warranties in this Clause 21 except Clause 21.12 (No misleading information) and Clause 21.25 (Group Structure Chart) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor with respect to itself and (if applicable) its Subsidiaries. 21.32.5 Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and 136763735.4\71376 102 circumstances existing at the date the representation or warranty is deemed to be made. 22. INFORMATION UNDERTAKINGS The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. In this Clause 22:- "Annual Financial Statements" means the financial statements for a Financial Year delivered pursuant to Clause 22.1.1 "Monthly Financial Statements" means the financial statements delivered pursuant to Clause 22.1.3 "Quarterly Financial Statements" means the financial statements delivered pursuant to Clause 22.1.2 22.1 Financial statements The Company shall supply to the Agent in sufficient copies for all the Lenders:- 22.1.1 as soon as they are available, but in any event within 270 days after the end of each of its Financial Years:- (a) its audited consolidated financial statements for that Financial Year; and (b) the audited financial statements (consolidated if appropriate) of each Obligor for that Financial Year; 22.1.2 as soon as they are available, but in any event within 30 days after the end of each Financial Quarter of each of its Financial Years its consolidated financial statements for that Financial Quarter; and 22.1.3 as soon as they are available, but in any event within 30 days after the end of each month its financial statements on a consolidated basis for that month (to include cumulative management accounts for the Financial Year to date). 22.2 Provision and contents of Compliance Certificate 22.2.1 The Company shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements. 22.2.2 The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 23 (Financial Covenants). 22.2.3 Each Compliance Certificate shall be signed by two directors (one of whom shall be the finance director) of the Company and two directors (one of whom shall be the finance director) of the Parent and, if required by the Agent (acting on the instructions of the Majority Lenders) following the occurrence of a Default which is continuing each Compliance Certificate to be delivered with the consolidated Annual Financial Statements of the Company, shall be reported on by the Company's Auditors in the form agreed by the Company and the Majority Lenders. 136763735.4\71376 103 22.3 Requirements as to financial statements 22.3.1 The Company shall procure that each set of Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Company shall procure that:- (a) each set of Annual Financial Statements shall be audited by the Company's Auditors; and (b) each set of Monthly Financial Statements is in a format acceptable to each Lender; and (c) the Monthly Financial Statements delivered at, or around, the same time as the Annual Financial Statements shall include a reconciliation between those Monthly Financial Statements and the Annual Financial Statements. 22.3.2 Each set of financial statements delivered pursuant to Clause 22.1 (Financial statements):- (a) shall be certified by a director of the relevant company as fairly representing its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the auditors of those Annual Financial Statements and accompanying those Annual Financial Statements; (b) in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Company comparing actual performance for the period to which the financial statements relate to:- (i) the projected performance for that period set out in the Budget; and (ii) the actual performance for the corresponding period in the preceding Financial Year of the Group; and (c) shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the case of any Obligor, in the preparation of the Original Financial Statements for that Obligor, unless, in relation to any set of financial statements, the Company notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Company's Auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:- (i) a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which that Obligor's Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders: 136763735.4\71376 104 (1) to determine whether Clause 23 (Financial covenants) has been complied with; (2) to determine whether Clause 24.34 (Guarantors) has been complied with; (3) to determine which members of the Group are Material Companies; (4) to determine the Margin as set out in the definition of "Margin"; and (5) to make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements. Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the Accounting Principles applied in the preparation of the Original Financial Statements. (d) Notwithstanding any other term of this Agreement no Event of Default shall occur, or be deemed to occur, as a result of any restriction on the identity of the Company's Auditors contained in this Agreement being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to the Audit Laws. 22.4 Budget 22.4.1 The Company shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 30 days after the start of each of its Financial Years, an annual Budget for that Financial Year. 22.4.2 The Company shall ensure that each Budget:- (a) is in a form reasonably acceptable to the Agent and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group, projected financial covenant calculations and such other information requested by each Lender (acting reasonably) (b) is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 22.1 (Financial statements); and (c) has been approved by the board of directors of the Company. 22.4.3 If the Company updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget. 22.5 Group companies At the request of the Agent, the Company shall supply to the Agent a report signed by two directors of the Company stating which of its Subsidiaries are Material Companies and confirming that the aggregate of earnings before interest, tax, depreciation and

136763735.4\71376 105 amortisation (calculated on the same basis as Consolidated EBITDA, as defined in Clause 23 (Financial Covenants) and the aggregate gross assets, aggregate net assets and aggregate turnover of the Guarantors (other than the Parent) (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 90% of Consolidated EBITDA (as defined in Clause 23 (Financial Covenants)) and the consolidated gross assets, net assets and turnover of the Group. 22.6 Presentations If requested to do so by the Agent if the Agent reasonably suspects a Default is continuing or may have occurred or may occur, at least two directors of the Parent (one of whom shall be the chief financial officer) must give a presentation to the Finance Parties about the on-going business and financial performance of the Group. 22.7 Year-end The Company shall procure that each Financial Year-end of each member of the Group falls on 31 December. 22.8 Information: miscellaneous The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):- 22.8.1 promptly following the same being dispatched, copies of all documents required to be dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company or any Obligors to its creditors generally (or any class of them); 22.8.2 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; 22.8.3 promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; 22.8.4 promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and 22.8.5 promptly on reasonable request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group and an up to date copy of its shareholders' register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request. 22.9 Notification of default 22.9.1 Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). 136763735.4\71376 106 22.9.2 Promptly upon a request by the Agent (acting reasonably), the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 22.10 "Know your customer" checks 22.10.1 If:- (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or (c) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of sub-clause (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-clause (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in sub-clause (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 22.10.2 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 22.10.3 The Company shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 28 (Changes to the Obligors). 22.10.4 Following the giving of any notice pursuant to Clause 22.10.3 above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 136763735.4\71376 107 23. FINANCIAL COVENANTS 23.1 Financial definitions In this Agreement:- "Capital Expenditure" means, in respect of any Relevant Period, any amount paid to acquire tangible fixed assets where such expenditure is capitalised on the balance sheet of the Group but excluding: (a) net proceeds received from sale and leaseback transactions (b) rental payments in respect of Finance Leases; (c) fixed assets acquired through the acquisition of a business and (d) maintenance payments which are charged to the profit and loss account "Consolidated Borrowing Costs" means, in respect of any Relevant Period, the aggregate of all interest, commission, fees and charges payable by the Group in respect of its Consolidated Gross Borrowings in respect of such Relevant Period including, without limitation: (a) capitalised interest (b) Finance Lease charges (c) dividends on shares issued on the basis that they are or may become redeemable, but excluding interest payable by Affiliates and Joint Ventures "Consolidated EBIT" means, in respect of any Relevant Period, the consolidated profit/loss of the Group on ordinary activities before taxation and after exceptional items but after adding back:- (a) exceptional losses charged below operating profit (b) Consolidated Borrowing Costs (net of capitalised interest and dividends on redeemable shares) (c) interest payable by associates and Joint Ventures (d) the Group's share of the operating losses arising in associates and Joint Ventures (e) the Group's share of exceptional losses arising in associates and Joint Ventures 136763735.4\71376 108 and after deducting (f) interest receivable and other similar income (g) income from fixed asset investments (h) exceptional gains credited below operating profit (i) interest receivable by associates and Joint Ventures (j) the Group's share of operating profits arising in associates and Joint Ventures (k) the Group's share of exceptional gains arising in associates and Joint Ventures provided that no amount included, added or deducted shall be taken into account more than once in calculating Consolidated EBIT "Consolidated EBITAR" means, in respect of any Relevant Period, Consolidated EBIT for that Relevant Period after adding back any amount attributable to the amortisation of goodwill and intangible assets of members of the Group and rental paid by any member of the Group during that Relevant Period "Consolidated EBITDA" means, in respect of any Relevant Period, Consolidated EBIT for that Relevant Period after adding back any amount attributable to the amortisation of goodwill and intangible assets of members of the Group and any amount attributable to the depreciation of assets of members of the Group "Consolidated Gross Borrowings" means at any time, the aggregate of all obligations of the Group for the repayment of money, whether present or future, actual or contingent incurred in respect of:- (a) money borrowed from all sources (b) any bonds, notes, loan stock, debentures or similar instruments (c) eligible debt securities, bills of exchange or documentary credits (d) shares issued on the basis that they are or may become redeemable (at redemption value) (e) gross obligations under Finance Leases (f) the factoring of debts (g) guarantees, indemnities or other assurances against financial loss and

136763735.4\71376 109 (h) amounts raised or obligations incurred in respect of any other transaction which has the commercial effect of borrowing "Consolidated Interest and Rental Payable" means, in respect of any Relevant Period, Consolidated Borrowing Costs plus rental paid and due to be paid by any member of the Group during that Relevant Period "Consolidated Net Borrowings" means, at any time, Consolidated Gross Borrowings less:- (a) any Cash or Cash Equivalent Investments held by any member of the Group (b) any Financial Indebtedness arising in respect of any loan from PAG or any of its Subsidiaries (other than a member of the Group) to any member of the Group which is subordinated to the Facility (and, for the avoidance of doubt, such subordinated Financial Indebtedness shall include any Short Term Loan that is subordinated in accordance with Clause 24.18.4) and (c) any Financial Indebtedness in respect of Stocking Finance "Finance Lease" means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease provided that any lease or hire purchase contract which is classified as an operating lease in accordance with the Accounting Principles as applied to the Original Financial Statements shall not be treated as a Finance Lease "Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date "Financial Year" means the annual accounting period of the Group ending on or about 31 December in each year "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December "Relevant Period" means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter "Stocking Finance" means, at any time, all funding provided to any member of the Group for vehicle stock, used demonstrators and consignment stock "Stocking Interest" means, in respect of any Relevant Period, interest charged on funding provided for vehicle stock, used demonstrators and consignment vehicles 136763735.4\71376 110 23.2 Financial condition The Company shall ensure that:- 23.2.1 EBITAR : Interest and Rental Payable: the ratio of Consolidated EBITAR to Consolidated Interest and Rental Payable in respect of any Relevant Period shall not be less than 1.55:1. 23.2.2 Net Debt : Consolidated EBITDA: the ratio of Consolidated Net Borrowings to Consolidated EBITDA less Stocking Interest in respect of any Relevant Period shall not be more than 2.75:1 23.2.3 Capital Expenditure: The aggregate Capital Expenditure of the Group: (a) shall not exceed £120,000,000 in respect of the Financial Year ending 31 December 2022; and (b) shall not exceed £100,000,000 in respect of any other Financial Year. 23.3 Financial testing The financial covenants set out in Clause 23.2 (Financial condition) shall be calculated in accordance with the Accounting Principles (other than in relation to the treatment of demonstrator stock, courtesy vehicles and vehicles operated through Agnew Leasing Ltd, which shall be treated in accordance with the treatment of those assets in the Monthly Financial Statements as at 31 December 2013) and tested by reference to each of the financial statements delivered pursuant to Clause 22.1.2 and/or each Compliance Certificate delivered pursuant to Clause 22.2 (Provision and contents of Compliance Certificate). 24. GENERAL UNDERTAKINGS The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. Authorisations and compliance with laws 24.1 Authorisations Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of a Relevant Jurisdiction to:- 24.1.1 enable it to perform its obligations under the Finance Documents; 24.1.2 ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and 24.1.3 carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect. 24.2 Compliance with laws Each Obligor shall (and the Parent and the Company shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect. 136763735.4\71376 111 24.3 Environmental compliance Each member of the Group shall:- 24.3.1 comply with all Environmental Law; 24.3.2 obtain, maintain and ensure compliance with all requisite Environmental Permits; 24.3.3 implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 24.4 Environmental claims Each member of the Group shall (through the Company), promptly upon becoming aware of the same, inform the Agent in writing of:- 24.4.1 any Environmental Claim against any member of the Group which is current, pending or threatened; and 24.4.2 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect. 24.5 Anti-corruption law 24.5.1 No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions. 24.5.2 Each Obligor shall (and the Company shall ensure that each other member of the Group will): (a) conduct its businesses in compliance with applicable anti- corruption laws; and (b) maintain policies and procedures designed to promote and achieve compliance with such laws. 24.6 Taxation 24.6.1 Each Obligor shall (and the Parent and the Company shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:- (a) such payment is being contested in good faith; (b) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 22.1 (Financial statements) or will be and are disclosed in the financial statements to be delivered immediately following such Taxes being imposed; and 136763735.4\71376 112 (c) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. 24.6.2 The Parent and no member of the Group may change its residence for Tax purposes. Restrictions on business focus 24.7 Merger No Obligor shall (and the Parent and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction. 24.8 Change of business The Parent and the Company shall procure that no material change is made to the general nature of the business of the Parent, the Company, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement. 24.9 Acquisitions 24.9.1 Except as permitted under Clause 24.9.2 below, no member of the Group shall:- (a) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or (b) incorporate a company. 24.9.2 Clause 24.9.1 above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:- (a) a Permitted Acquisition; or (b) a Permitted Transaction. 24.10 Joint ventures 24.10.1 Except as permitted under Clause 24.10.2 below, no member of the Group shall:- (a) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or (b) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing). 24.10.2 Clause 24.10.1 above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Disposal, a Permitted Loan or a Permitted Joint Venture.

136763735.4\71376 113 Restrictions on dealing with assets and Security 24.11 Preservation of assets Each Obligor shall (and the Parent and the Company shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business. 24.12 Pari passu ranking Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 24.13 Negative pledge In this Clause 24.13, "Quasi-Security" means an arrangement or transaction described in Clause (b) below. 24.13.1 The Parent shall not create or permit to subsist any Security over any of shares owned by the Parent in the Company. 24.13.2 Except as permitted under Clause 24.13.3 below:- (a) no member of the Group shall create or permit to subsist any Security over any of its assets. (b) no member of the Group shall:- (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. 24.13.3 Clauses 24.13.2(a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:- (a) Permitted Security; or (b) a Permitted Transaction. 136763735.4\71376 114 24.14 Disposals 24.14.1 The Parent shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of the shares owned by the Parent in the Company. 24.14.2 Except as permitted under Clause 24.14.3 below, no member of the Group shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. 24.14.3 Clause 24.14.1 above does not apply to any sale, lease, transfer or other disposal which is:- (a) a Permitted Disposal; or (b) a Permitted Transaction. 24.15 Arm's length basis 24.15.1 Except as permitted by Clause 24.15.2 below, no member of the Group shall enter into any transaction with any person except on arm's length terms and for full market value; and 24.15.2 The following transactions shall not be a breach of this Clause 24.15:- (a) intra-Group loans permitted under Clause 24.16 (Loans or credit); (b) fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent; and (c) any Permitted Transaction. Restrictions on movement of cash - cash out 24.16 Loans or credit 24.16.1 Except as permitted under Clause 24.16.2 below, no member of the Group shall be a creditor in respect of any Financial Indebtedness. 24.16.2 Clause 24.16.1 above does not apply to:- (a) a Permitted Loan; or (b) a Permitted Transaction. 24.17 No Guarantees or indemnities 24.17.1 Except as permitted under Clause 24.17.2 below, no member of the Group shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person. 24.17.2 Clause 24.17.1 does not apply to a guarantee which is:- (a) a Permitted Guarantee; or 136763735.4\71376 115 (b) a Permitted Transaction. 24.18 Dividends, share redemption and repayment of Short Term Loans 24.18.1 Except as permitted under Clause 24.18.2 below, the Company shall not (and the Parent and the Company will ensure that no other member of the Group will):- (a) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (b) repay or distribute any dividend or share premium reserve; (c) pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent or the Company; or (d) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so. 24.18.2 Clause 24.18.1 above does not apply to:- (a) a Permitted Distribution; or (b) a Permitted Transaction (other than one referred to in sub- clause (c) of the definition of that term). 24.18.3 The Company shall not (and the Parent and the Company will ensure that no other member of the Group will) repay any Short Term Loan (a "Short Term Loan Repayment") unless: (a) no Event of Default has occurred or is continuing; and (b) based on projections prepared by the Company (based on reasonable assumptions), the Group shall be in compliance with Clause 23.2 (Financial condition) on each of the next two Testing Dates and the Company has supplied a copy of such projections to the Agent. 24.18.4 If the relevant member of the Group cannot make the Short Term Loan Repayment within the 45 day period because it is prevented from doing so under Clause 24.18.3, the Parent and the Company shall procure that PAG, any of its Subsidiaries and the relevant member(s) of the Group as required shall enter into a subordination deed (in form and substance satisfactory to the Agent) confirming that each relevant Short Term Loan is fully subordinated to the Loans under this Agreement. 24.18.5 No Event of Default shall arise in respect of a failure to make a Short Term Repayment within the 45 day period if that Short Term Loan is subordinated in accordance with Clause 24.18.4. Restrictions on movement of cash - cash in 24.19 Financial Indebtedness 24.19.1 Except as permitted under Clause 24.19.2 below, no member of the Group shall incur or allow to remain outstanding any Financial Indebtedness. 136763735.4\71376 116 24.19.2 Clause 24.19.1 above does not apply to Financial Indebtedness which is:- (a) Permitted Financial Indebtedness; or (b) a Permitted Transaction. 24.20 Share capital No member of the Group shall issue any shares except pursuant to a Permitted Transaction. Miscellaneous 24.21 Insurance 24.21.1 Each Obligor shall (and the Parent and the Company shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. 24.21.2 All insurances must be with reputable independent insurance companies or underwriters. 24.22 Pensions 24.22.1 The Parent and the Company shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are funded in accordance with the statutory funding objective and any deficit reduction plans agreed by the Parent and/or the Company from time to time and that no action or omission is taken by the Parent, the Company or any other member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme). 24.22.2 Except for the DB Schemes the Parent and the Company shall ensure that neither the Parent nor any member of the Group is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer. 24.22.3 The Parent and the Company shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent and the Company), actuarial reports in relation to all pension schemes mentioned in Clause 24.22.1 above. 24.22.4 The Parent and the Company shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in 24.22.1 above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise). 24.22.5 Each Obligor shall immediately notify the Agent of any investigation or proposed investigation by the Pensions Regulator of which an Obligor becomes aware which may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any other member of the Group.

136763735.4\71376 117 24.22.6 Each Obligor shall immediately notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator. 24.23 People with Significant Control regime Each Obligor shall (and the Company shall ensure that each other member of the Group will):- 24.23.1 within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and 24.23.2 promptly provide the Security Agent with a copy of that notice. 24.24 Access Each Obligor shall, and the Parent and the Company shall ensure that each member of the Group will, (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur) permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with the senior management of the Group (including the chief executive officer and the chief financial officer). 24.25 Service contracts 24.25.1 The Parent and the Company must ensure that there is in place in respect of each Material Company qualified management with appropriate skills. 24.25.2 If either the chief financial officer or chief executive officer of the Group ceases (whether by reason of death, retirement at normal retiring age or through ill health or otherwise) to perform his or her duties as required under his or her service contract the Parent must as soon as reasonably practicable thereafter:- (a) notify the Agent; and (b) after consultation with the Agent as to the identity of such replacement person, find and appoint an adequately qualified replacement for him or her as promptly as practicable. 24.26 Intellectual Property 24.26.1 Each Obligor shall (and the Parent and the Company shall procure that each Group member will):- (a) preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member; (b) use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property; (c) make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property; 136763735.4\71376 118 (d) not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and (e) not discontinue the use of the Intellectual Property, where failure to do so, in the case of sub-clauses (a) and (b) and above, or, in the case of sub-clauses (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect. 24.26.2 Failure to comply with any part of Clause 24.26.1 above shall not be a breach of this Clause 24.26 to the extent that any dealing with Intellectual Property which would otherwise be a breach of Clause 24.26.1 is contemplated by the definition of Permitted Transaction. 24.27 Amendments 24.27.1 No Obligor shall (and the Parent and the Company shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Finance Document except in writing:- (a) in accordance with the provisions of Clause 38 (Amendments and Waivers); (b) to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination is permitted by the Intercreditor Agreement; and (c) after the Closing Date (other than an amendment which is administrative or technical in nature), in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders. 24.27.2 The Parent and the Company shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in sub-clauses (a) to (c) above. 24.28 Financial assistance Each Obligor shall (and the Parent and the Company shall procure each member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement. 24.29 Group bank accounts 24.29.1 Except as permitted under Clause 24.29.2 below, the Parent and the Company shall ensure that all bank accounts of the Parent and the Group shall be opened and maintained with a Finance Party or an Affiliate of a Finance Party and are subject to valid Security under the Transaction Security Documents. 24.29.2 Clause 24.29.1 above does not apply to bank accounts of any business or company which is acquired by any member of the Group after the Closing Date where such bank account is in existence prior to the date on which that business or company becomes a member of the Group, provided that such 136763735.4\71376 119 bank account shall be closed within 120 days of the date of completion of the relevant acquisition. 24.30 Treasury Transactions No member of the Group shall enter into any Treasury Transaction, other than a Permitted Treasury Transaction. 24.31 Further assurance 24.31.1 Subject to the Agreed Security Principles, each Obligor shall (and the Parent and the Company shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):- (a) to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; (b) to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or (c) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security. 24.31.2 Each Obligor shall (and the Parent and the Company shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents. 24.32 Syndication, Assignment or Transfer 24.32.1 The Obligors acknowledge that a Lender may syndicate all or any part of the Facility, assign any of its rights or transfer by novation any of its rights and obligations (a "Syndication, Assignment or Transfer") under any Finance Document in accordance with Clause 26 (Changes to the Lenders). Where a Syndication, Assignment or Transfer is to be effected in accordance with Clause 26 (Changes to the Lenders), the Company shall enter into negotiations in good faith for a period of time of not longer than 60 days (the "Time Limit") with a view to agreeing all amendments to any Finance Document and/or replacement of or variation to any document and all ancillary documentation required by the relevant Lender and any New Lender (as defined in Clause 26.1 (Assignments and transfers by the Lenders)) to effect the Syndication, Assignment or Transfer. 24.32.2 Upon the request of the Agent, the Company shall supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (on behalf of a relevant Lender, whether for itself or on behalf of 136763735.4\71376 120 any prospective New Lender) in order for any prospective New Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in each Finance Document. 24.32.3 The Company agrees to meet all reasonable costs, charges and expenses incurred (including the reasonable fees and expenses of any legal and other professional advisors whether directly employed by the Agent, the relevant Lender or any prospective New Lender or who provide other services to the Agent, the relevant Lender or any prospective New Lender) by the Agent, the relevant Lender and/or any prospective New Lender in connection with any proposed Syndication, Assignment or Transfer. 24.33 Wider group loans 24.33.1 No member of the Group shall make any loan to any member of the German Group except: (a) as permitted by limb (e) of the definition of “Permitted Loan”; or (b) with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed). 24.33.2 No member of the Group shall repay or pay any principal or interest on any loan granted to it by any member of the German Group except with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed). 24.34 Guarantors 24.34.1 The Parent and the Company shall ensure that at all times after the Closing Date, the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, as defined in Clause 23 (Financial Covenants)) of the Guarantors (other than the Parent) and the aggregate gross assets, the aggregate net assets and aggregate turnover of the Guarantors (other than the Parent) (in each case calculated on an unconsolidated basis and excluding all intra-group items and investment in Subsidiaries of any member of the Group) represents not less than 90 per cent of Consolidated EBITDA (as defined in Clause 23 (Financial Covenants)) and consolidated gross assets, consolidated net assets and consolidated turnover of the Group. 24.34.2 The Parent and the Company need only perform its obligations under Clause 24.34.1 above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person's directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability. 24.35 Sanctions The undertakings in this Clause 24.35 remain in force from the date of this Agreement for as long as any amount is outstanding under the Finance Documents or any Commitment is in force:

136763735.4\71376 121 24.35.1 the Obligors will maintain adequate policies and procedures designed to ensure compliance with Sanctions, and identify any breaches on occurrence; 24.35.2 each Obligor undertakes that it, and will procure that any other member of the Group, or any director, officer, agent, employee or person acting on behalf of the foregoing, is not a Restricted Person and does not act directly or indirectly on behalf of a Restricted Person; 24.35.3 each Obligor shall, and shall procure that each other member of the Group shall, not use any revenue or benefit derived from any activity or dealing with a Restricted Person to be used in discharging any obligation due or owing to the Bank; 24.35.4 each Obligor shall, and shall procure that each other member of the Group shall, to the extent permitted by law promptly upon becoming aware of them supply to the Agent/Bank details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority; and 24.35.5 no Obligor shall, and the Company shall procure that no other member of the Group shall, permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Facility or other transactions contemplated by this Agreement to fund any trade, business or other activities: (i) involving or for the benefit of any Restricted Person, or (ii) in any other manner that could result in any Obligor or the Bank being in breach of any Sanctions or becoming a Restricted Person, in each case other than to the extent that such undertakings would conflict with: (a) in relation to any Obligor domiciled in an EU Member State, Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended); (b) in relation to any Obligor domiciled in the United Kingdom, Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended) and as further amended by the Protecting against the Effects of the Extraterritorial Application of Third Country Legislation (Amendment) (EU Exit) Regulations 2019; and (c) any similar applicable blocking or anti-boycott law or regulation in the United Kingdom. 24.36 Conditions subsequent Each Obligor must use, and must procure that any other member of the Group that is a potential provider of Transaction Security uses, all reasonable endeavours lawfully available to avoid or mitigate the constraints on the provision of Security provided for in the Agreed Security Principles. 25. EVENTS OF DEFAULT Each of the events or circumstances set out in this Clause 25 is an Event of Default (save for Clause 25.18 (Acceleration). 136763735.4\71376 122 25.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:- 25.1.1 its failure to pay is caused by:- (a) administrative or technical error; or (b) a Disruption Event; and 25.1.2 payment is made within three Business Days of its due date. 25.2 Financial covenants and other obligations 25.2.1 Any requirement of Clause 23 (Financial covenants) is not satisfied. 25.2.2 An Obligor does not comply with the provisions of Clauses 22.1 (Financial Statements) to Clause 22.5 (Group companies) inclusive, Clause 24.11 (Preservation of assets), Clause 24.5 (Anti-corruption law), Clause 24.12 (Pari passu ranking), Clause 24.13 (Negative pledge), Clause 24.14 (Disposals), Clause 24.15 (Arm's length basis), Clause 24.16 (Loans or credit), Clause 24.17 (No Guarantees or indemnities), Clause 24.18 (Dividends, share redemption and Repayment of Short Term Loans), Clause 24.19 (Financial Indebtedness) and/or Clause 24.35 (Sanctions). 25.2.3 An Obligor does not comply with any provision of any Transaction Security Document. 25.3 Other obligations 25.3.1 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Financial covenants and other obligations)). 25.3.2 No Event of Default under Clause 25.3.1 above will occur if the failure to comply is capable of remedy and is remedied within seven Business Days of the earlier of (i) the Agent giving notice to the Company or relevant Obligor and (ii) the Company or an Obligor becoming aware of the failure to comply. 25.4 Misrepresentation Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made. 25.5 Cross default 25.5.1 Any Financial Indebtedness of the Parent or any member of the Group is not paid when due nor within any originally applicable grace period. 25.5.2 Any Financial Indebtedness of the Parent or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). 25.5.3 Any commitment for any Financial Indebtedness of the Parent or any member of the Group is cancelled or suspended by a creditor of the Parent or any member of the Group as a result of an event of default (however described). 136763735.4\71376 123 25.5.4 Any creditor of the Parent or any member of the Group becomes entitled to declare any Financial Indebtedness of the Parent or any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). 25.5.5 No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 25.5.1 to 25.5.4 above is less than £15,000,000 (or its equivalent in any other currency or currencies). 25.6 Insolvency 25.6.1 The Parent or any member of the Group is unable or admits inability to pay its debts as they fall due, is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness. 25.6.2 The value of the assets of the Parent or any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities). 25.6.3 A moratorium is declared in respect of any indebtedness of the Parent or any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium. 25.7 Insolvency proceedings 25.7.1 Any corporate action, legal proceedings or other procedure or step is taken in relation to:- (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Parent or any member of the Group; (b) a composition, compromise, assignment or arrangement with any creditor of the Parent or any member of the Group; (c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Parent or any member of the Group or any of its assets; or (d) enforcement of any Security over any assets of the Parent or any member of the Group, or any analogous procedure or step is taken in any jurisdiction. 25.7.2 Clause 25.7.1 shall not apply to:- (a) any corporate action, legal proceedings or other similar procedure initiated by a person which is not the Parent or a member of the Group which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or (b) any step or procedure contemplated by sub-clause (b) of the definition of Permitted Transaction. 136763735.4\71376 124 25.8 Creditors' process Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Parent or a member of the Group having an aggregate value of £3,000,000 and is not discharged within 14 days. 25.9 Unlawfulness and invalidity 25.9.1 It is or becomes unlawful for an Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful. 25.9.2 Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. 25.9.3 Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective. 25.10 Intercreditor Agreement 25.10.1 Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or 25.10.2 a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect. 25.11 Cessation of business The Parent or any other Material Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business unless such cessation or suspension: 25.11.1 is as a result of a Permitted Disposal or a Permitted Transaction; or 25.11.2 continues for less than 90 consecutive days. For the purpose of this Clause 25.11 (Cessation of Business), a “Material Company” shall mean a Subsidiary of the Company falling within limb (c) only of the definition of “Material Company” in Clause 1.1 (Definitions). 25.12 Expropriation The authority or ability of the Parent or any other Material Company to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Parent, any other Material Company or any of its assets where such seizure, expropriation, nationalisation, intervention, restriction or other action: 25.12.1 has or is reasonably likely to have a Material Adverse Effect; or

136763735.4\71376 125 25.12.2 continues for 90 consecutive days or more. For the purpose of this Clause 25.12 (Expropriation), a “Material Company” shall mean a Subsidiary of the Company falling within limb (c) only of the definition of “Material Company” in Clause 1.1 (Definitions). 25.13 Repudiation and rescission of agreements 25.13.1 An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security. 25.13.2 Any party (other than a Finance Party) to the Intercreditor Agreement rescinds or purports to rescind or repudiates or purports to repudiate the Intercreditor Agreement in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents. 25.14 Litigation Any litigation, arbitration or administrative proceedings or investigations of, or before any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect. 25.15 Pensions The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to the Parent or any member of the Group unless the aggregate liability of the Obligors under all Financial Support Directions and Contribution Notices is less than £20,000,000. 25.16 Franchise Agreements Any breach occurs under any Material Franchising Agreement which has or is reasonably likely to have a Material Adverse Effect. 25.17 Material adverse change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect. 25.18 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders: 25.18.1 by notice to the Company:- (a) cancel each Available Commitment of each Lender and/or Ancillary Commitments of each Ancillary Lender at which time each such Available Commitment and Ancillary Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; (b) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding 136763735.4\71376 126 under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; (c) declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; (d) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or (e) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or 25.18.2 exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. 136763735.4\71376 127 SECTION 9 CHANGES TO PARTIES 26. CHANGES TO THE LENDERS 26.1 Assignments and transfers by the Lenders Subject to this Clause 26 and to Clause 27 (Restriction on Debt Purchase Transactions) a Lender (the "Existing Lender") may:- 26.1.1 assign any of its rights; or 26.1.2 transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"). 26.2 Conditions of assignment or transfer 26.2.1 The consent of the Parent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:- (a) to another Lender or an Affiliate of a Lender; (b) if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or (c) made at a time when an Event of Default is continuing. 26.2.2 The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent 5 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time. 26.2.3 An assignment or transfer will only be effective on:- (a) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; (b) the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and (c) the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such transfer or assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. 26.2.4 A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 26.5 (Procedure for transfer) is complied with. 26.2.5 If:- 136763735.4\71376 128 (a) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clauses 15 (Tax gross up and indemnities) or 16 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. 26.2.6 Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 26.3 Assignment or transfer fee Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facility, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,500. 26.4 Limitation of responsibility of Existing Lenders 26.4.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:- (a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents; (b) the financial condition of any Obligor; (c) the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. 26.4.2 Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:- (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other

136763735.4\71376 129 Finance Party in connection with any Finance Document or the Transaction Security; and (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. 26.4.3 Nothing in any Finance Document obliges an Existing Lender to:- (a) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or (b) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise. 26.5 Procedure for transfer 26.5.1 Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 26.5.3 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 26.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. 26.5.2 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. 26.5.3 Subject to Clause 26.10 (Pro rata interest settlement), on the Transfer Date:- (a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations"); (b) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (c) the Agent, the Arranger, the Security Agent, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it 136763735.4\71376 130 as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (d) the New Lender shall become a Party as a "Lender". 26.6 Procedure for assignment 26.6.1 Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 26.6.3 below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 26.6.2 below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. 26.6.2 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. 26.6.3 Subject to Clause 26.10 (Pro rata interest settlement), on the Transfer Date:- (a) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement; (b) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and (c) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. 26.6.4 Lenders may utilise procedures other than those set out in this Clause 26.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 26.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or transfer). 26.7 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or an Increase Confirmation. 136763735.4\71376 131 26.8 Accession of Hedge Counterparties Any person which becomes a party to the Intercreditor Agreement as a Hedge Counterparty shall, at the same time, become a Party to this Agreement as a Hedge Counterparty in accordance with clause 20.5.2 (Deeds of Accession) of the Intercreditor Agreement. 26.9 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:- 26.9.1 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and 26.9.2 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:- (a) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or (b) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 26.10 Pro rata interest settlement If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 26.5 (Procedure for transfer) or any assignment pursuant to Clause 26.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):- 26.10.1 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and 26.10.2 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:- (a) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (b) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.10, 136763735.4\71376 132 have been payable to it on that date, but after deduction of the Accrued Amounts. In this Clause 26.10 (Pro rata interest settlement), references to Interest Period shall be construed to include a reference to any other period for accrual of fees. 27. RESTRICTION ON DEBT PURCHASE TRANSACTIONS 27.1 Prohibition on Debt Purchase Transactions by the Group The Parent and the Company shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in sub-clauses (b) or (c) of the definition of Debt Purchase Transaction. 27.2 Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates 27.2.1 For so long as a Sponsor Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:- (a) in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and (b) for the purposes of Clause 38.3 (Exceptions), such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment). 27.2.2 Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a "Notifiable Debt Purchase Transaction"), such notification to be substantially in the form set out in Part 1 of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice). 27.2.3 A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:- (a) is terminated; or (b) ceases to be with a Sponsor Affiliate, such notification to be substantially in the form set out in Part 2 of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice). 27.2.4 Each Sponsor Affiliate that is a Lender agrees that:- (a) in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the

136763735.4\71376 133 Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and (b) in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders. 28. CHANGES TO THE OBLIGORS 28.1 Assignment and transfers by Obligors No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 28.2 Additional Borrowers 28.2.1 Subject to compliance with the provisions of Clauses 22.10.3 and 22.10.4, the Company may request that any of its wholly owned Subsidiaries which is not a Dormant Subsidiary becomes a Borrower. That Subsidiary shall become a Borrower if:- (a) all the Lenders approve the addition of that Subsidiary; (b) the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed; (c) the Subsidiary is (or becomes) a Guarantor on or prior to becoming a Borrower; (d) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and (e) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably). 28.2.2 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) (acting reasonably) or has waived the requirement to receive all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent). 28.2.3 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 28.2.2, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving such notification. 28.3 Resignation of a Borrower 28.3.1 In this Clause 28.3, Clause 28.5 (Resignation of a Guarantor) and Clause 28.7 (Resignation and release of Security on disposal), "Third Party Disposal" means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 24.14 (Disposals) or made with the approval of the Majority Lenders (and the Company has confirmed this is the case). 136763735.4\71376 134 28.3.2 If a Borrower is the subject of a Third Party Disposal, the Company may request that such Borrower (other than the Parent or the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter. 28.3.3 The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:- (a) the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; (b) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and (c) where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 28.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case). 28.3.4 Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect. 28.3.5 The Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in Clause 28.3.3(c) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it. 28.4 Additional Guarantors 28.4.1 Subject to compliance with the provisions of Clauses 22.10.3 and 22.10.4, the Company may request that any of its wholly owned Subsidiaries become a Guarantor. 28.4.2 The Company shall procure that any other member of the Group which is a Material Company shall, as soon as possible after becoming a Material Company become an Additional Guarantor and subject to the Agreed Security Principles grant Security as the Agent may require and shall accede to the Intercreditor Agreement unless the Company certifies to the Agent that it is intended that the relevant Material Company is to become a Dormant Subsidiary within 150 days after the date on which it is reactivated or acquired and the relevant Material Company becomes a Dormant Subsidiary within that period of 150 days. 28.4.3 A member of the Group shall become an Additional Guarantor if:- (a) in respect of clause 28.4.1, the Majority Lenders approve the addition of that Subsidiary; (b) the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed and shall accede to the Intercreditor Agreement; and 136763735.4\71376 135 (c) the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. 28.4.4 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) or waived the requirement to receive all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent). 28.4.5 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 28.4.4, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving such notification. 28.5 Resignation of a Guarantor 28.5.1 The Company may request that a Guarantor (other than the Parent or the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:- (a) that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 28.3 (Resignation of a Borrower)) and the Company has confirmed this is the case; or (b) all the Lenders and (unless each Hedge Counterparty has notified the Security Agent that no payment is due to it from that member of the Group under Clause 20 (Guarantee and indemnity)) the Hedge Counterparties have consented to the resignation of that Guarantor. 28.5.2 Subject to Clause 28.5.3 below, the Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:- (a) the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; (b) no payment is due from the Guarantor under Clause 20.1 (Guarantee and indemnity); and (c) where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 28.3 (Resignation of a Borrower). 28.5.3 The Agent shall not accept a Resignation Letter from a Guarantor unless each Hedge Counterparty has notified the Security Agent that no payment is due from that Guarantor to that Hedge Counterparty under Clause 20.1 (Guarantee and indemnity) (and the Security Agent shall, upon receiving that notification, notify the Agent). 28.5.4 The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor. 136763735.4\71376 136 28.6 Repetition of Representations Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in Clause 21.32.4 are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 28.7 Resignation and release of security on disposal If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then:- 28.7.1 where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent may, at the cost and request of the Company, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation; 28.7.2 the resignation of that Borrower or Guarantor and related release of Transaction Security referred to in Clause 28.7.1 above shall become effective only on the making of that disposal; and 28.7.3 if the disposal of that Borrower or Guarantor is not made, the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in Clause 28.7.1 above shall have no effect and the obligations of the Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in such force and effect as if that release had not been effected.

136763735.4\71376 137 SECTION 10 THE FINANCE PARTIES 29. ROLE OF THE AGENT, THE ARRANGER AND OTHERS 29.1 Appointment of the Agent 29.1.1 Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. 29.1.2 Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 29.2 Instructions 29.2.1 The Agent shall: (a) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (i) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; (ii) in all other cases, the Majority Lenders; and (b) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. 29.2.2 The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification. 29.2.3 Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent. 29.2.4 The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. 29.2.5 In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. 136763735.4\71376 138 29.2.6 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 29.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents. 29.3 Duties of the Agent 29.3.1 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. 29.3.2 Subject to Clause 29.3.3 below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. 29.3.3 Without prejudice to Clause 26.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), Clause 29.3.1 above shall not apply to any Transfer Certificate, any Assignment Agreement or Increase Confirmation. 29.3.4 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. 29.3.5 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. 29.3.6 If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties. 29.3.7 The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 29.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 29.5 No fiduciary duties 29.5.1 Nothing in any Finance Document constitutes the Agent and/or the Arranger as a trustee or fiduciary of any other person. 29.5.2 None of the Agent, the Arranger or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 29.6 Business with the Group The Agent, the Arranger and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 136763735.4\71376 139 29.7 Rights and discretions 29.7.1 The Agent may:- (a) rely on any representation, notice, communication or document (including, without limitation, any notice given by a Lender pursuant to Clause 27.2.2 or 27.2.3) believed by it to be genuine, correct and appropriately authorised; (b) rely on any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; (c) assume that: (i) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (ii) unless it has received notice of revocation, that those instructions have not been revoked; (d) rely on a certificate from any person: (i) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (ii) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (c)(i) above, may assume the truth and accuracy of that certificate. 29.7.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:- (a) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment)); (b) any right, power, authority or discretion vested in any Party or any group of Lenders or Majority Lenders has not been exercised; (c) any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and (d) no Notifiable Debt Purchase Transaction:- (i) has been entered into; (ii) has been terminated; or (iii) has ceased to be with a Sponsor Affiliate. 136763735.4\71376 140 29.7.3 The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisors, surveyors or other professional advisors or experts. 29.7.4 Without prejudice to the generality of Clause 29.7.3 above or Clause 29.7.5 below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. 29.7.5 The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. 29.7.6 The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (a) be liable for any error of judgment made by any such person; or (b) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. 29.7.7 Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. 29.7.8 Without prejudice to the generality of Clause 29.7.7 above, the Agent: (a) may disclose; and (b) on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the other Finance Parties and the Borrower and shall, as soon as reasonably practicable, disclose the same upon the written request of the Borrower or the Majority Lenders. 29.7.9 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. 29.7.10 Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

136763735.4\71376 141 29.8 Responsibility for documentation None of the Agent, the Arranger or any Ancillary Lender is responsible or liable for:- 29.8.1 for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or 29.8.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or 29.8.3 any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 29.9 No duty to monitor The Agent shall not be bound to enquire: 29.9.1 whether or not any Default has occurred; 29.9.2 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or 29.9.3 whether any other event specified in any Finance Document has occurred. 29.10 Exclusion of liability 29.10.1 Without limiting Clause 29.10.2 below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or any Ancillary Lender), none of the Agent or any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (a) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct; (b) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or (c) without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (i) any act, event or circumstance not reasonably within its control; or 136763735.4\71376 142 (ii) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. 29.10.2 No Party (other than the Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary Lender, in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999. 29.10.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. 29.10.4 Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (a) any "know your customer" or other checks in relation to any person; or (b) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or an Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. 29.10.5 Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 136763735.4\71376 143 29.11 Lenders' indemnity to the Agent 29.11.1 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 29.11.2 Subject to Clause 29.11.3 below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 29.11.1 above. 29.11.3 Clause 29.11.2 above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor. 29.12 Resignation of the Agent 29.12.1 The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company. 29.12.2 Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent. 29.12.3 If the Majority Lenders have not appointed a successor Agent in accordance with Clause 29.12.2 above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom). 29.12.4 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 29.12.3 above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. 29.12.5 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. 29.12.6 The Agent's resignation notice shall only take effect upon the appointment of a successor. 136763735.4\71376 144 29.12.7 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 29.12.5 above) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 29.12.8 After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with Clause 29.12.2 above. In this event, the Agent shall resign in accordance with Clause 29.12.2 above. 29.12.9 The Agent shall resign in accordance with Clause 29.12.2 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 29.12.2 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (a) the Agent fails to respond to a request under Clause 15.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (b) the information supplied by the Agent pursuant to Clause 15.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (c) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign. 29.13 Replacement of the Agent 29.13.1 After consultation with the Parent, the Majority Lenders may, by giving 30 days' notice to the Agent, (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom). 29.13.2 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. 29.13.3 The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 29.13.2 above) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

136763735.4\71376 145 29.13.4 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 29.14 Confidentiality 29.14.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. 29.14.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 29.14.3 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 29.15 Relationship with the Lenders 29.15.1 Subject to Clause 26.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:- (a) entitled to or liable for any payment due under any Finance Document on that day; and (b) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement, 29.15.2 Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent. 29.15.3 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.6 (Electronic communication)) electronic mail address and/or any other information required to enable transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and Clause 34.6.1 and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 136763735.4\71376 146 29.16 Credit appraisal by the Lenders and Ancillary Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent, the Arranger and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:- 29.16.1 the financial condition, status and nature of each member of the Group; 29.16.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; 29.16.3 whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; 29.16.4 the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and 29.16.5 the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property. 29.17 Agent's management time 29.17.1 Any amount payable to the Agent under Clause 17.3 (Indemnity to the Agent), Clause 19 (Costs and expenses) (other than Clause 19.1.1 to the extent any such amount relates to the negotiation, preparation, printing and execution of this Agreement or any other documents referred to in this Agreement or the Transaction Security in each case where those other documents are, or the Transaction Security is, dated the same date as, or prior to the date of, this Agreement) and Clause 29.10.4 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 14 (Fees). 29.17.2 Any cost of utilising the Agent's management time or other resources shall include, without limitation, any such costs in connection with Clause 27.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates). 29.18 Deduction from amounts payable by the Agent 29.18.1 If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise 136763735.4\71376 147 be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 29.18.2 Any cost of utilising the Agent's management time or other resources shall include, without limitation, any such costs in connection with Clause 27.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates). 29.19 Reliance and engagement letters Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 29.20 Amounts paid in error 29.20.1 If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment, then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 29.20.2 Neither: (a) the obligations of any Party to the Agent; nor (b) the remedies of the Agent, (whether arising under this Clause 29.20 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this Clause 29.20.2, would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party). 29.20.3 All payments to be made by a Party to the Agent (whether made pursuant to this Clause 29.20 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 29.20.4 In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error. 30. CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will:- 30.1.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; 30.1.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or 136763735.4\71376 148 30.1.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 31. SHARING AMONG THE FINANCE PARTIES 31.1 Payments to Finance Parties 31.1.1 Subject to Clause 31.1.2 below, if a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:- (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments). 31.1.2 Clause 31.1.1 above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender. 31.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. 31.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 31.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:- 31.4.1 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion

136763735.4\71376 149 of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and 31.4.2 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 31.5 Exceptions 31.5.1 This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. 31.5.2 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:- (a) it notified the other Finance Party of the legal or arbitration proceedings; and (b) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 31.6 Ancillary Lenders 31.6.1 This Clause 31 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 25.18 (Acceleration). 31.6.2 Following service of notice under Clause 25.18 (Acceleration), this Clause 31 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to the Net Outstandings. 136763735.4\71376 150 SECTION 11 ADMINISTRATION 32. PAYMENT MECHANICS 32.1 Payments to the Agent 32.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. 32.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies. 32.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London as specified by that Party). 32.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set- Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 32.4 Clawback 32.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. 32.4.2 Unless Clause 32.4.3 below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 32.4.3 If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it 136763735.4\71376 151 does not then receive funds from a Lender in respect of a sum which it paid to that Borrower: (a) that Borrower to whom that sum was made available shall on demand refund it to the Agent; and (b) the Lender by whom those funds should have been made available or, if that Lender fails to do so, that Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 32.5 Impaired Agent 32.5.1 If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1(Payments to the Agent) may instead either: (a) pay that amount direct to the required recipient(s); or (b) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties"). In each case such payments must be made on the due date for payment under the Finance Documents. 32.5.2 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. 32.5.3 A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. 32.5.4 Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Replacement of the Agent), each Paying Party (other than to the extent that the Party has given an instruction pursuant to Clause 32.5.5 below) shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 32.2 (Distributions by the Agent). 32.5.5 A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (a) that it has not given an instruction pursuant to Clause 32.5.4 above; and 136763735.4\71376 152 (b) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 32.6 Partial payments 32.6.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:- (a) first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents; (b) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents; (c) thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and (d) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. 32.6.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clause 32.6.1(a) to (d) above. 32.6.3 Clauses 32.6.1 and 32.6.2 above will override any appropriation made by an Obligor. 32.7 Set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 32.8 Business Days 32.8.1 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). 32.8.2 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 32.9 Currency of account 32.9.1 Subject to Clauses 32.9.2 to 32.9.5 below, Sterling is the currency of account and payment for any sum due from an Obligor under any Finance Document. 32.9.2 A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated pursuant to this Agreement on its due date.

136763735.4\71376 153 32.9.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated pursuant to this Agreement when that interest accrued. 32.9.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. 32.9.5 Any amount expressed to be payable in a currency other than Sterling shall be paid in that other currency. 32.10 Change of currency 32.10.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:- (a) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and (b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). 32.10.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 32.11 Disruption to Payment Systems etc If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:- 32.11.1 the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; 32.11.2 the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in Clause 32.11.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; 32.11.3 the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 32.11.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; 32.11.4 any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers); 32.11.5 the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation 136763735.4\71376 154 for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and 32.11.6 the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 32.11.4 above. 33. SET-OFF 33.1.1 A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 33.1.2 Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms. 34. NOTICES 34.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 34.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:- 34.2.1 in the case of an Original Obligor, that identified with its name below; 34.2.2 in the case of each Lender, or each Ancillary Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; 34.2.3 in the case of any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and 34.2.4 in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 34.3 Delivery 34.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:- (a) if by way of fax, when received in legible form; or 136763735.4\71376 155 (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer. 34.3.2 Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose). 34.3.3 All notices from or to an Obligor shall be sent through the Agent. 34.3.4 Any communication or document made or delivered to the Company in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors. 34.3.5 Any communication or document which becomes effective, in accordance with Clauses 34.3.1 to 34.3.4, after 5:00pm, in the place of receipt shall be deemed only to become effective on the following day. 34.4 Notification of address and fax number Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties. 34.5 Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices to be given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. 34.6 Electronic communication 34.6.1 Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (a) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (b) notify each other of any change to their address or any other such information supplied by them by not less than 5 Business Days' notice. 34.6.2 Any such electronic communication or delivery as specified in Clause 34.6.1 to be made between an Obligor and a Finance Party may only be made in that 136763735.4\71376 156 way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. 34.6.3 Any such electronic communication or document as specified in Clause 34.6.1 made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose 34.6.4 Any electronic communication or document which becomes effective, in accordance with Clause 34.6.3, after 5.00pm in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. 34.6.5 Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 34.6. 34.7 Direct electronic delivery by the Company The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 34.6 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery. 34.8 English language 34.8.1 Any notice given under or in connection with any Finance Document must be in English. 34.8.2 All other documents provided under or in connection with any Finance Document must be:- (a) in English; or (b) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 35. CALCULATIONS AND CERTIFICATES 35.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 35.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

136763735.4\71376 157 35.3 Day count convention and interest calculations 35.3.1 Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated: (a) on the basis of the actual number of days elapsed and a year of 365 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice): and (b) subject to Clause 35.3.2 below, without rounding. 35.3.2 The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places. 36. PARTIAL INVALIDITY If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 37. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 38. AMENDMENTS AND WAIVERS 38.1 Intercreditor Agreement This Clause 38 is subject to the terms of the Intercreditor Agreement. 38.2 Required consents 38.2.1 Subject to Clause 38.3 (Exceptions) and Clause 38.4 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties. 38.2.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38. 38.2.3 Without prejudice to the generality of Clauses 29.7.3, 29.7.4 and 29.7.5 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. 38.2.4 Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Company. This includes any amendment 136763735.4\71376 158 or waiver which would, but for this Clause 38.2.4, require the consent of all of the Guarantors. 38.3 Exceptions Subject to Clause 38.5 (Changes to reference rates), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: 38.3.1 the definition of "Majority Lenders" in Clause 1.1 (Definitions); 38.3.2 an extension to the date of payment of any amount under the Finance Documents; 38.3.3 a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; 38.3.4 a change in currency of payment of any amount under the Finance Documents; 38.3.5 an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably; 38.3.6 a change to the Borrowers or Guarantors other than in accordance with Clause 28 (Changes to the Obligors); 38.3.7 any provision which expressly requires the consent of all the Lenders; 38.3.8 Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 8.1 (Illegality), Clause 9 (Mandatory prepayment), the definition of "Change of Control" in Clause 1.1 (Definitions), Clause 10.8 (Application of prepayments), Clause 26 (Changes to the Lenders), Clause 28 (Changes to the Obligors), this Clause 38 (Amendments and Waivers), Clause 43 (Governing law) and/or Clause 44.1 (Jurisdiction of English Courts); 38.3.9 (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:- (a) the guarantee and indemnity granted under Clause 20 (Guarantee and Indemnity); (b) the Charged Property; or (c) the manner in which the proceeds of enforcement of the Transaction Security are distributed (except in the case of sub-clause (b) and sub-clause (c) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); 38.3.10 the release of any guarantee and indemnity granted under Clause 20 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; 136763735.4\71376 159 38.3.11 any amendment to the order of priority or subordination under the Intercreditor Agreement; 38.3.12 Clause 21.15 (Anti-corruption law) and/or Clause 24.5 (Anti-corruption law); or 38.3.13 Clause 21.31 (Sanctions), Clause 24.35 (Sanctions) and/or any definitions used in those Clauses, shall not be made or given without the prior consent of all the Lenders. 38.4 Other exceptions 38.4.1 An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Security Agent, any Ancillary Lender or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, the Security Agent, that Ancillary Lender or that Hedge Counterparty, as the case may be. 38.4.2 Any amendment or waiver which: (a) relates only to the rights or obligations applicable to a particular Utilisation or class of Lender; and (b) does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or another class of Lender, may be made in accordance with this Clause 38 but as if references in this Clause 38 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this Clause 38.4.2, be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or forming part of that particular class. 38.5 Changes to reference rates 38.5.1 Subject to Clause 38.4 (Other Exceptions), if an RFR Replacement Event has occurred any amendment or waiver which relates to: (a) providing for the use of a Replacement Reference Rate; and (b) (i) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (ii) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (iii) implementing market conventions applicable to that Replacement Reference Rate; (iv) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or 136763735.4\71376 160 (v) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company. 38.5.2 An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which: (a) relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and (b) is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company. 38.5.3 In this Clause 38.5: "RFR Replacement Event" means, in relation to the RFR :- (a) the methodology, formula or other means of determining the RFR Rate has, in the opinion of the Majority Lenders and the Company, materially changed (b) (i) (1) the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent (2) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent,

136763735.4\71376 161 provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR (ii) the administrator of the RFR publicly announces that it has ceased or will cease to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR (iii) the supervisor of the administrator of the RFR publicly announces the RFR has been or will be permanently or indefinitely discontinued or (iv) the administrator of the RFR or its supervisor announces that the RFR may no longer be used (c) the administrator of the RFR (or the administrator of an interest rate which is a constituent element of the RFR determines that the RFR) should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary or (ii) the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "RFR Contingency Period" in the Reference Rate Terms relating to that Published Rate or (d) in the opinion of the Majority Lenders and the Company, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired 136763735.4\71376 162 by, or constituted at the request of, any of them or the Financial Stability Board "Replacement Reference Rate" means a reference rate which is:- (a) formally designated, nominated or recommended as the replacement for the RFR by:- (i) the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR) or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above (b) in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR or (c) in the opinion of the Majority Lenders and the Obligors, an appropriate successor to the RFR 38.6 Excluded Commitments If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within five Business Days (unless the Company agrees to a longer time period in relation to any request) of that request being made: 38.6.1 its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and 38.6.2 its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 136763735.4\71376 163 38.7 Disenfranchisement of Defaulting Lenders 38.7.1 For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (a) the Majority Lenders; or (b) whether: (i) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or (ii) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of Clauses 38.7.1(a) and 38.7.1(b) above. 38.7.2 For the purposes of this Clause 38.7, the Agent may assume the following Lenders are Defaulting Lenders:- (a) any Lender which has notified the Agent that it has become a Defaulting Lender; (b) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 38.8 Replacement of a Defaulting Lender 38.8.1 The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days' prior written notice to the Agent and such Lender:- (a) replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to Lenders) all (and not part only) of its rights and obligations under this Agreement; (b) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to Lenders) all (and not part only) of the undrawn Revolving Commitment of the Lender; or (c) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to Lenders) all (and not part only) of its rights and obligations in respect of the Facility, 136763735.4\71376 164 to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Parent, which is acceptable to the Agent and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (d) in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 26.10 (Pro rata Interest Settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or (e) in an amount agreed between the Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in 38.8.1(d) above. 38.8.2 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:- (a) the Parent shall have no right to replace the Agent or Security Agent; (b) neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender; (c) the transfer must take place no later than 10 days after the notice referred to in Clause 38.8.1 above; (d) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (e) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 38.8.2(a) once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. 38.8.3 The Defaulting Lender shall perform the checks described in Clause 38.8.2(e) above as soon as reasonably practicable following delivery of a notice referred to in Clause 38.8.1 above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 39. CONFIDENTIALITY 39.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

136763735.4\71376 165 39.2 Disclosure of Confidential Information Any Finance Party may disclose:- 39.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 39.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price- sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 39.2.2 to any person:- (a) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (b) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (c) appointed by any Finance Party or by a person to whom Clause 39.2.2 or (a) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 29.15.3); (d) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 39.2.2 or 39.2.2(a) above; (e) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (f) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.9 (Security over Lenders' rights); (g) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (h) who is a Party; or (i) with the consent of the Company; 136763735.4\71376 166 in each case, such Confidential Information as that Finance Party shall consider appropriate; (i) in relation to Clauses 39.2.2, 39.2.2(a) and 39.2.2(c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (ii) in relation to Clause 39.2.2(d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price- sensitive information; (iii) in relation to Clauses 39.2.2(e), 39.2.2(f) and 39.2.2(g) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; 39.2.3 to any person appointed by that Finance Party or by a person to whom Clause 39.2.2 or 39.2.2(a) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 39.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; 39.2.4 Confidential Information to the extent necessary in order to perfect or preserve any rights under the Transaction Security; 39.2.5 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and 39.2.6 to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Finance Party's rights or obligations under the Finance Documents the size and term of the Facility and the name of each of the Obligors. 136763735.4\71376 167 39.3 Disclosure to numbering service providers 39.3.1 Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:- (a) names of Obligors; (b) country of domicile of Obligors; (c) place of incorporation of Obligors; (d) date of this Agreement, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement and the Fourth Amendment and Restatement Agreement; (e) Clause 43 (Governing law); (f) the names of the Agent and the Arranger; (g) date of each subsequent amendment and restatement of this Agreement; (h) amounts of, and names of, the Facility (and any tranches); (i) amount of Total Commitments; (j) currencies of the Facility; (k) type of Facility; (l) ranking of the Facility; (m) Termination Date for the Facility; (n) changes to any of the information previously supplied pursuant to sub-clauses (a) to (m) above; and (o) such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. 39.3.2 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. 39.3.3 Each Obligor represents that none of the information set out in sub-clauses (a) to (o) of Clause 39.3.1 above is, nor will at any time be, unpublished price- sensitive information. 136763735.4\71376 168 39.3.4 The Agent shall notify the Company and the other Finance Parties of:- (a) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (b) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 39.4 Entire agreement This Clause 39 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 39.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 39.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:- 39.6.1 of the circumstances of any disclosure of Confidential Information made pursuant to Clause 39.2.2(e) except where such disclosure is made to any of the persons referred to in that sub-clause during the ordinary course of its supervisory or regulatory function; and 39.6.2 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39 (Confidentiality). 39.7 Continuing obligations The obligations in this Clause 39 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:- 39.7.1 the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and 39.7.2 the date on which such Finance Party otherwise ceases to be a Finance Party. 40. CONFIDENTIALITY OF FUNDING RATES 40.1 Confidentiality and disclosure 40.1.1 The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clauses 40.1.2 and 40.1.3 below. 40.1.2 The Agent may disclose:-

(a) any Funding Rate to the relevant Borrower pursuant to Clause 11.4 (*Notification of rates of interest*); and

(b) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

40.1.3 The Agent and each Obligor may disclose any Funding Rate to:

(a) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this Clause 40.1.3 is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(b) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(c) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(d) any person with the consent of the relevant Lender.

40.2 **Related obligations**

40.2.1 The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

40.2.2 The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:-

(a) of the circumstances of any disclosure made pursuant to Clause 40.1.3(b) (*Confidentiality and disclosure*) except where such

136763735.4\71376 169

disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(b) upon becoming aware that any information has been disclosed in breach of this Clause 40.

40.3 **No Event of Default**

No Event of Default will occur under Clause 25.3 (*Other obligations*) by reason only of an Obligor's failure to comply with this Clause 40.

41. **CONTRACTUAL RECOGNITION OF BAIL-IN**

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

41.1 any Bail-In Action in relation to any such liability, including (without limitation):

41.1.1 a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

41.1.2 a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

41.1.3 a cancellation of any such liability; and

41.2 a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

42. **COUNTERPARTS**

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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SECTION 12

GOVERNING LAW AND ENFORCEMENT

43. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44. ENFORCEMENT

44.1 Jurisdiction of English courts

44.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "**Dispute**").

44.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

44.1.3 Notwithstanding Clauses 44.1.1 and 44.1.2, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

44.2 Service of process

44.2.1 Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):-

(a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and the Company by its execution of this Agreement, accepts that appointment); and

(b) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

44.2.2 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

44.2.3 The Company expressly agrees and consents to the provisions of this Clause 44 and Clause 43 (*Governing law*).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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THE ORIGINAL PARTIES

PART 1

THE ORIGINAL OBLIGORS

Name of Original Borrowers	Registration number (or equivalent, if any)	Original Jurisdiction
Sytner Group Limited	2883766	England and Wales
Car Shops Limited	05331512	England and Wales

Name of Original Guarantor	Registration number (or equivalent, if any)	Original Jurisdiction
PAG International Limited	4334322	England and Wales
Sytner Group Limited	2883766	England and Wales
Sytner Cars Limited	2832086	England and Wales
Sytner Limited	813696	England and Wales
Goodman Retail Limited	3097514	England and Wales
R Stratton & Co Ltd	2696872	England and Wales
Cruickshank Motors Limited	1837492	England and Wales
Graypaul Motors Limited	3079284	England and Wales
Sytner Automotive Limited	1979805	England and Wales
Ryland Group Limited	4813103	England and Wales
Rydnal Limited	4814756	England and Wales
Ryland Investments Limited	491856	England and Wales
Edmond & Milburn Limited	3008457	England and Wales
Sytner Motability Limited	7089922	England and Wales
Sytner Properties Limited	3611990	England and Wales
Maranello Holdings Limited	2001186	England and Wales
Maranello Concessionaires Limited	655104	England and Wales
Goodman TPS Limited	6821483	England and Wales
Sytner Vehicles Limited	3574418	England and Wales
Car Shops Limited	05331512	England and Wales

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The Car People Limited	03743283	England and Wales
Sytner Holdings Limited	2681878	England and Wales
Agnew Retail Limited	NI610593	Northern Ireland
Isaac Agnew (Holdings) Limited	NI000668	Northern Ireland
Trade Parts Specialist (N.I.) Ltd	NI064523	Northern Ireland
I A P C B Limited	NI020068	Northern Ireland
Agnew Commercials Limited	NI013173	Northern Ireland
Agnew Leasing Ltd	NI011916	Northern Ireland
Isaac Agnew Limited	NI010842	Northern Ireland
Agnew Autoexchange Limited	NI012734	Northern Ireland

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THE ORIGINAL LENDERS - OTHER THAN UK NON-BANK LENDERS

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
National Westminster Bank Plc	£100,000,000	

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THE ORIGINAL LENDERS - UK NON-BANK LENDERS

Name of Original Lender	Commitment
BMW Financial Services (GB) Limited	£100,000,000

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CONDITIONS PRECEDENT

PART 1

CONDITIONS PRECEDENT TO SIGNING OF THE AGREEMENT

Note: All conditions precedent listed in this Part 1 of Schedule 2 were satisfied or waived on or prior to the date of this Agreement and are included for reference only

1. **Obligors**

1.1 A copy of the constitutional documents of each Original Obligor.

1.2 A copy of a resolution of the board of directors of each Original Obligor:-

1.2.1 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

1.2.2 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

1.2.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

1.2.4 in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.

1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Finance Documents and related documents.

1.4 A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

1.5 A copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor (other than the Parent) approving the terms of the resolution referred to in paragraph 1.4 above.

1.6 A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

1.7 A certificate of an authorised signatory of the Company or other relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2. **Finance Documents**

2.1 The Intercreditor Agreement executed by the members of the Group party to that Agreement.

2.2 This Agreement executed by the members of the Group party to this Agreement.

2.3 The Fee Letters executed by the Company.

136763735.4\71376 176

136763735.4\71376 177 2.4 The Vehicle Financier Deeds of Priority executed by BMW Financial Services (GB) Limited and Volkswagen Financial Services (UK) Limited and Volkswagen Bank GmbH (trading as Volkswagen Bank United Kingdom Branch) and the other parties to those deeds (incorporating the consent of the relevant vehicle financier to the creation and subsistence of the Transaction Security Documents). 2.5 A consent letter executed by Mercedes-Benz Bank AG UK Branch ("MB") pursuant to which MB consents to the creation and subsistence of the Transaction Security Documents. 2.6 At least two originals of the following Transaction Security Documents executed by the Original Obligors specified below opposite the relevant Transaction Security Document:- Name of Original Obligor Transaction Security Document All Original Obligors Debenture 2.7 A copy of all notices required to be sent under the Transaction Security Documents executed by the relevant Obligors duly acknowledged by the addressee. 2.8 A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents. 3. Insurance 3.1 A letter from Cooke & Mason Plc insurance broker dated the date of this Agreement addressed to the Agent, the Arrangers, the Security Agent and the Lenders listing the insurance policies of the Group and confirming that they are on risk and that the insurance for the Group at the date of this Agreement is at a level acceptable to the Majority Lenders and covering appropriate risks for the business carried out by the Group. 3.2 Written evidence that the insurance policy(ies) relating to the Charged Property contain (in form and substance reasonably satisfactory to the Security Agent) an endorsement naming the Security Agent as joint loss payee. 4. Legal opinions A legal opinion of Pinsent Masons LLP, legal advisers to the Agent and the Arranger as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement and addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by the Original Lenders. 5. Other documents and evidence 5.1 The Group Structure Chart (to include details of Dormant Subsidiaries). 5.2 The Budget. 5.3 A copy, certified by an authorised signatory of the Company to be a true copy, of the Original Financial Statements of each Obligor. 5.4 A certificate signed by an authorised signatory of the Company confirming which companies within the Group are Material Companies and that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, as defined in Clause 23 (Financial Covenants)) and the aggregate gross assets, the aggregate net assets and aggregate turnover of the 136763735.4\71376 178 Original Guarantors (other than the Parent) (in each case calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 90% of the Consolidated EBITDA (as defined in Clause 23 (Financial Covenants)) and consolidated gross assets, consolidated net assets and consolidated turnover of the Group. 5.5 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. 5.6 Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 14 (Fees), Clause 14.5 (Interest, commission and fees on Ancillary Facilities), Clause 15.6 (Stamp taxes) and Clause 19 (Costs and expenses) have been paid or will be paid by the first Utilisation Date. 5.7 Utilisation Requests relating to any Utilisations to be made on the Closing Date. 5.8 A deed of release in respect of the general charge dated 16 August 1993 granted by Sytner Limited in favour of BMW Finance (GB) Limited. 5.9 A deed of release in respect of the legal charge dated 28 July 2009 granted by Sytner Cars Limited in favour of Porsche Financial Services Great Britain Limited. 5.10 Companies House Forms MG02 in relation to the following charges:- 5.10.1 General charge dated 30 September 1994 granted by John Fox Limited in favour of Volkswagen Financial Services (UK) Limited; 5.10.2 Debenture dated 19 December 1995 granted by Sytner Holdings Limited in favour of Saab Finance Limited; 5.10.3 Charge over deposit dated 7 March 2002 granted by the Parent in favour The Royal Bank of Scotland plc (as issuing bank); and 5.10.4 General charge dated 16 August 1993 granted by Sytner Limited in favour of BMW Finance (GB) Limited. 5.10.5 Legal charge dated 28 July 2009 granted by Sytner Cars Limited in favour of Porsche Financial Services Great Britain Limited 136763735.4\71376 179 CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR 1. An Accession Deed executed by the Additional Obligor and the Company. 2. A copy of the constitutional documents of the Additional Obligor. 3. A copy of a resolution of the board of directors of the Additional Obligor:- 3.1 approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party; 3.2 authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf; 3.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower or any Utilisation Request to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and 3.4 authorising the Company to act as its agent in connection with the Finance Documents. 4. If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3 above. 5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above. 6. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party. 7. A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above. 8. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded. 9. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed. 10. If available, the latest audited financial statements of the Additional Obligor. 11. The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:- 11.1 A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed. 11.2 If the Additional Obligor is incorporated in or has its "centre of main interest" or "establishment" (as referred to in Clause 21.28 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, "centre of main interest" or "establishment" (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the "Applicable Jurisdiction") as to the 136763735.4\71376 180 law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed. 12. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor. 13. Any security documents which, subject to the Agreed Security Principles, are required by the Agent to be executed by the proposed Additional Obligor. 14. Any notices or documents required to be given or executed under the terms of those security documents. 15. 15.1 If the Additional Obligor is incorporated in England and Wales, Scotland or Northern Ireland, evidence that the Additional Obligor has done all that is necessary (including, without limitation, by re-registering as a private company) to comply with sections 677 to 683 of the Companies Act 2006 in order to enable that Additional Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents. 15.2 If the Additional Obligor is not incorporated in England and Wales, Scotland or Northern Ireland, such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process. 16. A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document. 16.1 In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a "Charged Company"), either:- 16.1.1 a certificate of an authorised signatory of the Company certifying that:- (a) each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and (b) no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Company to be correct, complete and not amended or superseded as at a date no earlier than the date of the Accession Deed; or 16.1.2 a certificate of an authorised signatory of the Company certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

UTILISATION REQUEST

From: [*Sytner Group Limited*]*
To: [*Agent*]
Dated:

Dear Sirs

Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement")

1. We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:-

(a)	Borrower:	[	]
(b)	Proposed Utilisation Date:	[	] (or, if that is not a Business Day, the next Business Day)
(d)	Currency of Loan:	[	]
(e)	Amount:	[	] or, if less, the Available Facility
(f)	Interest Period:	[	]

3. We confirm that each condition specified in Clause 4.2 (*Further conditions precedent*) of the Facility Agreement is satisfied on the date of this Utilisation Request.

4. The proceeds of this Loan should be credited to [*account*].

5. This Utilisation Request is irrevocable.

Yours faithfully

....
authorised signatory for
the Company

*

136763735.4\71376 181

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To: [ ] as Agent and [ ] as Security Agent

From: [*The Existing Lender*] (the "**Existing Lender**") and [*The New Lender*] (the "**New Lender**")

Dated:

Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement")

1. We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This is a Transfer Certificate for the purposes of the Facility Agreement [and a Deed of Accession for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement)]. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2. We refer to Clause 26.5 (*Procedure for transfer*) of the Facility Agreement:-

2.1 the Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 26.5 (*Procedure for transfer*) of the Facility Agreement, all of the Existing Lender's rights and obligations under the Facility Agreement, the other Finance Documents, and in respect of the Transaction Security which relate to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Facility Agreement as specified in the Schedule;

2.2 the proposed Transfer Date is [ ]; and

2.3 the Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (*Addresses*) of the Facility Agreement are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 26.4.3.

4. The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:-

4.1 [a Qualifying Lender falling within paragraph (a)(i) [or paragraph (b)] of the definition of Qualifying Lender, (other than a Treaty Lender);]

4.2 [a Treaty Lender;]

4.3 [not a Qualifying Lender]*.

5. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:-

5.1 a company resident in the United Kingdom for United Kingdom tax purposes;

5.2 a partnership each member of which is:-

5.2.1 a company so resident in the United Kingdom; or

136763735.4\71376 182

5.2.2 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

5.2.3 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]**

6. The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]***, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:-

6.1 each Borrower which is a Party as a Borrower as at the Transfer Date; and

6.2 each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Facility Agreement.****

[6/7]. The New Lender confirms that it [is]/[is not] a Sponsor Affiliate.

In consideration of the New Lender being accepted as a Syndicated Creditor for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Syndicated Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Syndicated Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[7/8]. We refer to clause 20.3 (*Assignment and transfer of Secured Liabilities*) of the Intercreditor Agreement and confirm that the New Lender has executed a Deed of Accession (as defined in the Intercreditor Agreement).

[8/9]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[9/10]. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

[10/11]. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

NOTES:

* Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

136763735.4\71376 183

** Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 15.1

*** Insert jurisdiction of tax residence

**** Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement

136763735.4\71376 184

136763735.4\71376 185 THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Certificate is accepted for the purposes of the Facility Agreement by the Agent and the Security Agent and as a Deed of Accession for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [ ]. [Agent] By: 136763735.4\71376 186 FORM OF ASSIGNMENT AGREEMENT To: [ ] as Agent and [ ], [ ] as Security Agent, [ ] as Company, for and on behalf of each Obligor From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender") Dated: Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement") 1. We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This is an Assignment Agreement for the purposes of the Facility Agreement [and a Deed of Accession for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement)]. Terms defined in the Facility Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to Clause 26.6 (Procedure for assignment) of the Facility Agreement:- 2.1 the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facility Agreement as specified in the Schedule. 2.2 the Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facility Agreement specified in the Schedule. 2.3 the New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 2.2 above.* 3. The proposed Transfer Date is [ ]. 4. On the Transfer Date the New Lender becomes:- 4.1 party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and 4.2 party to the Intercreditor Agreement as a Syndicated Creditor. 5. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Facility Agreement are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 26.4.3. 7. The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:- 136763735.4\71376 187 7.1 [a Qualifying Lender falling within paragraph (a)(i) [or paragraph (b)] of the definition of Qualifying Lender, other than a Treaty Lender;] 7.2 [a Treaty Lender;] 7.3 [not a Qualifying Lender]. ** 8. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:- 8.1 a company resident in the United Kingdom for United Kingdom tax purposes; or 8.2 a partnership each member of which is:- 8.2.1 a company so resident in the United Kingdom; or 8.2.2 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or 8.3 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]*** 9. The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]****, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify: 9.1 each Borrower which is a Party as a Borrower as at the Transfer Date; and 9.2 each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Facility Agreement.***** [10/11] The New Lender confirms that it [is]/[is not]∗ a Sponsor Affiliate. [11/12] We refer to clause 20.3 (Assignment and transfer of Secured Liabilities) of the Intercreditor Agreement and confirm that the New Lender has executed a Deed of Accession (as defined in the Intercreditor Agreement). [12/13] This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 26.7 (Copy of Transfer Certificate or Assignment Agreement to Company) to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement. In consideration of the New Lender being accepted as a Syndicated Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Syndicated Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Syndicated ∗ Delete as applicable. 136763735.4\71376 188 Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.] [13/14] This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. [14/15] This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. [15/16] This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. NOTES: * If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2.3. This issue should be addressed at Primary documentation stage. This footnote is not intended to be included in the scheduled form of Assignment Agreement in the signed Facility Agreement. ** Delete as applicable – each New Lender is required to confirm which of these three categories it falls within *** Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 15.1 **** Insert jurisdiction of tax residence ***** Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement

136763735.4\71376 189 THE SCHEDULE Commitment/rights and obligations to be transferred by assignment, release and accession [insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted for the purposes of the Facility Agreement by the Agent and the Security Agent [and as a Deed of Accession for the purposes of the Intercreditor Agreement by the Security Agent], and the Transfer Date is confirmed as [ ]. Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. [Agent] By: 136763735.4\71376 190 FORM OF ACCESSION DEED To: [ ] as Agent and [ ] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below From: [Subsidiary] and [Company] Dated: Dear Sirs Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement") 1. We refer to the Facility Agreement and to the Intercreditor Agreement. This is an Accession Deed. This deed (the "Accession Deed") shall take effect as an Accession Deed for the purposes of the Facility Agreement [and as a Deed of Accession for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement)]. Terms defined in the Facility Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed. 2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to Clause [28.2 (Additional Borrowers)]/[Clause 28.4 (Additional Guarantors)] of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ ]. 3. [Subsidiary's] administrative details for the purposes of the Facility Agreement and the Intercreditor Agreement are as follows:- Address: Fax No.: Attention: 4. [Subsidiary] (for the purposes of this paragraph 4, the "Acceding Debtor") intends to [incur liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of liabilities under the following documents]:- [Insert details (date, parties and description) of relevant documents] the "Relevant Documents". IT IS AGREED as follows:- (a) Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4. (b) The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:- (i) [any Security in respect of liabilities created or expressed to be created pursuant to the Relevant Documents; (ii) all proceeds of that Security; and] (iii) all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the liabilities to the Security Agent as trustee for the Syndicated Finance Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security created in favour of the Security Agent 136763735.4\71376 191 together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Syndicated Finance Parties, on trust for the Syndicated Finance Parties on the terms and conditions contained in the Intercreditor Agreement. (c) The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as an Obligor, undertakes to perform all the obligations expressed to be assumed by an Obligor under the Intercreditor Agreement, agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement and confirms that it has executed a Deed of Accession (as defined in the Intercreditor Agreement). (d) [In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender, agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement and confirms that it has executed a Deed of Accession (as defined in the Intercreditor Agreement).] [4]/[5] This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Company and executed as a deed by [Subsidiary] and is delivered on the date stated above. [Subsidiary] [EXECUTED AS A DEED ) By: [Subsidiary] ) _____________________________________ Director _____________________________________ Director/Secretary 136763735.4\71376 192 OR [EXECUTED AS A DEED By: [Subsidiary] _____________________________________ Signature of Director _____________________________________ Name of Director in the presence of _____________________________________ Signature of witness _____________________________________ Name of witness _____________________________________ Address of witness _____________________________________ _____________________________________ _____________________________________ _____________________________________ Occupation of witness] The Company _____________________________________ [Company] By: The Security Agent [Full Name of Current Security Agent] By: Date:

FORM OF RESIGNATION LETTER

To: [ ] as Agent

From: [*resigning Obligor*] and [*Company*]

Dated:

Dear Sirs

Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement")

1. We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to [Clause 28.3 (*Resignation of a Borrower*)]/[Clause 28.5 (*Resignation of a Guarantor*)], we request that [*resigning Obligor*] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement and the Finance Documents (other than the Intercreditor Agreement).

3. We confirm that:-

3.1 no Default is continuing or would result from the acceptance of this request; and

3.2 *[[this request is given in relation to a Third Party Disposal of [*resigning Obligor*];

3.3 [ ]***

4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]	[*resigning Obligor*]
By:	By:

NOTES:

* Insert where resignation only permitted in case of a Third Party Disposal.

** Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.

*** Insert any other conditions required by the Facility Agreement.

136763735.4\71376 193

FORM OF COMPLIANCE CERTIFICATE

To: [ ] as Agent

From: [*Company*]

Dated:

Dear Sirs

Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement")

1. We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that:-

   [Insert details of covenants to be certified].

   [We confirm that the ratio of Consolidated Net Borrowings to Consolidated EBITDA is [ ]:1 and that, therefore, the Margin should be [ ]%.]

3. [We confirm that no Default is continuing.]**

4. We confirm that the aggregate of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, as defined in Clause 23 (*Financial Covenants)*) and the aggregate gross assets, aggregate net assets and aggregate turnover of the Guarantors (other than the Parent) (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceeds 90% of the Consolidated EBITDA, (as defined in Clause 23 (*Financial Covenants)*) and the consolidated gross assets, consolidated net assets and consolidated turnover of the Group.

Signed	……………………..	……………………..
	Director Of [Company]	Director of [Company]
Signed	……………………..	……………………..
	Director Of [Parent]	Director of [Parent]

[insert applicable certification language]**

……………………..
for and on behalf of

---

*If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

** To be agreed with the Company's Auditors and the Lenders (only to apply when a Default has occurred and is continuing as per Clause 22.2.3).

*** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors. To be agreed with the Company's auditor's prior to signing the Facility Agreement.

136763735.4\71376 194

[*name of the Company's Auditors*][1***]

136763735.4\71376 195

SCHEDULE 9

TIMETABLE

Delivery of a duly completed Utilisation Request (Clause 5.1 (*Delivery of a Utilisation Request*))		U-1 9.30am
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (*Lenders' participation*)		U-1 noon
Agent determines (in relation to a Utilisation) the amount of the Loan, if required under Clause 5.4 (*Lenders' participation*) and notifies the Lenders of the Loan in accordance with Clause 5.4 (*Lenders' participation*)		U-1 Noon

"U" = date of utilisation.

"U - X"= X Business Days prior to date of utilisation.

136763735.4\71376 196

136763735.4\71376 197 SCHEDULE 10 AGREED SECURITY PRINCIPLES 1. Considerations In determining what Security will be provided in support of the Facility (and any related hedging arrangements in respect of the types of liabilities and/or risks which the are required to be hedged from time to time) the following matters will be taken into account. Security shall not be created or perfected to the extent that it would:- 1.1 result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction; 1.2 result in a significant risk to the officers of the relevant grantor of Security of contravention of their fiduciary duties and/or of civil or criminal liability; or 1.3 result in costs that, in the opinion of the Agent, are disproportionate to the benefit obtained by the beneficiaries of that Security. For the avoidance of doubt, in these Agreed Security Principles, "cost" includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Security, stamp duties, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of Security or any of its direct or indirect owners, subsidiaries or Affiliates. 2. Obligations to be Secured 2.1 Subject to 1 (Considerations) and to paragraph 2.2 below, the obligations to be secured are the Secured Obligations (as defined below). The Security is to be granted in favour of the Security Agent on behalf of each Secured Party. For ease of reference, the following definitions should, to the extent legally possible, be incorporated into each Transaction Security Document (with the capitalised terms used in them having the meaning given to them in the this Agreement):- "Secured Obligations" means all the liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group and by each Obligor to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity. "Secured Parties" means the Security Agent, any Receiver or Delegate and each of the Agent, the Arrangers and the other Finance Parties from time to time but, in the case of each Agent, Arranger or other Finance Party, only if it is a party to the Intercreditor Agreement or (in the case of an Agent or any other Finance Party) has acceded to the Intercreditor Agreement, in the appropriate capacity, pursuant to clause 20.3 (Assignment and transfer of Secured Liabilities) of the Intercreditor Agreement. 2.2 The secured obligations will be limited:- 2.2.1 to avoid any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalisation rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and 2.2.2 to avoid any risk to officers of the relevant member of the Group that is granting Transaction Security of contravention of their fiduciary duties and/or civil or criminal or personal liability. 136763735.4\71376 198 3. General Where appropriate, defined terms in the Transaction Security Documents should mirror those in this Agreement. The parties to this Agreement agree to negotiate the form of each Transaction Security Document in good faith and will ensure that all documentation required to be entered into as a condition precedent to first drawdown under this Agreement (or immediately thereafter) is in a finally agreed form as soon as reasonably practicable after the date of this Agreement. The form of guarantee is set out in Clause 20 (Guarantee and Indemnity) of this Agreement and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor. The Security shall, to the extent possible under local law, be enforceable on the occurrence of an Event of Default which has resulted in the Agent exercising any of its rights under Clauses 25.18.1(a), 25.18.1(b), 25.18.1(d) or 25.18.2 of this Agreement or, having exercised its rights under Clause 25.18.1(c) or Clause 25.18.1(e) of this Agreement or first making demand with respect to some or all of the utilisations or amounts outstanding under the Ancillary Facilities. 4. Undertakings/Representations and Warranties Any representations, warranties or undertakings which are required to be included in any Transaction Security Document shall reflect (to the extent to which the subject matter of such representation, warranty and undertaking is the same as the corresponding representation, warranty and undertaking in this Agreement) the commercial deal set out in this Agreement (save to the extent that Secured Parties' local counsel deem it necessary to include any further provisions (or deviate from those contained in this Agreement) in order to protect or preserve the Security granted to the Secured Parties). 136763735.4\71376 199 FORM OF INCREASE CONFIRMATION To: [ ] as Agent, [ ] as Security Agent and [ ] as Parent, for and on behalf of each Obligor From: [the Increase Lender] (the "Increase Lender") Dated: [ ] Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement") 1. We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This agreement shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation. 2. We refer to Clause 2.2 (Increase) of the Facility Agreement. 3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it had been an Original Lender under the Facility Agreement in respect of the Relevant Commitment(s). 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [ ]. 5. On the Increase Date, the Increase Lender becomes:- 5.1 party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and 5.2 party to the Intercreditor Agreement as a Syndicated Creditor. 6. The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule. 7. The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.2.10. 8. The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:- 8.1 [a Qualifying Lender (other than a Treaty Lender);] 8.2 [a Treaty Lender;] 8.3 [not a Qualifying Lender].** 9. The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:- 9.1 a company resident in the United Kingdom for United Kingdom tax purposes; or 9.2 a partnership each member of which is:- 9.2.1 a company so resident in the United Kingdom; or 136763735.4\71376 200 9.2.2 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or 9.2.3 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]*** 10. The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]****, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Borrower notify that it wishes that scheme to apply to the Facility Agreement. ***** [10/11]. The Increase Lender confirms that it is not a Sponsor Affiliate. [12/13]. We refer to clause 20.3 (Assignment and transfer of Secured Liabilities) of the Intercreditor Agreement and confirm that the Increase Lender has executed a Deed of Accession (as defined in the Intercreditor Agreement). [13/14]. This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation. [14/15]. This Increase Confirmation and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law. [15/16]. This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation. Note: The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. Notes: * Only if increase in the Total Commitments. ** Delete as applicable – each Increase Lender is required to confirm which of these three categories it falls within. *** Include only if New Lender is a UK Non-Bank Lender i.e. falls within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 15.1

136763735.4\71376 201 THE SCHEDULE RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS TO BE ASSUMED BY THE INCREASE LENDER [insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Increase Lender] By: This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent, the Security Agent and the Increase Date is confirmed as [ ]. Agent By: Security Agent By: NOTE: 136763735.4\71376 202 SCHEDULE 12 FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE PART 1 FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION To: [ ] as Agent From: [The Lender] Dated: [ ] Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement") 1. We refer to Clause 27.2.2 of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice. 2. We have entered into a Notifiable Debt Purchase Transaction. 3. The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below. Commitment Amount of our Commitment to which Notifiable Debt Purchase Transaction relates [Lender] By: 136763735.4\71376 203 FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION/NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH SPONSOR AFFILIATE To: [ ] as Agent From: [The Lender] Dated: [ ] Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement") 1. We refer to Clause 27.2.3 of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice. 2. A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has (terminated]/[ceased to be with a Sponsor Affiliate].∗ 3. The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below. Commitment Amount of our Commitment to which Notifiable Debt Purchase Transaction relates [Lender] By: ∗ Delete as applicable. 136763735.4\71376 204 SCHEDULE 13 FRANCHISES SYTNER BMW/MINI Nottingham LANDROVER Northampton SYTNER BMW/MINI Leicester LANDROVER Sheffield SYTNER BMW/MINI Sheffield LANDROVER Coventry SYTNER BMW/MINI Solihull LANDROVER Knutsford SYTNER BMW/MINI Coventry LANDROVER Wakefield SYTNER BMW/MINI High Wycombe LANDROVER Stockport SYTNER BMW/MINI Chigwell AUDI Leeds SYTNER BMW/MINI Harold Wood AUDI Wakefield SYTNER BMW/MINI Sunningdale AUDI Bradford SYTNER ROLLS ROYCE Sunningdale AUDI Harrogate MERCEDES-BENZ OF Bristol AUDI Slough MERCEDES-BENZ OF WSM AUDI Reading MERCEDES-BENZ OF Swindon AUDI West London MERCEDES-BENZ OF Bath GRAYPAUL FERRARI/MASERATI Nottingham MERCEDES-BENZ OF Gloucester GRAYPAUL FERRARI/MASERATI Edinburgh MERCEDES-BENZ OF Milton Keynes PORSCHE CENTRE Mid-Sussex MERCEDES-BENZ OF Northampton PORSCHE CENTRE Silverstone MERCEDES-BENZ OF Bedford PORSCHE CENTRE Edinburgh JAGUAR South West London PORSCHE CENTRE Glasgow JAGUAR Ascot (Aftersales) BENTLEY Manchester LANDROVER South West London BENTLEY Birmingham LANDROVER Ascot (Aftersales) BENTLEY Edinburgh LANDROVER Maidstone MERCEDES-BENZ Newcastle LANDROVER Portsmouth MERCEDES-BENZ Sunderland JAGUAR Coventry MERCEDES-BENZ Carlisle JAGUAR Northampton MERCEDES-BENZ Stockton

AUDI Huddersfield	SYTNER BMW/MINI Tamworth
AUDI Derby	SYTNER BMW/MINI Oldbury
FERRARI/MASERATI Birmingham	SYTNER BMW/MINI Cardiff
FERRARI/MASERATI Egham	SYTNER BMW/MINI Newport
LANDROVER Bristol	SYTNER BMW/MINI Maidenhead
AUDI Nottingham	BENTLEY Leicester
AUDI Leicester	PORSCHE Leicester
LAMBORGHINI Leicester	PORSCHE Solihull
LAMBORGHINI Edinburgh	JAGUAR Stockport
ROLLS-ROYCE Manchester	LAMBORGHINI Birmingham
VW North Wales	MCLAREN Manchester
SEAT North Wales	JAGUAR Bristol
AUDI Belfast	AUDI North Wales
BMW/MINI Belfast	SKODA North Wales
M-B Portadown	BMW/MINI Swansea
SEAT Belfast	ASTON MARTIN Nottingham
VW Belfast	AUDI Portadown
VOLVO Belfast	M-B Belfast
BMW/MINI Stevenage	PORSCHE Belfast
BMW/MINI Tring	SEAT Ladas Drive
MERCEDES-BENZ OF Loughton	VW Mallusk
MERCEDES-BENZ OF Watford	BMW/MINI Luton
MERCEDES-BENZ OF Heathrow (Aftersales)	MERCEDES-BENZ OF Colindale
MERCEDES-BENZ OF Chelsea (Aftersales)	MERCEDES-BENZ OF Temple Fortune
BUGATTI Manchester	MERCEDES-BENZ OF West London
FERRARI Glasgow	MERCEDES-BENZ OF Stratford (Aftersales)

136763735.4\71376 205

SCHEDULE 14

FORM OF NEW COMMITMENTS NOTICE

To: [ ] as Agent

From: [ ]

Dated: [ ]

Dear Sirs

Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement")

1. We refer to the Facility Agreement and in particular Clause 2.4 (*Accordion Facility*). Terms defined in the Facility Agreement have the same meaning when used in this New Commitments Notice.

2. We have agreed with the following institutions that they will provide New Commitments as follows:-

Name of Institution	**Existing Lender (Yes/No)**	**Facility**	**New Commitments (£)**
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
TOTAL			[ ]

3. Subject to the requirements of Clause 2.4.9, the date on which the New Commitments referred to above are to become effective is [ ] ("**Effective Date**").

4. The Company confirms that no Default has occurred and is continuing, no Default would occur on the Effective Date as a result of the assumption of the New Commitments and the Repeating Representations to be made by each Obligor are true in all material respects on the Effective Date.

Signed

....	....
[Company] Authorised signatory	[Company] Authorised signatory
....	....
[**Lender/New Commitments Lender**]	[**Lender/New Commitments Lender**]

....
[Agent]

136763735.4\71376 206

SCHEDULE 15

LENDER ACCESSION LETTER

To: [ ] as Agent

From: [ ]

Dated: [ ]

Dear Sirs

Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement")

1. We refer to the Facility Agreement. This is a Lender Accession Letter. Terms defined in the Facility Agreement have the same meaning when used in this Lender Accession Letter unless given a different meaning in this Lender Accession Letter.

2. We refer to Clause 2.4 (*Accordion facility*):-

2.1 the New Commitments Lender agrees to become a Lender and to make available the New Commitment referred to in the Schedule in accordance with Clause 2.4 (*Accordion facility);*

2.2 the proposed Effective Date is [ ]; and

2.3 the Facility Office and address, fax number, email address and attention details for notices of the New Commitments Lender for the purposes of Clause 34.2 (*Addresses*) are set out in the Schedule.

3. The New Commitments Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:-

3.1 [a Qualifying Lender (other than a Treaty Lender);]

3.2 [a Treaty Lender;]

3.3 [not a Qualifying Lender].

4. [The New Commitments Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:-

4.1 a company resident in the United Kingdom for United Kingdom tax purposes; or

4.2 a partnership each member of which is:-

4.2.1 a company so resident in the United Kingdom; or

4.2.2 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

136763735.4\71376 207

4.3 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;][2]

5. [The New Commitments Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][3], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:-

5.1 each Borrower which is a Party as a Borrower as at the Transfer Date; and

5.2 each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Facility Agreement.][4]

6. This Lender Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[2] Include only if New Lender is a UK Non-Bank Lender ie falls within paragraph (a)(ii) of the definition of Qualifying Lender

[3] Insert jurisdiction of tax residence

[4] Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement

136763735.4\71376 208

136763735.4\71376 209 THE SCHEDULE NEW COMMITMENTS TO BE MADE AVAILABLE BY THE NEW COMMITMENTS LENDER [insert relevant details] [Facility office address, fax number, Market Entity Identifier (if relevant), credit contact details, attention details and email address for notices and account details for payments] [New Lender] [Branch: [ ]] [Branch MEI: [ ]] By: This Lender Accession Letter is accepted by the Agent and the Effective Date is confirmed as [ ]. [Agent] [Agent MEI: [ ]] By: 136763735.4\71376 210 SCHEDULE 16 REFERENCE RATE TERMS STERLING CURRENCY: Sterling Cost of funds as a fallback Cost of funds will not apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Break Costs: None specified Business Day Conventions (definition of "Month" and Clause 12.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that Period:- (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next 136763735.4\71376 211 Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: The Bank of England's Bank Rate as published by the Bank of England from time to time. Central Bank Rate Adjustment: Means, in relation to any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the spreads (expressed as a percentage rate per annum) over the five most immediately preceding RFR Banking Days for which the RFR is available of: (a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Daily Rate: The "Daily Rate" for any RFR Banking Day is:- (a) the RFR for that RFR Banking Day (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:- (i) the Central Bank Rate for that RFR Banking Day and (ii) the applicable Central Bank Rate Adjustment or (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:- (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days 136763735.4\71376 212 before that RFR Banking Day and (ii) the applicable Central Bank Rate Adjustment, rounded, in each case to four decimal places (with 0.00005 being rounded upwards) and if, in any case, that rate is less than zero, the Daily Rate shall be deemed to be zero Lookback Period: Five RFR Banking Days Market Disruption Rate: The Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan Relevant Market: The sterling wholesale market. Reporting Day: The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day. RFR: The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate. RFR Banking Day: A day (other than a Saturday or Sunday) on which banks are open for general business in London. Interest Periods Length of Interest Period in absence of selection (Clause 12.1 (Selection of Interest Periods)) Three Months Periods capable of selection as Interest Periods (Clause 12.1 (Selection of Interest Periods)) One week, one Month, three Months or six Months Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 13.2 (Market disruption) Close of business in London on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 13.3 (Cost of funds) Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan

SCHEDULE 17

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The "**Daily Non-Cumulative Compounded RFR Rate**" for any RFR Banking Day "**i**" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{dcc}{n_i}$$

where:

"**$UCCDR_i$**" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"**$UCCDR_{i-1}$**" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"**dcc**" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"**n_i**" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "**Unannualised Cumulative Compounded Daily Rate**" for any RFR Banking Day (the "**Cumulated RFR Banking Day**") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

$$ACCDR \times \frac{tn_i}{dcc}$$

where:

"**ACCDR**" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"**tn_i**" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"**Cumulation Period**" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"**dcc**" has the meaning given to that term above; and

the "**Annualised Cumulative Compounded Daily Rate**" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

136763735.4\71376 213

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{tn_i}$$

where:

"**d_0**" means the number of RFR Banking Days in the Cumulation Period;

"**Cumulation Period**" has the meaning given to that term above;

"**i**" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"**$DailyRate_{i-LP}$**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "**i**";

"**n_i**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day;

"**dcc**" has the meaning given to that term above; and

"**tn_i**" has the meaning given to that term above.

136763735.4\71376 214

SCHEDULE 18

CUMULATIVE COMPOUNDED RFR RATE

The "**Cumulative Compounded RFR Rate**" for any Interest Period for a Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "**Annualised Cumulative Compounded Daily Rate**" in Schedule 17 (*Daily Non-Cumulative Compounded RFR Rate*)) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{d}$$

where:

"$\mathbf{d_0}$" means the number of RFR Banking Days during the Interest Period;

"**i**" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

"$\mathbf{DailyRate_{i\text{-}LP}}$" means for any RFR Banking Day "**i**" in the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "**i**"

"$\mathbf{n_i}$" means, for any RFR Banking Day "**i**", the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day;

"**dcc**" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

"**d**" means the number of calendar days during that Interest Period.

136763735.4\71376 215

SCHEDULE 19

EXTENSION NOTICE

To: [*****] (as **"Agent"**)

From: [*****] (as **"Company"**)

And: [*****] (**"Participating Lender"**)

Date:

Sytner Group Limited – £200,000,000 Facility Agreement dated 16 December 2011 as amended and restated on 19 December 2014, 2 April 2015 and 12 December 2018 and as further amendment and restated on [ ] (the "Facility Agreement")

1 We refer to the Facility Agreement. This is an Extension Notice. Terms defined in the Facility Agreement have the same meaning in this Letter unless given a different meaning in this Letter.

2 The proposed Extension Date is [*****].

3 On the Extension Date the Participating Lender:

(a) agrees to extend its Commitments specified in the schedule to this Extension Notice for a further 12 months; and

(b) confirms that the extended Termination Date for the Commitments of the Participating Lender will be five years from the Fourth Amendment and Restatement Date.

4 The arrangement fee payable to the Agent (for the account of the Lenders that agree to extend the Termination Date in respect of their Commitments by 12 months shall be as set out in the Fee Letter referred to in Clause 14.6 (*Extension fee*) of the Facility Agreement.

5 This Extension Notice takes effect as a deed notwithstanding that a party may execute it under hand.

6 This Extension Notice has been executed and delivered as a deed on the date stated at the beginning of this Extension Notice and this Extension Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

136763735.4\71376 216

[THE SCHEDULE]

COMMITMENT TO BE EXTENDED

Commitment: [*****]

Executed as a deed by the Company

……………………………………………….
Director/Secretary/Authorised Signatory

……………………………………………….
Director/Secretary/Authorised Signatory

Executed as a deed by [Participating Lender]

……………………………………………….
Director/Secretary/Authorised Signatory

……………………………………………….
Director/Secretary/Authorised Signatory

The Extension Date is confirmed by the Agent as [*****]

By: ……………………………………………
as Agent and for and on behalf of the Finance Parties (other than the Participating Lender)

136763735.4\71376 217

SIGNATURES

The Parent

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **PAG INTERNATIONAL LIMITED** acting by a director in the presence of a witness	))) /s/ Adam Collinson) Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

The Obligors

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **PAG INTERNATIONAL LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER GROUP LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 1

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER CARS LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **GOODMAN RETAIL LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 2

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **R STRATTON & CO LTD** acting by a director in the presence of a witness	))) /s/ Adam Collinson) Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **CRUICKSHANK MOTORS LIMITED** acting by a director in the presence of a witness	))) /s/ Adam Collinson) Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **GRAYPAUL MOTORS LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 3

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER AUTOMOTIVE LIMITED** acting by a director in the presence of a witness

) Type text here
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **RYLAND GROUP LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **RYDNAL LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 4

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **RYLAND INVESTMENTS LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **EDMOND & MILBURN LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER MOTABILITY LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 5

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER PROPERTIES LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **MARANELLO HOLDINGS LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **MARANELLO CONCESSIONAIRES LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 6

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **GOODMAN TPS LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER VEHICLES LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **CAR SHOPS LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 7

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **THE CAR PEOPLE LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SYTNER HOLDINGS LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **AGNEW RETAIL LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 8

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **ISAAC AGNEW (HOLDINGS) LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **TRADE PARTS SPECIALIST (N.I.) LTD** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **I A P C B LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ HJ Lilleyman

Name of Witness: HJ Lilleyman

Address: 2 Penman Way
Grove Park LEIC LE19 1ST

Occupation: PA

136764238.6\71376 9

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **AGNEW COMMERCIALS LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: PA

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **AGNEW LEASING LTD** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **ISAAC AGNEW LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

136764238.6\71376 10

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **AGNEW AUTOEXCHANGE LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

136764238.6\71376 11

The Resigning Obligors

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **BAVARIAN GARAGES (N.I.) LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SPECIALIST CARS HOLDINGS LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SPECIALIST CARS LIMITED** acting by a director in the presence of a witness

) /s/ Adam Collinson

Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

136764238.6\71376 12

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SPECIALIST CARS TRING LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **SPECIALIST CARS PROPERTY (STEVENAGE) LIMITED** acting by a director in the presence of a witness

)
)
) /s/ Adam Collinson
)
Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

EXECUTED (but not delivered until the date hereof) **AS A DEED** by **IVOR HOLMES LIMITED** acting by a director in the presence of a witness))) /s/ Adam Collinson)

Director

Signature of Witness: /s/ H Kirk

Name of Witness: H Kirk

Address: 2 Penman Way, Grove Park
Enderby, Leicester
LE19 1ST

Occupation: Accountant

136764238.6\71376 13

The Arrangers

SIGNED for and on behalf of **NATIONAL WESTMINSTER BANK PLC**)) /s/ Christopher Lewis

Name: **CHRISTOPHER LEWIS**

SIGNED for and on behalf of **BMW FINANCIAL SERVICES (GB) LIMITED**)))

Name: **URSULA WINGFIELD**) /s/Ursula Wingfield))

Name: **PHILIP KERRY**) /s/ Philip Kerry

The Original Lenders

SIGNED for and on behalf of **NATIONAL WESTMINSTER BANK PLC**)) /s/ Christopher Lewis

Name: **CHRISTOPHER LEWIS**

SIGNED for and on behalf of **BMW FINANCIAL SERVICES (GB) LIMITED**)))

Name: **URSULA WINGFIELD**) /s/ Ursula Wingfield))

Name: **PHILIP KERRY**) /s/ Philip Kerry

The Original Agent

SIGNED for and on behalf of **THE ROYAL BANK OF SCOTLAND PLC**)) /s/ Jamie Miller

Name: **JAMIE MILLER**

The New Agent

SIGNED for and on behalf of **NATIONAL WESTMINSTER BANK PLC**)) /s/ Jamie Miller

Name: **JAMIE MILLER**

136764238.6\71376 14

The Original Security Agent

SIGNED for and on behalf of **NATWEST MARKETS PLC**)) /s/ Jamie Miller

Name: **JAMIE MILLER**

The New Security Agent

SIGNED for and on behalf of **NATIONAL WESTMINSTER BANK PLC**)) /s/ Jamie Miller

Name: **JAMIE MILLER**

136764238.6\71376 15